UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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MORGAN STANLEY
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Notice of 2021 Annual Meeting and Proxy Statement

James P. Gorman

April 1, 2021
Dear fellow shareholders,
I cordially invite you to attend Morgan Stanley’s 2021 annual meeting of shareholders on Thursday, May 20, 2021, which will be conducted virtually. I hope that you will be able to attend, and, if not, I encourage you to vote by proxy. Your vote is very important.

2020 was an extraordinary and unusual year. We remain in the midst of a global public health crisis that has caused serious humanitarian and economic issues, leaving an indelible mark on many of us. We all know family and friends that were directly affected or lost, or who endured the economic consequences of the shutdown of large swaths of the global economy. Our hearts go out to all of those directly and indirectly impacted by this crisis.

Unlike over a decade ago, this time banks had the capital and liquidity to help their clients and through that the real economy. As the public health crisis grew and market volatility spiked, Morgan Stanley, along with the other eight largest banks in the U.S., voluntarily suspended its share buybacks in March of 2020 to ensure that we maintained that capital and liquidity. We helped our corporate and institutional clients raise additional liquidity and obtain the financing they needed, and guided our retail clients to manage their investment portfolios. Furthermore, we worked with the Federal Reserve, U.S. Treasury and other global governmental agencies to facilitate the numerous programs aimed at keeping markets functioning and supporting those affected by the economic downturn.

Throughout the year, we also supported the more vulnerable in our communities through charitable donations and employee engagement, and I believe we made a difference. We partnered with employees to contribute to local food banks and worked with organizations that were fighting rising rates of hunger and caring for the sick and vulnerable in our communities. We contributed to programs and organizations that did not receive federal assistance to ensure an equitable recovery. We are supporting organizations working to correct the social and economic imbalances in society that became more pronounced during the COVID-19 pandemic.

Our services to our clients and support to our communities would not have been possible without the hard work and dedication of all our employees. Due to robust business continuity planning and years of investment in our technology infrastructure, the vast majority of our employees have been able to work from home and continue to serve clients. I am proud of the commitment they have shown to our clients and to Morgan Stanley in these extraordinary circumstances.

2020 was also a year in which a number of well-publicized events led to a heightened and necessary focus on racial and social justice, and a recognition that explicit support and purposeful collective action will be required to make sustained structural changes to ensure a more just and equitable society. We are seeking to be part of the solution – by being a better Firm and contributing to a better society. In June, we added a new fifth value to our core values: Commit to Diversity and Inclusion. Our core values - Do the Right

Morgan Stanley 2021 Proxy Statement 1

Thing, Put Clients First, Lead with Exceptional Ideas and Give Back - have long underpinned everything we do. While our shared commitment to diversity has always been understood to be a part of Do the Right Thing, we felt that it was imperative to more explicitly state our responsibility for representation, equitable treatment and justice. We are committed to a diverse and inclusive work environment where all employees can thrive. We published our first Diversity and Inclusion Report in 2020, reflecting our commitment to increased transparency and being accountable for our progress. It discloses employee representation, and our efforts and initiatives in advancement and outreach.

Against an extraordinary and challenging backdrop, and by focusing on our clients and employees, Morgan Stanley delivered record results in 2020. We generated strong returns for our shareholders, while meaningfully driving our strategic vision forward. For the full year, Morgan Stanley reported record revenues of $48.2 billion and record net income of $11.0 billion, and produced a return on average tangible common equity (ROTCE) of 15.2%. We delivered strong results across all our businesses while remaining disciplined in our risk management.

The execution of our decade-long strategy reached a milestone last year. In addition to strong financial performance, we successfully closed our acquisition of E*TRADE and announced our acquisition of Eaton Vance, which closed last month. We received an upgrade from Moody’s, and subsequently were upgraded again in January of this year, and are now at A1. Following the Federal Reserve's release of its second stress test result, we announced a $10 billion share buyback program that we are executing in 2021. Our performance and competitive position serve as concrete evidence that Morgan Stanley has reached an inflection point. We have meaningfully and with intent transformed our business over the last decade. As we look to the next decade of our journey, we believe unambiguously that Morgan Stanley is in its growth phase.

As we make the important pivot to a growth organization, we need to continue to enhance our culture of accountability, collaboration and inclusion, build a broad and diverse organization, and develop the talent to steer the Firm for the next decade of success. Leading our efforts is a strong and experienced senior leadership team, with talented executives on both the business and infrastructure sides. The commitment to our culture of the entire Operating Committee are key to driving the Firm forward. I am confident of their skills and invested in their success. The Board of Directors and I will continue to evolve the organizational leadership to ensure we have the right management team to lead this Firm for the next decade.

Our Board of Directors and management value the views of our shareholders and engage with them year-round on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance, human capital management and environmental and social goals. At the annual meeting, Takeshi Ogasawara will step down from our Board and we are nominating Hironori Kamezawa to replace him as an MUFG director. I would like to thank Mr. Ogasawara for his many services and I know we will benefit from Mr. Kamezawa’s years of financial services experience. Hutham Olayan is also stepping down from the Board. Over the past 15 years, she served on several committees, and most recently chaired the Compensation, Management Development and Succession committee. I would like to thank Ms. Olayan for her dedicated service to Morgan Stanley and many contributions to the Board.

I hope you will read my Letter to Shareholders where I discuss our achievements and opportunities for the future in greater detail. I look forward to hearing from you at the Annual Meeting next month. Please continue to stay healthy.

Thank you for your support of Morgan Stanley.
Very truly yours,

James P. Gorman Chairman and Chief Executive Officer
* See the “Explanatory Notes” of the Compensation Discussion and Analysis, which provide additional information regarding the metrics referenced and non-GAAP measures.
2 Morgan Stanley 2021 Proxy Statement

Morgan Stanley 2021 Proxy Statement 3

1585 Broadway
New York, NY 10036
NOTICE OF 2021 ANNUAL MEETING
OF SHAREHOLDERS

TIME AND DATE
10:00 a.m. (EDT) on May 20, 2021

LOCATION
In light of the continuing COVID-19 pandemic, and in consideration of the health and safety of our shareholders, directors and employees, we will hold our annual meeting virtually this year at www.virtualshareholdermeeting.com/MS2021, which will allow all shareholders regardless of location to participate via the Internet. As always, we encourage you to vote your shares prior to the annual meeting.

VOTING
It is important that all of your shares are voted. You may submit your proxy to have your shares voted over the Internet or by telephone or by returning your proxy card or voting instruction form, if you receive one in the mail.

ITEMS OF BUSINESS
• Elect the Board of Directors for a one-year term
• Ratify the appointment of Deloitte & Touche LLP as independent auditor
• Approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)
• Approve the Amended and Restated Equity Incentive Compensation Plan
• Transact such other business as may properly come before the meeting or any postponement or adjournment thereof

RECORD DATE
The close of business on March 22, 2021 is the date of determination of shareholders entitled to notice of, and to vote at, the annual meeting of shareholders.

ACCESS
Record or beneficial owners of Morgan Stanley’s common stock as of the record date, the close of business on March 22, 2021 may attend, vote and submit questions at our annual meeting from any location via the Internet by logging in at www.virtualshareholdermeeting.com/MS2021 and entering the control number provided on your proxy card, voting instruction form or Notice. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate. See “Information About the Annual Meeting.”

By Order of the Board of Directors,

Martin M. Cohen
Corporate Secretary
April 1, 2021

BY MOBILE DEVICE
You can vote by scanning the QR Barcode on your proxy materials.
BY INTERNET
You can vote online at www.proxyvote.com.
BY TELEPHONE
You can vote by calling the number on your proxy materials.
BY MAIL
You can vote by mail by completing, dating and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.
WEBCAST
If you are unable to participate in the meeting, a replay of the meeting will be available at www.morganstanley.com/about-us-ir after the meeting. Please go to our website for details.
NOTICE
We are distributing to certain shareholders a Notice of Internet Availability of Proxy Materials (Notice) on or about April 1, 2021. The Notice informs those shareholders how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 through the Internet and how to submit a proxy online.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 20, 2021: Our Letter to Shareholders, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020 are available free of charge on our website at www.morganstanley.com/2021ams.

4 Morgan Stanley 2021 Proxy Statement

OVERVIEW OF VOTING ITEMS
This overview of voting items presents certain information that you should consider before voting on the items presented at this year’s annual meeting; however, you should read the entire proxy statement carefully before voting. In this proxy statement, we refer to Morgan Stanley as the “Company,” the “Firm,” “we,” “our” or “us” and the Board of Directors as the “Board.”

  Item 1

Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.

Director Nominees

Name, Age, Independence	Occupation highlights	Director since	Other current U.S.-listed public boards		Morgan Stanley Committees
					A	CMDS	N&G	O&T	R
Elizabeth Corley, 64 Independent	Former global Chief Executive Officer (CEO) of Allianz Global Investors (U.K.) Ltd. (AllianzGI)	2018	-	Pearson plc			M
Alistair Darling, 67 Independent	Former Chancellor of the Exchequer for the U.K.	2016		None	M				M
Thomas H. Glocer, 61 Independent Lead Director	Former CEO of Thomson Reuters Corporation	2013	-	Merck & Co., Inc.		M	M
James P. Gorman, 62	Chairman of the Board and CEO of Morgan Stanley	2010		None
Robert H. Herz, 67 Independent	Former Partner of PricewaterhouseCoopers LLP (PwC); Former Chairman of Financial Accounting Standards Board	2012	-	Federal National Mortgage Association (Fannie Mae)	C		M
			-	Workiva Inc.
Nobuyuki Hirano, 69 Non-Management	Former Chairman of Mitsubishi UFJ Financial Group, Inc. (MUFG)	2015*	-	MUFG					M
			-	Toyota Motor Corporation
Hironori Kamezawa, 59 Non-Management	President and Group CEO of MUFG	__	-	MUFG				M**
Shelley B. Leibowitz, 59 Independent	Former Group Chief Information Officer for the World Bank and Chief Information Officer of several financial services firms	2020	-	Massachusetts Mutual Life Insurance Company (MassMutual)***	M			M
Stephen J. Luczo, 64 Independent	Chairman of Seagate Technology plc (Seagate)	2019	-	AT&T Inc.		M		M
			-	Seagate
Jami Miscik, 62 Independent	CEO and Vice Chair of Kissinger Associates, Inc. (Kissinger)	2014	-	General Motors Company				C	M
			-	HP Inc.
Dennis M. Nally, 68 Independent	Former Chairman of PricewaterhouseCoopers International Ltd.	2016	-	AmerisourceBergen Corporation	M	C
Mary L. Schapiro, 65 Independent	Vice Chair for Global Public Policy and Special Advisor to Founder and Chairman of Bloomberg, L.P.	2018	-	CVS Health Corporation			M
Perry M. Traquina, 64 Independent	Former CEO and Managing Partner, Wellington Management Company LLP	2015	-	The Allstate Corporation				M	C
			-	eBay Inc.
Rayford Wilkins, Jr., 69 Independent	Former CEO of Diversified Businesses of AT&T Inc.	2013	-	Caterpillar Inc.		M	C
			-	Valero Energy Corporation
Director ages are as of the date of the annual meeting.
* Mr. Hirano previously served as a member of our Board from 2009 to 2011.
** Effective upon his election by shareholders, Mr. Kamezawa will join the O&T Committee.
*** Retiring at MassMutual’s 2021 annual meeting.

A: Audit Committee	N&G: Nominating and Governance Committee	C: Chair
CMDS: Compensation, Management	O&T: Operations and Technology Committee	M: Member
Development and Succession Committee	R: Risk Committee
Morgan Stanley 2021 Proxy Statement 5

OVERVIEW OF VOTING ITEMS

The Morgan Stanley Board of Directors

Board Tenure Balance	Board Independence

Average Tenure: 5.4 years	All members of all committees are non-management, and the Board benefits from an engaged Independent Lead Director with expansive responsibilities

Diverse and International Board	Director Experience, Qualifications, Attributes and Skills

Corporate Governance Highlights

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OVERVIEW OF VOTING ITEMS

  Item 2
Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.
See page 44 for Audit Matters and additional information, including the Audit Committee Report and fees paid to Deloitte & Touche.

  Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

See page 49 for the “Compensation Discussion and Analysis” (CD&A) and additional information relating to the metrics and certain non-GAAP measures referenced below in Section 5 “Explanatory Notes” of the CD&A.

Performance-Based Approach to Compensation and 2020 Performance Highlights

As in prior years, the CMDS Committee used a well-defined framework to determine CEO compensation for 2020, including establishing a target compensation range for the CEO and guidelines for the CEO performance assessment, including performance priorities based on the Company’s long-term strategic objectives.

Based on an evaluation of 2020 Company and CEO performance, including record financial performance and significant progress in implementing a long-term strategy that has led to transformational change and a resilient business model, the CMDS Committee set CEO total compensation for 2020 at $33 million with shareholder-aligned features.

Under Mr. Gorman’s leadership, for 2020:

 • The Company achieved record financial performance in terms of revenues and profit before tax.

 • The Company continued execution of its long-term strategy with the acquisitions of E*TRADE
Financial Corporation (E*TRADE) and Eaton Vance Corp. (Eaton Vance).

 • The Company continued a clear and consistent strategy to transform the business to emphasize a more stable and durable balance sheet and sources of revenue. This was recognized by Moody’s, with upgrades of the Company’s rating to A1, the strongest rating among its peers.

 • The market also recognized the Company’s progress in 2020, as reflected in top peer shareholder performance over 1, 3, & 5 year periods. The Company’s share price increased by 34% in 2020, and market value increased by 52% to $124 billion.

 • In addition, the Company focused on the health and well-being of its employees against an extremely challenging backdrop, and strengthened its commitment to diversity and inclusion. The COVID-19 pandemic did not give rise to any reductions in force of any of the Company’s worldwide employees.

Morgan Stanley 2021 Proxy Statement 7

OVERVIEW OF VOTING ITEMS

Consistent with previous years’ compensation and shareholder feedback over the years, 2020 CEO incentive compensation is structured as follows:
2020 CEO Incentive Compensation

Under Mr. Gorman’s leadership, the Company achieved record financial performance in terms of revenues and profit before tax. Company full-year net revenues were $48 billion with full-year net income of $11 billion. The Company reported a full-year ROTCE of 15.2% and earnings per share of $6.46. This was a culmination of strategic transformational process that was a decade in the making.

2010 – 2014 *Adjusted Year Ended December 31, 2014*[1]	2015 – 2019 *Year Ended December 31, 2019*	2020 *Year Ended December 31, 2020*[2]
Company	Net Revenues	$34Bn	$41Bn	$48Bn
	Efficiency Ratio	79%	73%	70%
	Net Income	$4.5Bn	$9.0Bn	$11.0Bn
	ROTCE	7.5%	13.4%	15.2% *(15.4% ex. integration expenses)*
	EPS	$2.13	$5.19	$6.46 *($6.58 ex. integration expenses)*
	Common Equity Tier 1 Ratio	10.9%	16.4%	17.4%

(1) See “2014 Adjusted Operating Performance Metrics” in the “Explanatory Notes.”
(2) The comparisons of current and prior periods are impacted by the financial results of E*TRADE reported in the Wealth Management Segment. The Company's fourth quarter earnings results reflect the completed acquisition of E*TRADE, which closed on October 2, 2020. The Company achieved record results in 2020 both inclusive and exclusive of the E*TRADE acquisition.

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OVERVIEW OF VOTING ITEMS

In addition, the Company has demonstrated strong returns exceeding its cost of capital, which has led to a robust capital base. This capital position permits the ability to balance capital return while continuing to invest for future growth.

Delivered Robust Returns	Despite Excess Capital

During 2020, the Company continued execution of its long-term strategy with the acquisitions of E*TRADE and Eaton Vance. The acquisition of E*TRADE positions the Company as an industry leader in Wealth Management across all channels and segments and significantly increases the scale and breadth of the Company’s Wealth Management franchise. The acquisition of Eaton Vance establishes Investment Management as a leading global asset manager with highly complementary platforms in key secular growth areas.

Opportunistic Acquisitions: Emphasis on Balance Sheet Light Sources of Revenue and Growth

* The Company entered into an agreement to acquire Eaton Vance on October 8, 2020; the acquisition closed on March 1, 2021.
Morgan Stanley 2021 Proxy Statement 9

OVERVIEW OF VOTING ITEMS

2020 CEO Compensation Determination

The 2020 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including both significant progress in implementing a long-term strategy previously articulated by Mr. Gorman that has led to transformational change and a resilient business model, and the Company’s record financial performance for 2020. Company and CEO performance for 2020 were strong, and the CMDS Committee determined that a 2020 pay decision for Mr. Gorman of $33 million, up from $27 million in 2019, was appropriate. Mr. Gorman’s pay was reduced in 2019 from $29 million in 2018, notwithstanding Mr. Gorman’s outstanding individual performance and the Company’s strong financial performance, in light of the Company’s focus on expense discipline and the employee reduction that occurred at the end of 2019. The reduction of Mr. Gorman’s compensation in 2019 illustrates the pay for performance-based nature of the Company’s compensation framework.

MS 2020 Performance Evaluation	2020 CEO Compensation Elements ($MM)

CEO compensation was delivered in a combination of base salary, cash bonus, a time-vested deferred equity incentive compensation award, and a performance-vested long-term equity incentive compensation award. A significant portion of CEO pay is deferred, awarded in equity, subject to future stock price performance, cancellation and clawback and, in the case of the performance-vested equity award, subject to future achievement of specified financial goals over a three-year period. The CMDS Committee believes this approach to executive compensation supports the Company’s pay for performance philosophy and key compensation objectives, and is consistent with shareholder feedback, best practices and regulatory principles.

Shareholder Engagement

At our 2020 annual meeting of shareholders, approximately 94% of the votes cast were in favor of our annual “Say on Pay” proposal. In anticipation of the 2021 “Say on Pay” vote, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance and environmental and social goals. With respect to executive compensation, shareholders who provided feedback during our engagement program generally praised the quality of the Company’s disclosure and reported that the Committee’s use of discretion in the administration of the program is reasonable and that executive compensation at Morgan Stanley is viewed as well-aligned with performance.

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OVERVIEW OF VOTING ITEMS

  Item 4

Company Proposal to Approve the Amended and Restated Equity Incentive Compensation Plan (EICP)

Our Board unanimously recommends that you vote “FOR” this proposal.

   (1) Overhang represents the number of shares underlying outstanding employee equity awards and available for future employee equity awards as a percentage of weighted average common shares outstanding for the period.
   (2) Burn rate represents the number of employee shares granted per year pursuant to equity awards as percent of weighted average common shares outstanding for the period.

See page 86 for the proposal to approve the Amended and Restated Equity Incentive Compensation Plan.
Morgan Stanley 2021 Proxy Statement 11

CORPORATE GOVERNANCE MATTERS

  Item 1
Election of Directors

Our Board unanimously recommends that you vote “FOR” the election of all director nominees.
DIRECTOR SUCCESSION AND NOMINATION PROCESS

Key Statistics on Board Succession
5.4 years	64.4 years	5
Average tenure of Board upon election at annual meeting	Average age of Board upon election at annual meeting	new directors in the last three years (since the beginning of 2018)
The Nominating and Governance Committee’s charter provides that the committee will actively seek and identify nominees for recommendation to the Board consistent with the criteria in the Morgan Stanley Corporate Governance Policies (Corporate Governance Policies), which provide that the Board values members who:
•	Combine a broad spectrum of experience and expertise with a reputation for integrity;
•	Have experience in positions with a high degree of responsibility;
•	Are leaders in the companies or institutions with which they are affiliated;
•	Can make contributions to the Board and management;
•	Represent the interests of shareholders; and
•	Possess a willingness to appropriately challenge management in a constructive manner.
While the Board has not adopted a formal written policy regarding director diversity, the Corporate Governance Policies provide that the Board will take into account the diversity of a director candidate’s perspectives, background, work experience and other demographics, including race, gender, ethnicity and nationality. In considering potential candidates for the Board, the Nominating and Governance Committee considers the extent to which a candidate contributes to the diversity of the Board. The Nominating and Governance Committee and the Board may also determine specific skills and experience they are seeking in director candidates based on the needs of the Company in light of the Company’s long-term strategy. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in the context of these criteria.
The Board is committed to the ongoing review of Board composition and director succession planning. The Nominating and Governance Committee continuously reviews the experience, qualifications, attributes, skills, race, gender, ethnicity, nationality and tenure of the members of the Board and maintains a list of potential director candidates that is reviewed and refreshed regularly throughout the course of the year.
The Nominating and Governance Committee may retain and terminate, in its sole discretion, a third party to assist in identifying director candidates or gathering information regarding a director candidate’s background and experience. The Nominating and Governance Committee may also consider director candidates proposed by shareholders, as provided for in the Corporate Governance Policies. Members of the Nominating and Governance Committee, the Independent Lead Director and other members of the Board interview potential director candidates as part of the selection process when evaluating new director candidates.
The Corporate Governance Policies provide that the Board expects a director to advise the Chairman and Corporate Secretary if he or she plans to join the board of directors or similar governing body of another public or private company or advisory board, or experiences other changed circumstances that could diminish his or her effectiveness as a director
12 Morgan Stanley 2021 Proxy Statement

CORPORATE GOVERNANCE MATTERS

or otherwise be detrimental to the Company. They also provide that the Board expects a director to advise and to offer to tender his or her resignation for consideration by the Board if his or her principal occupation or employer changes. In addition, the Corporate Governance Policies provide that a director candidate should not be nominated for election if the candidate would be 72 years old at the time of election.
Our Board currently includes two directors who are designated in accordance with the terms of the Investor Agreement between Morgan Stanley and MUFG, dated October 13, 2008, as amended and restated (Investor Agreement), pursuant to which Morgan Stanley agreed to take all lawful action to cause two of MUFG’s senior officers or directors to become members of Morgan Stanley’s Board.
Takeshi Ogasawara, Advisor of MUFG Bank, Ltd. (MUFG Bank), the core commercial banking unit of MUFG, formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd, who was elected by shareholders at the Company’s annual meeting of shareholders on May 23, 2019, and subsequently elected in 2020, will not be standing for reelection at the 2021 annual meeting of shareholders. The Board thanks Mr. Ogasawara for his service and contributions to Morgan Stanley. MUFG has designated Hironori Kamezawa, President and Group CEO of MUFG, as a representative director under the Investor Agreement to stand for election, along with MUFG’s other representative director, Nobuyuki Hirano, at the 2021 annual meeting of shareholders.
The Nominating and Governance Committee considered the experience, qualifications and skills of Mr. Kamezawa, including his over 35 years of international banking experience and financial services, risk management, digital transformation and information technology expertise. Based on the recommendation of the Nominating and Governance Committee, the Board unanimously nominated and recommends that Mr. Kamezawa be elected as a director at the 2021 annual meeting of shareholders.
On October 2, 2020, effective upon the E*TRADE acquisition and pursuant to the terms of the Agreement and Plan of Merger, dated as of February 20, 2020 by and among Morgan Stanley, E*TRADE and a wholly owned subsidiary of Morgan Stanley, which permitted E*TRADE to designate one individual from the board of directors of E*TRADE reasonably acceptable to Morgan Stanley to become a director on the Board, the Board increased the number of directors on the Board from 14 to 15 and unanimously elected Shelley B. Leibowitz to the Board. The Board, based upon the recommendation of the Nominating and Governance Committee, determined that Ms. Leibowitz brings extensive technology and financial services expertise to the Board.
Hutham Olayan, who has served on the Board since 2006, will not stand for reelection at the 2021 annual meeting of shareholders. The Board thanks Ms. Olayan for her service and contributions to Morgan Stanley.
Morgan Stanley 2021 Proxy Statement 13

CORPORATE GOVERNANCE MATTERS

DIRECTOR EXPERIENCE, QUALIFICATIONS, ATTRIBUTES AND SKILLS
When the Board nominates directors for election at an annual meeting, it evaluates the experience, qualifications, attributes and skills that an individual director candidate contributes to the tapestry of the Board as a whole to assist the Board in discharging its duties and overseeing the Company’s strategy. This evaluation is part of the Nominating and Governance Committee’s ongoing Board succession planning processes as well as the Board’s annual self-evaluation.
Our Directors’ Experience, Qualifications, Attributes and Skills Are Aligned with Company Strategy
The Company believes that an effective board consists of a diverse group of individuals who possess a variety of complementary skills and a range of tenures. The Nominating and Governance Committee and the Board regularly consider these skills in the broader context of the Board’s overall composition, with a view toward constituting a board that has the best skill set and experience to oversee the Company’s business and the broad set of challenges that it faces and reflects the diversity of the Company’s workforce, communities it services, its customers and other key stakeholders.

Director Experience, Qualifications, Attributes and Skills

14 Morgan Stanley 2021 Proxy Statement

CORPORATE GOVERNANCE MATTERS

DIRECTOR NOMINEES

Diversity of Director Nominees*

* Based on characteristics self-identified by nominees
The Board has nominated the following 14 director nominees for election at the 2021 annual meeting of shareholders. The Board believes that, in totality, the mix of qualifications and the diversity of attributes and skills among the nominees enhances our Board’s effectiveness and is aligned with the Company’s long-term strategy. Our directors have a combined wealth of leadership experience derived from extensive service guiding large, complex organizations as executive leaders or board members and in government and public policy, and possess a diversity of qualifications, attributes and skills applicable to our business and long-term strategy. The Board stands for election at each annual meeting of shareholders. Each director holds office until his or her successor has been duly elected and qualified or the director’s earlier resignation, death or removal.
Each nominee has indicated that he or she will serve if elected. We do not anticipate that any nominee will be unable or unwilling to stand for election, but if that happens, your proxy may be voted for another person nominated by the Board or the Board may reduce the number of directors to be elected. In the biographical information for each director nominee that follows, the ages indicated are as of the date of the annual meeting and all other information is current as of the date of the filing of this proxy statement.
Morgan Stanley 2021 Proxy Statement 15

CORPORATE GOVERNANCE MATTERS

Elizabeth Corley, 64 Independent Director Director Since: 2018 Morgan Stanley Committees: • Nominating and Governance
Qualifications, Attributes and Skills:

Ms. Corley’s leadership positions, including through her role as CEO of AllianzGI, bring to the Board extensive management, markets and financial services experience as well as international and social impact perspective.

Professional Experience:
•
Non-executive Senior Advisor of AllianzGI from April 2019 to December 2019, Senior Advisor from April 2018 to April 2019, non-executive Vice Chair from March 2016 to March 2018, global CEO from January 2012 to February 2016 and European CEO from 2005 to 2011.

•
Held various leadership positions at Merrill Lynch Investment Managers (formerly Mercury Asset Management) from 1993 to 2004, including as Managing Director and Head of the EMEA Asia Pacific Mutual Fund Business.

•	Began her career at Sun Alliance Life & Pensions Limited and subsequently served as a consultant and then partner at Coopers & Lybrand Management Consultants (U.K.) from 1985 to 1993.
•	Served two terms as Chair of the Forum of European Asset Managers and served on the board of the Financial Reporting Council from 2011 to 2017.
•	Chair of Management Board of the U.K. Impact Investing Institute since June 2019.
Other U.S. Listed Public Company Boards:
Pearson plc
Alistair Darling, 67 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • Risk
Qualifications, Attributes and Skills:

Mr. Darling’s service as a former member of the British Parliament and as Chancellor of the Exchequer brings to the Board strong leadership, risk management, public policy and regulatory experience, as well as insight into both the global economy and the global financial system.

Professional Experience:
•	Member of the House of Lords from December 2015 to July 2020. Previously a member of the British Parliament, serving as a member of the House of Commons from 1987 to 2015.
•
Held several leadership positions in the U.K. government, including as Chancellor of the Exchequer from 2007 to 2010, Secretary of State for Trade and Industry from 2006 to 2007, Secretary of State for Scotland from 2003 to 2006, Secretary of State for Transport from 2002 to 2006, Secretary of State for Social Security/Work and Pensions from 1998 to 2002 and Chief Secretary to the Treasury from 1997 to 1998.

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Thomas H. Glocer, 61 Independent Lead Director Director Since: 2013 Morgan Stanley Committees: • CMDS • Nominating and Governance
Qualifications, Attributes and Skills:

Mr. Glocer’s leadership positions, including in his capacity as Independent Lead Director appointed by our independent directors and as CEO of Thomson Reuters Corporation, bring to the Board extensive management experience as well as finance, operational and technology experience and international perspective.

Professional Experience:
•	Founder of Angelic Ventures, LP (Angelic), a family office focusing on early-stage investments in financial technology, cyber defense and media, and Managing Partner of Angelic since 2012.
•
Served as CEO of Thomson Reuters Corporation, a news and information provider for businesses and professionals, from April 2008 through December 2011 and as CEO of Reuters Group PLC from July 2001 to April 2008. Joined Reuters Group PLC in 1993 and served in a variety of executive roles before being named CEO.

•	Mergers and acquisitions lawyer at the law firm of Davis Polk & Wardwell LLP from 1984 to 1993.
Other U.S. Listed Public Company Boards:
Merck & Co., Inc.
James P. Gorman, 62 Chairman Director Since: 2010
Qualifications, Attributes and Skills:

As CEO of the Company, Mr. Gorman is a proven leader with an established record as a strategic thinker backed by strong operating, business development and execution skills and brings an extensive understanding of Morgan Stanley’s businesses and decades of financial services, and risk management experience.

Professional Experience:
•	Chairman of the Board and CEO of Morgan Stanley since January 2012. President and CEO from January 2010 through December 2011.
•
Co-President from December 2007 to December 2009, Co-Head of Strategic Planning from October 2007 to December 2009 and President and Chief Operating Officer of Wealth Management from February 2006 to April 2008.

•
Joined Merrill Lynch & Co., Inc. (Merrill Lynch) in 1999 and served in various positions, including Chief Marketing Officer, Head of Corporate Acquisitions Strategy and Research in 2005 and President of the Global Private Client business from 2002 to 2005.

•	Prior to joining Merrill Lynch, was a senior partner at McKinsey & Co., serving in the firm’s financial services practice. Earlier in his career, was an attorney in Australia.
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Robert H. Herz, 67 Independent Director Director Since: 2012 Morgan Stanley Committees: • Audit (Chair) • Nominating and Governance
Qualifications, Attributes and Skills:

Mr. Herz brings to the Board extensive and global regulatory, public accounting, financial reporting, risk management, sustainability and financial experience through his private and public roles, including as Chairman of the Financial Accounting Standards Board.

Professional Experience:
•	President of Robert H. Herz LLC, providing consulting services on financial reporting and other matters, since September 2010.
•	Director of the Sustainability Accounting Standards Foundation Board since October 2014.
•	Chairman of the Financial Accounting Standards Board from July 2002 to September 2010 and a part-time member of the International Accounting Standards Board from January 2001 to June 2002.
•	Member of the Standing Advisory Group of the Public Company Accounting Oversight Board from 2012 to 2020 and served on the Accounting Standards Oversight Council of Canada from 2011 to March 2017.
•	Partner in PwC, an accounting firm, from 1985 to 2002.
Other U.S. Listed Public Company Boards:
Federal National Mortgage Association (Fannie Mae) and Workiva Inc.
Nobuyuki Hirano, 69 Non-management Director Director Since: 2015 Morgan Stanley Committees: • Risk
Qualifications, Attributes and Skills:

As the former Chairman and President and Group CEO at MUFG and its associated companies, Mr. Hirano brings to the Board extensive strategic leadership experience as well as international banking, financial services, risk management, and regulatory expertise.

Professional Experience:
•	Chairman of MUFG, one of the world’s leading financial groups, from April 2019 to March 2021.
•
President and Group CEO of MUFG from April 2013 to March 2019, Director of MUFG Bank, the core commercial banking unit of MUFG, from June 2005 to March 2020, and Chairman of MUFG Bank from April 2016 to March 2019.

•
Director of MUFG since June 2010 and Deputy President from October 2010 to March 2012. President and CEO of MUFG Bank from April 2012 to March 2016 and Deputy President of MUFG Bank from June 2009 to March 2012.

•	Managing Officer of MUFG from 2009 to 2010, Senior Managing Director from 2008 to 2009 and Managing Director from 2006 to 2008 of MUFG Bank.
•
Numerous senior-level positions in Japan and abroad since joining The Mitsubishi Bank, Limited in 1974, including in the Corporate Planning Office and Corporate Banking Division of The Bank of Tokyo-Mitsubishi, Ltd.

•	Previously served as a director of Morgan Stanley from 2009 to 2011.
Other U.S. Listed Public Company Boards:
MUFG and Toyota Motor Corporation

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Hironori Kamezawa, 59 Non-Management Director Director Nominee Morgan Stanley Committees: • Operations and Technology*
Qualifications, Attributes and Skills:

Mr. Kamezawa brings to the Board global leadership as well as over 35 years of international banking experience and financial services, risk management, digital transformation and information technology expertise, including as President and Group CEO at MUFG and its associated companies.

Professional Experience:
•	President and Group CEO of MUFG since April 2020, and Director of MUFG since June 2019. Director of MUFG Bank since June 2017.
•	Deputy President of MUFG from April 2019 to March 2020, and Deputy President of MUFG Bank from April 2019 to March 2020.
•
Chairman of Global Open Network Japan, Inc., a joint venture between MUFG and Akamai Technologies, Inc. focused on block chain payment network services, from April 2020. CEO and Representative Director from December 2018 to March 2020.

•
Chief Digital Transformation Officer from May 2017 to March 2020, Chief Operating Officer from April 2019 to March 2020, Chief Information Officer from May 2017 to March 2019, and Chief Data Officer of MUFG from May 2016 to May 2017.

•	Deputy CEO of MUFG Americas and Chief Risk Officer for the Americas, based in New York, from May 2014 to May 2016.
•	Numerous senior-level positions in Japan since joining The Mitsubishi Bank, Limited in April 1986, including the Global Markets Planning Division and Credit Policy & Planning Division of MUFG Bank.
Other U.S. Listed Public Company Boards:
MUFG

*	Effective upon his election by shareholders, Mr. Kamezawa will join the Operations and Technology Committee.
Shelley B. Leibowitz, 59 Independent Director Director Since: 2020 Morgan Stanley Committees: • Audit • Operations and Technology
Qualifications, Attributes and Skills:

Ms. Leibowitz brings to the Board extensive leadership in technology and financial services, with expertise in digital transformation, innovation programs, information technology portfolio and risk management, and information security.

Professional Experience:
•
President of SL Advisory since 2016, which provides advice and insights in innovation and digital transformation, information technology portfolio and risk management, digital trust, performance metrics, and effective governance.

•	Served as director of E*TRADE from December 2014, until its acquisition by Morgan Stanley in October 2020.
•	Served as Group Chief Information Officer for the World Bank from 2009 to 2012.
•	Previously held Chief Information Officer positions at Morgan Stanley, Greenwich Capital Markets, Barclays Capital, and Investment Risk Management.
•
Member of the Council on Foreign Relations, the New York Board of the National Association of Corporate Directors, and serves on the Visiting Committee of the Center for Development Economics at Williams College.

Other U.S. Listed Public Company / Investment Company Boards:
MassMutual (retiring at its 2021 annual meeting)
Other U.S. Listed Public Company Boards in the Past Five Years:
AllianceBernstein Holding L.P. and E*TRADE Financial Corporation (prior to its acquisition by Morgan Stanley)
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Stephen J. Luczo, 64 Independent Director Director Since: 2019 Morgan Stanley Committees: • CMDS • Operations and Technology
Qualifications, Attributes and Skills:
As the former CEO and Chairman of Seagate, Mr. Luczo brings to the Board extensive global strategic leadership experience with expertise in information technology and technology disruption.
Professional Experience:
•	Managing Partner at Crosspoint Capital Partners, L.P., a private equity investment firm focused on the cybersecurity and privacy sectors, since February 2020.
•
Director of Seagate, a California-based leading provider of data storage technology and solutions, since 2002. Chairman of the Board from 2002 to July 2020, and Executive Chairman from October 2017 to October 2018.

•	Served as CEO of Seagate from January 2009 to October 2017 and from July 1998 to July 2004.
•	Also served as President and Chief Operating Officer of Seagate from September 1997 to July 1998. First joined Seagate in October 1993 as Senior Vice President of Corporate Development.
•	Senior Managing Director of Global Technology Group of Bear, Stearns & Co. Inc., from February 1992 to October 1993.
•	Investment Banker at Salomon Brothers from 1984 to 1992.
Other U.S. Listed Public Company Boards:
AT&T Inc. and Seagate

Jami Miscik, 62 Independent Director Director Since: 2014 Morgan Stanley Committees: • Operations and Technology (Chair) • Risk
Qualifications, Attributes and Skills:

Ms. Miscik brings to the Board extensive leadership in navigating geopolitical, macroeconomic and technology risks through her private and public roles, including as CEO and Vice Chair of Kissinger and her service with the Central Intelligence Agency, as well as financial services experience.

Professional Experience:
•
CEO and Vice Chair of Kissinger, a New York-based strategic international consulting firm that assesses and navigates emerging market geopolitical and macroeconomic risks for its clients, since March 2017.

•	Co-CEO and Vice Chair of Kissinger from 2015 to 2017 and President and Vice Chair of Kissinger from 2009 to 2015.
•	Global head of sovereign risk at Lehman Brothers from 2005 to 2008.
•	Central Intelligence Agency from 1983 to 2005, serving as Deputy Director for Intelligence from 2002 to 2005.
•	Co-Chair of the President’s Intelligence Advisory Board from 2014 to 2017 and served as Senior Advisor for Geopolitical Risk at Barclays Capital.
Other U.S. Listed Public Company Boards:
General Motors Company and HP Inc.
Other U.S. Listed Public Company Boards in the Past Five Years:
EMC Corporation
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Dennis M. Nally, 68 Independent Director Director Since: 2016 Morgan Stanley Committees: • Audit • CMDS (Chair)
Qualifications, Attributes and Skills:

Mr. Nally brings to the Board over 40 years of global regulatory, public accounting and financial reporting experience, including through his role as Chairman of PricewaterhouseCoopers International Ltd., as well as extensive technology, and risk management experience.

Professional Experience:
•	Chairman of PricewaterhouseCoopers International Ltd., the coordinating and governance entity of the PwC network, from 2009 to July 2016.
•	Chairman and Senior Partner of the U.S. firm of PwC from May 2002 to June 2009.
•
Joined PwC in 1974 and became a partner in 1985, serving in numerous leadership positions within PwC, including National Director of Strategic Planning, Audit and Business Advisory Services Leader and Managing Partner.

Other U.S. Listed Public Company Boards:
AmerisourceBergen Corporation
Mary L. Schapiro, 65 Independent Director Director Since: 2018 Morgan Stanley Committees: • Nominating and Governance
Qualifications, Attributes and Skills:

Ms. Schapiro’s leadership experience, including at the SEC, FINRA and the CFTC, brings to the Board extensive legal and regulatory compliance, finance, risk management, and public policy and government affairs experience as well as markets and financial services perspective.

Professional Experience:
•	Vice Chair for Global Public Policy and Special Advisor to the Founder and Chairman of Bloomberg L.P. since October 2018.
•
Vice Chair of the Advisory Board of Promontory Financial Group LLC (Promontory), a leading strategy, risk management and regulatory compliance firm, since January 2014. Managing Director of Promontory from April 2013 to January 2014.

•	Vice Chair of the Sustainability Accounting Standards Foundation Board, since May 2014.
•	Chair of the Securities and Exchange Commission (SEC) from January 2009 to December 2012.
•
Chair and CEO of the Financial Industry Regulatory Authority (FINRA) from 2006 to 2008, and served in numerous other key executive positions at FINRA and its predecessor from 1996 to 2006, including Vice Chair and President of NASD Regulation.

•	Chair of the Commodity Futures Trading Commission (CFTC) from 1994 to 1996.
Other U.S. Listed Public Company Boards:
CVS Health Corporation
Other U.S. Listed Public Company Boards in the Past Five Years:
General Electric Company

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Perry M. Traquina, 64 Independent Director Director Since: 2015 Morgan Stanley Committees: • Operations and Technology • Risk (Chair)
Qualifications, Attributes and Skills:

Mr. Traquina brings to the Board extensive senior executive, financial services, regulatory and risk management experience, as well as investor perspective and market knowledge from his over 30 years at the global investment management firm Wellington.

Professional Experience:
•
Chairman, CEO and Managing Partner of Wellington Management Company LLP (Wellington), a global, multi-asset investment management firm, serving from 2004 through June 2014 as CEO and Managing Partner and from 2004 through December 2014 as Chairman.

•	Partner, Senior Vice President and Director of Global Research at Wellington from 1998 to 2002 and President from 2002 to 2004.
•	Joined Wellington in 1980 and served in a number of executive roles before being named Chairman, CEO and Managing Partner.
Other U.S. Listed Public Company Boards:
The Allstate Corporation and eBay Inc.
Rayford Wilkins, Jr., 69 Independent Director Director Since: 2013 Morgan Stanley Committees: • CMDS • Nominating and Governance (Chair)
Qualifications, Attributes and Skills:

Mr. Wilkins brings to the Board extensive leadership, risk management, technology and operational experience, as well as international perspective, through the various management positions he held at AT&T.

Professional Experience:
•
CEO of Diversified Businesses of AT&T Inc. (AT&T), the telecommunications company, responsible for international investments, AT&T Interactive, AT&T Advertising Solutions and Customer Information Services from October 2008 to March 2012.

•
During his career, he served in numerous other management roles at AT&T, including as Group President and CEO of SBC Enterprise Business Services, Group President of SBC Marketing and Sales, and President and CEO of Pacific Bell Telephone Company and Nevada Bell Telephone Company.

•	Began his career at Southwestern Bell Telephone in 1974.
Other U.S. Listed Public Company Boards:
Caterpillar Inc. and Valero Energy Corporation
Our Board unanimously recommends that you vote “FOR” the election of all director nominees. Proxies solicited by the Board will be voted “FOR” each nominee unless otherwise instructed.
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CORPORATE GOVERNANCE PRACTICES
Morgan Stanley is committed to best-in-class governance practices, which are embodied in our Corporate Governance Policies available at www.morganstanley.com/about-us-governance. The Board initially adopted the Corporate Governance Policies in 1995 and reviews and approves them, and the Board committee charters, at least annually to ensure they reflect evolving best practices and regulatory requirements, including the New York Stock Exchange (NYSE) corporate governance listing standards. The governance practices highlighted below are reflected in the Corporate Governance Policies, our bylaws and our committee charters, as applicable.
Board Structure and Independence
Our Board represents a tapestry of complementary skills, attributes and perspectives and includes individuals with financial services experience and a diverse international background.
•	Directors may not stand for election if they will be 72 years old at the time of election.
•
Our Board conducts an ongoing review of Board composition and succession planning, resulting in substantial refreshment of the Board and a diversity of skills, attributes and perspectives on the Board.

•	Upon election at the annual meeting, the average tenure of the members of the Board will be approximately 5.4 years.
•	Our Board has a majority of independent directors. Our Chairman is the only member of management who serves as a director.
•
Our Independent Lead Director is selected from and by the independent directors annually and has expansive duties set forth in our Corporate Governance Policies. The Independent Lead Director chairs regularly scheduled executive sessions without the Chairman present. See “Board Leadership Structure and Role in Risk Oversight.”

Rotation of Board Leadership and Committee Appointments
The Independent Lead Director and committee chairs serve for approximately three to five years to provide for rotation of Board leadership and committee chairs while maintaining experienced leadership. In accordance with the Board’s rotation policy, the Board appointed Mr. Glocer as Independent Lead Director.
In accordance with the Board’s policy regarding the periodic rotation of committee appointments, the Board has approved the following committee appointments since the beginning of 2020:

Mr. Nally was appointed **Chair** of the **CMDS Committee**

Mr. Traquina concluded service on the Audit Committee and was appointed to the **O&T Committee**

Ms. Leibowitz was appointed to the **Audit Committee** and the **O&T Committee**

Mr. Glocer concluded service on the O&T Committee and was appointed to the **N&G Committee**

Mr. Luczo was appointed to the **CMDS Committee**

Mr. Kamezawa will be appointed to the **O&T Committee** effective upon his election by shareholders

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Board Oversight
Strategy and Annual Business Plans
The Board oversees the Company’s strategy and annual business plans. The Board:
•	Conducts an annual strategy offsite with the CEO, Operating Committee and senior management to review the Company’s long-term strategy.
•	Receives regular reporting regarding strategy at Board meetings as well as by the CEO and Operating Committee outside of regularly scheduled meetings.
•
Reviews the Company’s annual strategic presentation to shareholders, which summarizes the Company’s progress on its strategic objectives, provides an overview of long-term strategic priorities and includes specific financial and non-financial goals for the future. The Company’s 2021 strategic presentation to investors is available at www.morganstanley.com/about-us-ir and is not incorporated in this proxy statement.

Culture, Values and Conduct and Risk Management
The Board also oversees the Company’s practices and procedures relating to culture, values and conduct. The Board oversees the Company’s global ERM framework and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. The Board has a separate committee responsible for operations and technology, including cybersecurity risk, and the Board receives briefings on cybersecurity.
See “Board Leadership Structure and Role in Risk Oversight” and “Board Oversight of Cybersecurity Risk.”
Access to the Company’s Regulators, Employees and Independent Advisors
Independent directors, including the Chairs of the Audit Committee and Risk Committee, meet with our primary regulator, the Federal Reserve, and other global regulators as requested. Directors also have complete and open access to senior members of management and other employees of the Company. For instance:
•	Board members meet with local management and independent control functions throughout the world and have visited several of our global offices.
•
The Independent Lead Director and committee chairs meet with management between regularly scheduled meetings to discuss key items, develop Board and committee agendas, and provide feedback regarding information reported to the Board and on other topics to be reviewed.

•
The Company’s Chief Financial Officer (CFO), Chief Legal Officer (CLO) and Chief Risk Officer (CRO), as well as the heads of the Company’s operating units and other officers, regularly attend Board meetings and maintain an ongoing dialogue with Board members between Board meetings.

•	The CMDS Committee, in conjunction with the entire Board, annually reviews succession plans for the CEO and senior executives.
The Board, the Independent Lead Director and each committee have the right at any time to retain independent financial, legal or other advisors at the Company’s expense.
Alignment with Shareholder Interests
The director equity ownership requirement helps to align director and shareholder interests. Directors also may not enter into hedging transactions in respect of Morgan Stanley common stock or pledge Morgan Stanley common stock in connection with a margin or other loan transaction. See “Director Equity Ownership Requirement.”
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Director Orientation and Continuing Education
Director education about Morgan Stanley, our strategy, control framework, regulatory environment and our industry begins when a director is elected to our Board and continues throughout his or her tenure on the Board. The Nominating and Governance Committee oversees an orientation program for new directors, which includes an overview of director duties, our Corporate Governance Policies, Code of Ethics and Business Conduct and other applicable policies. New directors also receive presentations by senior management, including the CFO, CLO and CRO, on the Company’s strategy and regulatory framework, its primary business lines and control framework, and a one-on-one session with the Chairman and CEO.
As directors are appointed to new committees or assume a leadership role, such as committee chair, they receive additional orientation sessions specific to such responsibilities. We also conduct ongoing educational briefings on ESG, governance, regulatory and control matters, as well as “deep dive” presentations on certain businesses, emerging risks and focus areas identified by the Board, including climate risk. In addition, we reimburse directors for reasonable costs incurred attending educational sessions on subjects that would assist them in discharging their duties.
Senior Management Succession and Development Planning
The CMDS Committee oversees CEO and senior management succession and development planning, which covers unexpected as well as planned events and is formally reviewed, in conjunction with the entire Board, at least annually. Our CEO and our Chief Human Resources Officer review recommendations and evaluations of potential internal CEO and senior management successors, and review their qualifications, skills, accomplishments and developmental areas.
Potential internal CEO and senior management successors regularly attend Board meetings and engage with Board members periodically between Board meetings, including during preparatory meetings, client-related events and visits to our offices around the world. These interactions provide the Board with the opportunities to become familiar with the Company’s executive talent in different settings, which is critical to the Company’s succession planning.
Annual Evaluation of Board, Committees and Independent Lead Director
Overview of Evaluation Process
The Board believes that establishing and maintaining a constructive evaluation process is essential to maintaining Board effectiveness and best corporate governance practices. Accordingly, the Nominating and Governance Committee reviews and approves the evaluation process annually so that the evaluation process continues to be effective in identifying areas to enhance the performance and effectiveness of the Board, the Independent Lead Director and the Board committees.
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CORPORATE GOVERNANCE MATTERS

Multi-Step Evaluation Process

This process is aided by written discussion guides used to facilitate the assessments. These guidelines are updated annually to reflect significant new developments and areas of focus as the Nominating and Governance Committee determines appropriate and encompass many factors, including:

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Addressing Feedback
Upon conclusion of such self-assessments, Board and committee policies and practices are revised as appropriate. The Board self-assessment process has led to:
•	The prioritization of Board and committee meeting agendas in order to allow sufficient time for discussion of our strategy, regulatory matters and key risks.
•	Enhanced management reporting to the Board to highlight the most important information.
•	“Deep dives” on certain of the Company’s businesses and control areas.
•	Enhanced coordination among Board committees.
•	Focus on particular skills and attributes of Board candidates.
Shareholder Rights and Accountability
•	Our Corporate Governance Policies are consistent with the Investor Stewardship Group Corporate Governance Principles for U.S. listed companies.
•	All directors are elected annually and in uncontested director elections, directors are elected by a majority of votes cast.
•	Board meets regularly in executive session.
•
Proxy access permits up to 20 shareholders owning 3% or more of our stock continuously for at least three years to nominate the greater of two directors or up to 20% of our Board and include those nominees in our proxy materials.

•	Our Board has an Independent Lead Director with expansive duties. See “Board Leadership Structure and Role in Risk Oversight — Independent Lead Director.”
•	Shareholders who own at least 25% of common stock have the ability to call a special meeting of shareholders.
•	There are no supermajority vote requirements in our charter or bylaws.
•	We do not have a “poison pill” in effect.
•	Shareholders and other interested parties may contact any of our Company’s directors.
Shareholders may submit recommendations for director candidates for consideration by the Nominating and Governance Committee at any time by sending the information set forth under “Director Candidates Recommended by Shareholders” in the Corporate Governance Policies to the Nominating and Governance Committee, Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Under the policy, the Nominating and Governance Committee evaluates director candidates recommended by shareholders in the same manner as other director candidates. In order for director candidate recommendations to be considered for the 2022 annual meeting of shareholders, recommendations must be submitted in accordance with the policy by December 2, 2021.
Shareholder Engagement
Our Board and management value the views of our shareholders and engage with them year-round on a broad range of topics, including our strategy, financial performance, executive compensation, corporate governance, human capital management, including diversity and inclusion, and environmental and social goals. Our Board receives reporting on feedback from investors and shareholder voting results. In addition, management routinely engages with investors at conferences and other forums. We also speak with proxy advisors to discuss, and receive feedback on, our governance practices and executive compensation programs. Feedback from investors informs the Board’s ongoing review of governance and compensation matters. The Board has taken action responsive to such shareholder feedback, including the adoption of amendments to our bylaws to implement proxy access. In recent years, we have also enhanced our proxy disclosure of Board evaluations, director orientation and education, director diversity and skills, Board succession planning, ESG matters and alignment of compensation and performance. After discussion with shareholders, in 2020 we published our inaugural Diversity and Inclusion report. In addition, our Board closely monitors shareholders’ views on the appropriate number of public company boards on which a director may serve. In 2020, the Board approved amendments to its Corporate Governance Policies to reduce the number of public company boards that Board members who are not CEOs of another public company may serve on from five to four, including the Company’s board.
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Corporate Political Activities Policy Statement
Our Corporate Political Activities Policy Statement aims to ensure transparency of the Company’s practices and procedures regarding political activities and oversight by senior management and the Board. Our Corporate Political Activities Policy Statement:
•	Prohibits Morgan Stanley from making U.S. political contributions.
•	Provides that Morgan Stanley informs its principal U.S. trade associations not to use payments made by Morgan Stanley for election-related activity at the U.S. federal, state or local levels.
•
Provides that principal U.S. trade association memberships and expenditures relating to such memberships are reviewed annually with the Government Relations Department and the Nominating and Governance Committee.

•	Provides a link to principal U.S. trade associations that the Company belongs to on the Company’s website.
•
Addresses oversight of lobbying activities, as well as expenditures related thereto, by the Vice Chairman of the Company who reports to the Chairman and CEO, and oversight of significant lobbying priorities and expenditures by the Nominating and Governance Committee.

•	Confirms that Morgan Stanley discloses publicly all U.S. federal lobbying costs as required by law, including dues attributable to lobbying by U.S. trade associations.
•	Provides that the Nominating and Governance Committee oversees the Corporate Political Activities Policy Statement and the activities addressed by it.
•	Our Corporate Political Activities Policy Statement is on our website and is not incorporated by reference in this proxy statement.
Sustainability at Morgan Stanley
Morgan Stanley seeks to integrate sustainability considerations into business strategies, products and services, thought leadership and operations. We offer financial solutions and advisory services that provide positive long-term benefits for clients and shareholders, as well as for the environment and global communities. ESG initiatives are overseen by our Nominating and Governance Committee, with reporting to the full Board.

2009 — Global Sustainable Finance group formed

2013 — James Gorman establishes Institute for Sustainable Investing

2015 — Morgan Stanley issues inaugural green bond

2017 — Morgan Stanley appoints first Chief Sustainability Officer

2018 — Morgan Stanley commits to mobilize $250Bn toward low-carbon solutions by 2030

2019 — Morgan Stanley launches the Plastic Waste Resolution

2020 — Morgan Stanley commits to reach net-zero financed emissions by 2050

Solutions and Services

- As part of the Morgan Stanley Plastic Waste Resolution, we helped facilitate the prevention, reduction and removal of over 5 million metric tons of plastic waste from entering rivers, oceans and landscapes.
- We facilitated nearly $65Bn in green, social, blue and sustainability bonds in 2020, including to support the COVID-19 recovery.
- Morgan Stanley Wealth Management Investing with Impact client assets reached nearly $55Bn.
- Morgan Stanley Investment Management, a signatory to the Principles of Responsible Investment, conducted over 700 engagements with companies on ESG issues ranging from sustainability reporting to plastic waste.

Institute for Sustainable Investing (Institute)

- Established in 2013, the Institute focuses on accelerating the adoption of sustainable investing across global markets.
- Chaired by our Chairman and CEO, an advisory board of prominent leaders from business, academia and leading non-governmental organizations helps to ensure that our sustainability strategy is comprehensive, rigorous and innovative.
- In 2020, the Institute launched a Sustainable Solutions Accelerator to support systemic solutions to large-scale sustainability challenges through an innovation award, strategic partnerships and cross-sector collaboration.
- Continued to produce actionable research such as *Climate Transition in a Portfolio Context: What Matters and What to Measure; and Crafting a Dynamic Sustainable Investing Strategy: Four Building Blocks for Asset Owners.*

Firmwide Sustainability

- Committed to net-zero financed emissions by 2050 and carbon-neutral operations by 2022.
- Development of investor-focused sustainability disclosure, including our annual Sustainability Report, which is informed by Sustainability Accounting Standards Board guidance.
- Active membership and/or partnership with numerous sustainable finance and business initiatives.
- Our due diligence and risk management processes are designed to identify, analyze and address potentially significant environmental and social issues that may impact us or our clients.
- Our Environmental and Social Policy Statement outlines our approach to environmental and social risk management.
- In 2020, we engaged with a range of external stakeholders, including non-governmental and civil society organizations, on environmental and social topics.

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Climate Change
Morgan Stanley aims to manage our business for the long term while providing value for our clients and shareholders by incorporating climate considerations into our business activities. Climate risk is overseen by the Risk Committee, with reporting to the full Board.

Integrating Climate Across the Firm’s Businesses, Risk Management and Operations

You can access information about our sustainability initiatives at our sustainability webpage (which is not incorporated by reference to this proxy statement) at www.morganstanley.com/about-us/sustainability-at-morgan-stanley.
Community Development
Morgan Stanley aims to create investment opportunities that attract both philanthropic and private capital to create lasting positive changes in communities across the U.S. Our U.S. Banks have consistently received “Outstanding” ratings from the Office of the Comptroller of the Currency, including most recently in 2020, for their track records in meeting community needs. In October 2020, Morgan Stanley issued a $1 billion social bond to support affordable housing across the U.S.

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Giving Back to the Community
Morgan Stanley is committed to giving back to the communities where we live and work through long-lasting partnerships, community-based delivery and engaging our best asset – our employees. We also rise to meet the challenges of the day and in 2020 doubled our grant-making in response to the health and economic crisis of COVID-19 and the need for racial justice. Throughout the COVID-19 pandemic we focused on supporting our communities through charitable donations and providing support to small businesses and minority depository institutions to ensure an equitable recovery. The impact of our philanthropic initiatives includes:

Giving/Initiatives	Employee Engagement & Volunteering

• In 2020, employees, together with the Firm, the Morgan Stanley Foundation and the Morgan Stanley International Foundation, donated nearly $190 million, representing a near doubling of giving from the previous year.

• The Morgan Stanley Foundation and the Morgan
Stanley International Foundation have granted nearly $8.5 million in 2020 to charities within the children’s health space focused on the fundamentals of children’s health, including wellness, nutrition, mental health and play.

• In response to COVID-19 and its subsequent economic fallout and the racial justice movement, the Firm delivered more than $90.2 million to organizations worldwide, including significant investment in nonprofits focused on hunger relief, mental health and low-wage workers, with a special campaign for street-cart vendors in NYC.

• In early 2020, the Firm and the Morgan Stanley Foundation launched the Morgan Stanley Alliance for Children’s Mental Health, which, with its nonprofit partner organizations, seeks to deliver positive, tangible impact on the critical challenges of stress, anxiety, and depression in children, adolescents and young people.

• In lieu of a traditional Global Volunteer Month in 2020, the Firm launched a Week of Kindness. During the first week of June, over 21,000 employees visited the campaign’s Jive site to unite and hear from each other and our senior leadership on the many ways that Morgan Stanley and our employees actively support our communities. Each day featured a different theme, including: Hospitals and Frontline Workers, Education and Mentoring, Mental Health, Food Insecurity and Celebrating 15 years of Global Volunteer Month.

• As part of Move for Meals, nearly 11,000 employees in 440+ cities walked nearly 240 million steps to raise awareness of hunger globally exacerbated by COVID-19. An amount equaling 25 million meals was donated to 24 global food insecurity organizations.

• Throughout 2020, the Alliance for Children’s Mental Health hosted eight events engaging over 1,300 employees globally around key grantee research. The Alliance also held three client events to engage Wealth Management field employees.

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Human Capital Management
Our employees are our most important asset. To facilitate talent attraction and retention, we strive to make Morgan Stanley a diverse and inclusive workplace, with a strong culture and opportunities for our employees to grow and develop in their careers and be supported by competitive compensation, benefits and health and wellness programs. Further, in response to the COVID-19 pandemic, we committed to no reductions in force through 2020 and implemented changes that we determined were in the best interest of our employees, including having the vast majority of our employees work from home and providing productivity resources when necessary, while implementing additional safety measures for employees continuing critical on-site work, COVID-19 specific medical benefits, extended childcare benefits and modified work schedules.

For more detailed information regarding our Human Capital programs and initiatives, see “Our People” in our 2019 Sustainability Report and our 2020 Diversity and Inclusion Report (both located on our website www.morganstanley.com, which are not incorporated by reference into this proxy statement) and “Human Capital” in Part 1, Item 1 of the 2020 Form 10-K.
Communication by Shareholders and Other Interested Parties with the Board of Directors
As set forth under “Communications with the Board” in the Corporate Governance Policies, shareholders and other interested parties may contact the Board, the non-management or independent directors, an individual director (including the Independent Lead Director or Chairman) or a committee of the Board, by writing to them at Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036. Such communications will be handled in accordance with the procedures approved by the independent directors of the Board.
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Additional Corporate Governance Information Available on Corporate Governance Webpage
In addition to the Corporate Governance Policies and other policies described above, our corporate governance webpage includes the following:
•	Bylaws and Certificate of Incorporation
•	Corporate Political Activities Policy Statement
•	Charters for Board Committees
•	Policy Regarding Shareholder Rights Plan
•	Code of Ethics and Business Conduct
•	Equity Ownership Commitment
•	Information Regarding the Integrity Hotline
•	Environmental and Social Policies
Hard copies of the materials described above are available without charge to any shareholder who requests them by writing to Morgan Stanley, Suite D, 1585 Broadway, New York, New York 10036 or calling our Investor Relations Department at 212-762-8131.
None of the reports referenced above, or any other reports referenced or discussed in this proxy statement, are deemed part of this proxy statement or incorporated by reference. Some of the reports contain cautionary statements regarding the forward-looking information in those reports, include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The reports may also change at any time and we expect updated versions will be posted on our website.
Director Independence
The Board has adopted Director Independence Standards, which are more stringent than the independence requirements outlined in the NYSE rules in certain respects, and delineate relationships that are deemed to impair independence and categories of relationships that are not deemed material for purposes of director independence (Director Independence Standards). The Director Independence Standards, which are part of our Corporate Governance Policies available at www.morganstanley.com/about-us-governance, provide that, for a director to be considered independent, a director must meet the following categorical standards:
1. Employment and commercial relationships affecting independence
A. Current Relationships
A director will not be independent if:
(i) the director is a current partner or current employee of Morgan Stanley’s internal or external auditor;
(ii) an immediate family member of the director is a current partner of Morgan Stanley’s internal or external auditor;
(iii) an immediate family member of the director (a) is a current employee of Morgan Stanley’s internal or external auditor and (b) personally works on Morgan Stanley’s audit;
(iv) the director is a current employee, or an immediate family member of the director is a current executive officer, of an entity that has made payments to, or received payments from, Morgan Stanley for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or
(v) the director’s spouse, parent, sibling or child is currently employed by Morgan Stanley.

B. Relationships within Preceding Three Years
A director will not be independent if, within the preceding three years:
(i) the director is or was an employee of Morgan Stanley;
(ii) an immediate family member of the director is or was an executive officer of Morgan Stanley;
(iii) the director or an immediate family member of the director (a) was a partner or employee of Morgan Stanley’s internal or external auditor and (b) personally worked on Morgan Stanley’s audit within that time;
(iv) the director or an immediate family member of the director received more than $120,000 in direct compensation in any 12-month period from Morgan Stanley, other than (a) director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) and (b) compensation paid to an immediate family member of the director who is an employee (other than an executive officer) of Morgan Stanley; or
(v) a present Morgan Stanley executive officer is or was on the compensation committee of the board of directors of a company that concurrently employed the Morgan Stanley director or an immediate family member of the director as an executive officer.

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2. Relationships not deemed material for purposes of director independence
In addition to the provisions above, each of which must be fully satisfied with respect to each independent director, the Board must affirmatively determine that the director has no material relationship with Morgan Stanley. To assist the Board in this determination, it has adopted the following categorical standards of relationships that are not considered material for purposes of determining a director’s independence. Any determination of independence for a director that does not meet these categorical standards will be based upon all relevant facts and circumstances and the Board shall disclose the basis for such determination in the Company’s proxy statement.
A. Equity Ownership
A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Morgan Stanley, so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

B. Other Directorships
A relationship arising solely from a director’s position as
(i) director or advisory director (or similar position) of another company or for-profit corporation or organization or
(ii) director or trustee (or similar position) of a tax-exempt organization.

C. Ordinary Course Business
A relationship arising solely from transactions, including financial services transactions such as underwriting, banking, lending or trading in securities, commodities or derivatives, or from other transactions for products or services, between Morgan Stanley and a company of which a director is an executive officer, employee or owner of 5% or more of the equity of that company, if such transactions are made in the ordinary course of business and on terms and conditions and under circumstances (including, if applicable, credit or underwriting standards) that are substantially similar to those prevailing at the time for comparable transactions, products or services for or with unaffiliated third parties.

D. Contributions
A relationship arising solely from a director’s status as an executive officer of a tax-exempt organization, and the contributions by Morgan Stanley (directly or through the Morgan Stanley Foundation or any similar organization established by Morgan Stanley) to the organization are less than the greater of $1 million or 2% of the organization’s consolidated gross revenues during the organization’s preceding fiscal year (matching of employee charitable contributions is not included in Morgan Stanley’s contributions for this purpose).

E. Products and Services
A relationship arising solely from a director utilizing products or services of Morgan Stanley in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable products or services provided to unaffiliated third parties.

F. Professional, Social and Religious Organizations and Educational Institutions
A relationship arising solely from a director’s membership in the same professional, social, fraternal or religious association or organization, or attendance at the same educational institution, as an executive officer or director.

G. Family Members
Any relationship or transaction between an immediate family member of a director and Morgan Stanley shall not be deemed a material relationship or transaction that would cause the director not to be independent if the standards in this Section 2 would permit the relationship or transaction to occur between the director and Morgan Stanley.

The Board has determined that 11 of our 14 director nominees (Ms. Corley, Messrs. Darling, Glocer and Herz, Ms. Leibowitz, Mr. Luczo, Ms. Miscik, Mr. Nally, Ms. Schapiro, and Messrs. Traquina and Wilkins) are independent in accordance with the Director Independence Standards. The Board has also determined that Ms. Olayan, who is not standing for re-election at the annual meeting of shareholders, was independent during the time she served in 2020 and 2021.
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To assess independence, the Board was provided with information about relationships between the independent directors (and their immediate family members and affiliated entities) and Morgan Stanley and its affiliates, including information about the directors’ professional experience and affiliations. In making its determination as to the independent directors, the Board reviewed the categories of relationships between Morgan Stanley and the directors described above and the following specific relationships under those Director Independence Standards:
•
Commercial relationships (such as financial services offered by the Company to clients in the ordinary course of the Company’s business) in the last three years between Morgan Stanley and entities where the directors are employees or executive officers, or their immediate family members are executive officers (Mss. Olayan and Schapiro). In each case the fees the Company received were in compliance with the Director Independence Standards and the NYSE rules, and did not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues in any of the last three years and were considered immaterial to director independence.

•
Director’s utilization of Morgan Stanley products and services offered by the Company as a client of the Company (such as Wealth Management brokerage accounts and investments in funds sponsored by the Company) in the ordinary course of the Company’s business on terms and conditions substantially similar to those provided to unaffiliated third parties (Messrs. Glocer and Herz, Ms. Leibowitz, Mr. Luczo, Ms. Miscik, Mr. Nally, Ms. Olayan and Messrs. Traquina and Wilkins). In each case the provision of such products and services was in compliance with the Director Independence Standards and the NYSE rules and was considered immaterial to director independence.

Director Attendance at Annual Meeting
The Corporate Governance Policies state that directors are expected to attend annual meetings of shareholders. All directors who were on the Board at the time, including all current directors who were nominees at the time, attended the 2020 annual meeting of shareholders.
Board Meetings and Committees
Board Meetings
Our Board met 23 times during 2020, a 50% increase from the prior year due to the Board’s heightened focus on the COVID-19 pandemic, the E*TRADE acquisition and the Company’s agreement to acquire Eaton Vance. Each current director attended at least 75% of the total number of meetings of the Board and committees on which such director served that were held during 2020 while the director was a member. In addition to Board and committee meetings, our directors also engaged in less formal communications between meetings, including discussions, briefings and educational sessions, with the Independent Lead Director, Chairman of the Board and CEO, members of senior management and others as appropriate regarding matters of interest.
Committees
The Board’s standing committees, their membership and the number of meetings in 2020 are set forth below. Charters for each of our standing committees are available at our corporate governance webpage at www.morganstanley.com/about-us-governance, which webpage is not incorporated by reference in this proxy statement.
•
All members of the Audit Committee, the CMDS Committee and the Nominating and Governance Committee satisfy the standards of independence applicable to members of such committees, including NYSE listing standards.

•	Each member of the CMDS Committee is a “non-employee director” as defined in Section 16 of the Securities Exchange Act of 1934, as amended.
•
The Board has determined that all members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and Robert H. Herz, the Audit Committee Chair, and Dennis M. Nally are “audit committee financial experts” within the meaning of the SEC rules.

•
All members of the Risk Committee and the Operations and Technology Committee are non-employee directors and a majority of the members of such committees satisfy the independence requirements of the Company and the NYSE, and the Risk Committee members satisfy other applicable legal and regulatory criteria.

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AUDIT COMMITTEE(1)

Current Members Robert H. Herz (Chair) Alistair Darling Shelley B. Leibowitz Dennis M. Nally 18 Meetings Held in 2020
Primary Responsibilities
 • Oversees the integrity of the Company’s consolidated financial statements and system of internal controls.
 • Oversees risk management and risk assessment guidelines in coordination with the Board, Operations and Technology Committee and Risk Committee.
 • Reviews the major legal and compliance risk exposures of the Company and the steps management has taken to monitor and control such exposures.
 • Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor.
 • Reviews and assesses the qualifications, independence and performance of the independent auditor, and pre-approves audit and permitted non-audit services.
 • Oversees the performance of the head of the Company’s Internal Audit Department (Chief Audit Officer), who reports functionally to the Audit Committee, and the internal audit function.
 • After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in the Company’s Annual Report on Form 10-K.
 • See also “Audit Matters.”

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION (CMDS) COMMITTEE(2)

Current Members Dennis M. Nally (Chair) Thomas H. Glocer Stephen J. Luczo Hutham S. Olayan Rayford Wilkins, Jr. 8 Meetings Held in 2020
Primary Responsibilities
 • Annually reviews and approves the corporate goals and objectives relevant to the compensation of the CEO and evaluates his performance in light of these goals and objectives.
 • Determines the compensation of executive officers and other officers and employees as appropriate.
 • Administers the Company’s equity-based compensation plans and cash-based nonqualified deferred compensation plans.
 • Oversees plans for management development and succession and assists the Board in its oversight of Company strategies, policies and practices related to human capital management generally, including diversity and inclusion.
 • Reviews and discusses the Compensation Discussion and Analysis with management and recommends to the Board its inclusion in the proxy statement.
 • Oversees the Company’s incentive compensation arrangements, including with appropriate input from the CRO, to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance.
 • Reviews and approves the Company’s equity retention and ownership policies for executive officers and other officers and employees, as appropriate.
 • Reviews shareholder proposals relating to executive compensation matters and management’s proposed response to such proposals.
 • See also “Compensation Governance and Risk Management.”

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NOMINATING AND GOVERNANCE COMMITTEE(3)

Current Members Rayford Wilkins, Jr. (Chair) Elizabeth Corley Thomas H. Glocer Robert H. Herz Mary L. Schapiro 5 Meetings Held in 2020
Primary Responsibilities
 • Oversees succession planning for the Board and Board leadership appointments.
 • Reviews the overall size and composition of the Board and its committees.
 • Identifies and recommends candidates for election to the Board.
 • Oversees the orientation program for newly elected directors.
 • Reviews annually the Corporate Governance Policies.
 • Oversees and approves the process and guidelines for the annual evaluation of performance and effectiveness of the Independent Lead Director, the Board and its committees.
 • Reviews and approves related person transactions in accordance with the Company’s Related Person Transactions Policy.
 • Reviews the director compensation program.
 • Reviews the Company’s Corporate Political Activities Policy Statement and oversees political activities, the Company’s significant lobbying priorities and expenditures attributable to lobbying in the U.S., and expenditures related to principal U.S. trade associations.
 • Oversees the Company’s philanthropic programs and social responsibility, environmental and sustainability matters.

OPERATIONS AND TECHNOLOGY COMMITTEE(4)

Current Members Jami Miscik (Chair) Shelley B. Leibowitz Stephen J. Luczo Takeshi Ogasawara Perry M. Traquina 6 Meetings Held in 2020
Primary Responsibilities
 • Oversees the Company’s operations and technology strategy, including trends that may affect such strategy.
 • Reviews the major operations, technology and operational risk exposures of the Company, including operational security, fraud, vendor, data protection and privacy, business continuity and resilience, and cybersecurity risks, and the steps management has taken to monitor and control such exposures.
 • Reviews the operations and technology budget and significant operations and technology expenditures and investments.
 • Oversees risk management and risk assessment guidelines and policies regarding operations, technology and operational risk.
 • Oversees the Company’s process and significant policies for determining operational risk tolerance and, as appropriate, confirms operational risk tolerance levels as set forth in the Company’s Risk Appetite Statement.
 • See also “Board Leadership Structure and Role in Risk Oversight — Board Oversight of Cybersecurity Risk.”

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RISK COMMITTEE

Current Members Perry M. Traquina (Chair) Alistair Darling Nobuyuki Hirano Jami Miscik 9 Meetings Held in 2020
Primary Responsibilities
 • Oversees the Company’s global ERM framework.
 • Oversees the Company’s capital, liquidity and funding planning and   strategy.
 • Oversees the major risk exposures of the Company, including market, credit, model and liquidity risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures and reviews significant new product risk, emerging risks, climate risk and regulatory matters.
 • Oversees the risk identification framework.
 • Oversees the Company’s Risk Appetite Statement, including risk tolerance levels and limits, and the ongoing alignment of the Risk Appetite Statement with the Company’s strategy and capital plans.
 • Reviews the contingency funding plan, effectiveness of the Company’s Basel III advanced systems, Comprehensive Capital Analysis and Review and the Company’s Title I Resolution Plan and Recovery Plan, as necessary.
 • Oversees risk management and risk assessment policies and guidelines.
 • Oversees the performance of the CRO (who reports to the Risk Committee and the CEO) and the risk management function.
 • See also “Board Leadership Structure and Role in Risk Oversight — Board Role in Risk Oversight.”

(1)	Effective January 1, 2021, Mr. Traquina concluded service on, and Ms. Leibowitz joined, the Audit Committee.
(2)
Effective May 21, 2020, Mr. Luczo joined the CMDS Committee; Ms. Olavan concluded service as Chair and Mr. Nally was appointed as its Chair. Effective at the annual meeting, Ms. Olayan will conclude service on the Board and the CMDS Committee.

(3)	Effective January 1, 2021, Mr. Glocer joined the Nominating and Governance Committee.
(4)
Effective January 1, 2021, Mr. Glocer concluded service on, and Ms. Leibowitz and Mr. Traquina joined, the Operations and Technology Committee. Effective at the annual meeting, Mr. Ogasawara will conclude service on the Board and the Operations and Technology Committee and, effective upon his election by shareholders, Mr. Kamezawa will join the Operations and Technology Committee.

Board Leadership Structure and Role in Risk Oversight
Board Leadership Structure
The Board is responsible for reviewing the Company’s leadership structure. As set forth in the Corporate Governance Policies, the Board believes that the Company and its shareholders are best served by maintaining the flexibility to have any director serve as Chairman of the Board based on what is in the best interests of the Company at a given point in time, taking into consideration, among other things:
•	The composition of the Board;
•	The role of the Company’s Independent Lead Director;
•	The Company’s strong corporate governance practices;
•	The CEO’s working relationship with the Board; and
•	The challenges specific to the Company.
The Board has determined that the appointment of a strong Independent Lead Director (as described below), together with a combined Chairman and CEO, serves the best interests of the Company and its shareholders. By serving in both positions, the Chairman and CEO is able to draw on his detailed knowledge of the Company to provide the Board, in coordination with the Independent Lead Director, leadership in focusing its discussions and review of the Company’s strategy. In addition, a combined role of Chairman and CEO ensures that the Company presents its message and strategy to shareholders, employees and clients with a unified voice. The Board believes that it is in the best interest of the Company and its shareholders for Mr. Gorman to serve as Chairman and CEO at this time, considering the strong role of our Independent Lead Director and other corporate governance practices providing independent oversight of management as set forth below.
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Independent Lead Director
The Corporate Governance Policies provide for an independent and active Independent Lead Director who is appointed and reviewed annually by the independent directors with clearly defined leadership authority and responsibilities.
Our Independent Lead Director, Thomas H. Glocer, was appointed by our other independent directors and as part of his formal duties and responsibilities shall:

Board Governance and Leadership	Advising the Chairman and CEO	Board Effectiveness and Succession Planning

• Preside at all meetings of the Board at which the Chairman is not present

• Have the authority to call, and lead, non-management director sessions and independent director sessions

• Help facilitate communication among the Chairman, the CEO and the non-management and independent directors, including serving as liaison between the Chairman and the independent directors

• Approve the types and forms of information sent to the Board

• Solicit the non-management directors for advice on agenda items for meetings of the Board and executive sessions to help facilitate Board focus on key issues and topics of interest to the Board

• Be available, if requested, to meet with the Company’s primary regulators

• Be available, if requested by major shareholders, for consultation and direct communication in accordance with the Corporate Governance Policies

• Communicate with the Chairman and the CEO between meetings and act as a “sounding board” and advisor

• Advise the Chairman and the CEO  of the Board’s informational needs

• Collaborate with the Chairman and  the CEO in developing the agenda  for meetings of the Board

• Approve Board meeting agendas and the schedule of Board  meetings to assure that there is sufficient time for discussion of all agenda items

• Have authority to request inclusion of additional agenda items

• Communicate with the Chairman and the CEO and other members of management, as appropriate, about decisions reached, suggestions and views expressed by non-management directors in executive sessions or outside of  Board meetings

• Lead the annual evaluation of the performance and effectiveness of the Board including consultation with each non-management director regarding Board performance and effectiveness and, as necessary, individual director performance

• Help facilitate the efficient and effective functioning and performance of the Board

• Help facilitate discussion and open dialogue among non-management directors during Board meetings, executive sessions and outside of Board meetings

• Consult with the Chair of the Nominating and Governance Committee on Board succession planning and Board Committee appointments

• Coordinate with the Chair of the Nominating and Governance Committee on recruiting and interviewing candidates for the Board

• Consult with the Chair of the CMDS Committee on the annual evaluation of the performance of the CEO

Independent Oversight of Management
The Company’s corporate governance practices and policies ensure substantial independent oversight of management. For instance:
•
The Board has a majority of independent and non-management directors. Eleven of the 14 director nominees are independent as defined by the NYSE listing standards and the Company’s more stringent Director Independence Standards. Thirteen of the 14 director nominees are non-management directors. All of the Company’s directors are elected annually.

•
The Board’s key standing committees are composed solely of non-management directors. The Audit Committee, the CMDS Committee and the Nominating and Governance Committee are each composed solely of independent directors. The Operations and Technology Committee and the Risk Committee are chaired by independent directors, consist of a majority of independent directors and include only non-management directors. The committees meet regularly in executive session without management present and provide independent oversight of management.

•
The Board’s non-management directors meet regularly in executive session. The non-management directors meet regularly in executive session without management present and, consistent with the NYSE listing standards, the independent directors also meet in executive session. These sessions are chaired by the Independent Lead Director.

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Board Role in Risk Oversight
Effective risk management is vital to the success of Morgan Stanley. The Board has oversight for the Company’s global ERM framework, which integrates the roles of the Company’s risk management functions into a holistic enterprise to facilitate the incorporation of risk assessment into decision-making processes across the Company, and is responsible for helping to ensure that the Company’s risks are managed in a sound manner. The Board regularly reviews the Company’s risks and the responsibilities of management and the Board committees to assist the Board in its risk oversight. The Board committees assist the Board in oversight of the risks set forth below, coordinating as appropriate. In addition, the entire Board receives reporting on a quarterly basis regarding cross-enterprise risks, including strategic, reputational, and culture, values and conduct risk. The committees report to the entire Board on a regular basis and have overlapping directors, invite Chairs of other committees and other directors to attend meetings, as appropriate given topics of discussion, and hold joint meetings as necessary to discharge their duties.

Coordination Among Board Committees Regarding Risk Oversight

The Board has also authorized the Firm Risk Committee, a management committee appointed and co-chaired by the CEO and CRO that includes the most senior officers of the Company, including the CRO, CLO and CFO, to oversee the Company’s global ERM framework. The Firm Risk Committee’s responsibilities include oversight of the Company’s risk management principles, procedures and limits and the monitoring of capital levels and material market, credit, operational, model, liquidity, legal, compliance and reputational risk matters, and other risks, as appropriate, and the steps management has taken to monitor and manage such risks. The Company’s risk management is further discussed in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (2020 Form 10-K).
Board Oversight of Cybersecurity Risk
Cybersecurity risk is overseen by the Board as well as the Operations and Technology Committee. The Operations and Technology Committee has primary responsibility for oversight of operations, technology and operational risk, including information security, fraud, vendor, data protection and privacy, business continuity and resilience, and cybersecurity risks (including review of cybersecurity risks against established risk methodologies). In accordance with its charter, the Operations and Technology Committee receives regular reporting at each quarterly meeting from senior officers in Operations, Technology and Firm Resilience and the Firm Risk Management Department on operational risk and the steps management has taken to monitor and control such exposures. Such reporting includes updates on the Company’s cybersecurity program, the external threat environment and the Company’s programs to address and mitigate the risks associated with the evolving cybersecurity threat environment.
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The Operations and Technology Committee also receives an annual independent assessment of key aspects of the Company’s cybersecurity program from an external party and holds joint meetings with the Audit Committee and Risk Committee as necessary and appropriate. The Board or the Operations and Technology Committee reviews and approves the Global Cybersecurity Program Policy, the Global Information Security Program Policy and the Global Technology Policy at least annually. The Chair of the Operations and Technology Committee regularly reports to the full Board on cybersecurity risks and other matters reviewed by the Operations and Technology Committee. In addition, the full Board receives separate presentations on cybersecurity risk and all Board members are invited to attend Operations and Technology Committee meetings and have access to meeting materials.
Senior management, including the senior officers mentioned above, discuss cybersecurity developments with the Chairs of the Operations and Technology Committee and the Risk Committee between Board and committee meetings, as necessary. The Operations and Technology Committee meets regularly in executive session with the CRO and Head of Technology, Operations and Firm Resilience.
Assessment of Leadership Structure and Risk Oversight
The Board has determined that its leadership structure is appropriate for the Company. Mr. Gorman’s role as CEO, his existing relationship with the Board, his understanding of Morgan Stanley’s businesses and strategy, and his professional experience and leadership skills uniquely position him to serve as Chairman, while the Company’s Independent Lead Director position enhances the overall independent functioning of the Board. The Board believes that the combination of the Chairman and CEO, the Independent Lead Director and the Chairs of the Audit, CMDS, Nominating and Governance, Operations and Technology, and Risk Committees provides the appropriate leadership to help ensure effective risk oversight by the Board.
Compensation Governance and Risk Management
The CMDS Committee actively engages in its duties and follows procedures intended to ensure excellence in compensation governance.
•
The CMDS Committee has the power to hire and fire independent compensation consultants, legal counsel, or financial or other advisors as it may deem necessary to assist it in the performance of its duties and responsibilities. The CMDS Committee has retained an independent compensation consultant, Pay Governance, to assist the CMDS Committee in collecting and evaluating external market data regarding executive compensation and performance and to advise the CMDS Committee on developing trends and best practices in executive compensation and equity and incentive plan design. In performing these services, Pay Governance attends meetings of the CMDS Committee regularly, including portions of the meetings without management present, and separately with the CMDS Committee Chair. Pay Governance is the CMDS Committee’s independent advisor and does not provide any other services to the Company or its executive officers that could jeopardize its independent status. The Company has affirmatively determined that no conflict of interest has arisen in connection with the work of Pay Governance as compensation consultant for the CMDS Committee.

•
The CMDS Committee regularly reviews (i) Company performance with respect to execution of strategic objectives and evaluates executive performance in light of such performance; (ii) executive compensation strategy, including the competitive environment and the design and structure of the Company’s compensation programs to ensure that they are consistent with and support our compensation objectives; and (iii) market trends and legislative and regulatory developments affecting compensation in the U.S. and globally.

•
Together with the CRO, the CMDS Committee oversees the Company’s incentive compensation arrangements to help ensure that such arrangements are consistent with the safety and soundness of the Company and do not encourage excessive risk-taking, and are otherwise consistent with applicable related regulatory rules and guidance. The CRO attends CMDS Committee meetings at least annually, and on an as needed basis, to discuss the risk attributes of the Company’s incentive compensation arrangements. The CRO reported to the CMDS Committee his conclusion that the Company’s current compensation programs for 2020 do not incentivize employees to take unnecessary or excessive risk and that such programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

•
The CMDS Committee approves senior executive annual incentive compensation after a comprehensive review and evaluation of Company, business unit and individual performance for the year, and reviews these compensation decisions with our Board.

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•
Together with senior management, the CMDS Committee oversees the Company’s controls regarding the year-end compensation process, which have been designed to be consistent with our regulators’ principles for safety and soundness, including policies and procedures for compensation plan governance, funding and allocating the incentive compensation pool and the use of discretion in determining individual incentive compensation awards; processes for identifying “risk-taking” employees; and processes to administer incentive compensation clawback and cancellation features.

Director Compensation(1)
Our director compensation program is guided by three goals: compensation should fairly pay directors for work required in a company of our size and scope; compensation should align directors’ interests with the long-term interests of shareholders; and the structure of the compensation should be easy for shareholders to understand. The Board believes that a director’s total compensation should include a significant equity component because it believes that this more closely aligns the long-term interests of directors with those of shareholders and provides a continuing incentive for directors to foster the Company’s success. In furtherance of these goals, our directors are bound by an equity ownership requirement of five times the annual cash Board retainer, and a shareholder-approved annual compensation (cash and equity) limit of $750,000.
Directors’ compensation is determined by the Board, and the Nominating and Governance Committee makes recommendations to the Board based on periodic benchmarking assessments and advice received from FW Cook, its independent advisor. No changes were made to our director compensation program in 2020.
The following table contains information with respect to the annual compensation (including deferred compensation) of our non-employee directors earned during 2020 with respect to their Board service.
Director	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Elizabeth Corley	95,000	250,000	—	—	—	345,000
Alistair M. Darling	110,000	250,000	—	—	—	360,000
Thomas H. Glocer	160,000	250,000	—	—	—	410,000
Robert H. Herz	135,000	250,000	—	—	—	385,000
Shelley B. Leibowitz*	20,000	145,833	—	—	—	165,833
Stephen J. Luczo	105,000	250,000	—	—	—	355,000
Jami Miscik	120,000	250,000	—	—	—	370,000
Dennis M. Nally	116,667	250,000	—	—	—	366,667
Takeshi Ogasawara	95,000	—	—	—	—	95,000
Hutham S. Olayan	98,333	250,000	—	—	—	348,333
Mary L. Schapiro	95,000	250,000	—	—	—	345,000
Perry M. Traquina	135,000	250,000	—	—	—	385,000
Rayford Wilkins, Jr.	120,000	250,000	—	—	—	370,000
*	Ms. Leibowitz was elected to the Board effective October 1, 2020.
(1)	Messrs. Gorman and Hirano received no compensation during 2020 for Board service. Mr. Ogasawara receives cash retainers only for Board and Board committee service.
(2)
Represents the portion of the annual Board and Board committee retainers earned, whether paid in cash or deferred at the director’s election, during 2020. Cash retainers for service on the Board and Board committees during the 2020 service period are paid semiannually in arrears for the period beginning at the 2020 annual meeting of shareholders (May 21, 2020) and concluding at the 2021 annual meeting of shareholders (May 20, 2021). Amounts in the table represent cash retainers earned for a portion of the 2019 service period (January 1, 2020 to May 21, 2020) and cash retainers earned for a portion of the 2020 service period (May 22, 2020 to December 31, 2020).

Morgan Stanley 2021 Proxy Statement 41

CORPORATE GOVERNANCE MATTERS

The current values of the Board retainers are set forth in the following table. Retainers are prorated when a director joins or leaves the Board or a committee at any time other than at the annual meeting of shareholders, and no retainers are paid if the director is elected to the Board less than 60 days prior to the annual meeting. Directors do not receive meeting fees.
Position	Retainer ($)
Board Member	80,000
Independent Lead Director	50,000
Committee Chairs
Audit and Risk Committees	40,000
All Other Committees	25,000
Committee Members	15,000
Directors can elect to receive their retainers on a current basis in cash or on a deferred basis under the shareholder-approved Directors’ Equity Capital Accumulation Plan (DECAP) in the form of deferred stock units (Elective Units). Elective Units are not subject to vesting or cancellation.
Ms. Corley, Mr. Glocer, Mss. Olayan and Schapiro, and Mr. Traquina deferred their cash retainers into Elective Units under DECAP. Elective Units in lieu of cash retainers earned for the second half of the 2019 service period were granted in arrears on June 1, 2020, and Elective Units in lieu of cash retainers earned for the first half of the 2020 service period were granted in arrears on December 1, 2020. The number of Elective Units granted on June 1, 2020 was based on $44.7421, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date, and the number of Elective Units granted on December 1, 2020 was based on $63.2464, the VWAP of the Company’s common stock on the grant date.
(3)
Represents the aggregate grant date fair value of the annual stock unit award granted on June 1, 2020 for the 2020 service period, provided that for Ms. Leibowitz, the amount represents the prorated initial stock unit award granted on November 1, 2020 in connection with her election to the Board. The aggregate grant date fair value of the stock unit awards is based on the VWAP of the Company’s common stock on the applicable grant date as follows: $44.7421 for the annual stock unit awards and $47.6891 for Ms. Leibowitz’s initial stock unit award. For further information on the valuation of these stock units, see notes 2 and 20 to the consolidated financial statements included in the 2020 Form 10-K.

Under DECAP, directors receive an equity award upon initial election to the Board (provided that they are elected to the Board no less than 60 days prior to the annual meeting and are not initially elected at the annual meeting) and an equity award annually thereafter on the first day of the month following the annual meeting of shareholders. Initial and annual equity awards are granted 50% in the form of stock units that do not become payable until the director concludes service on the Board (Career Units) and 50% in the form of stock units payable on the first anniversary of grant (Current Units). The grant date fair value of the initial equity award is $250,000, prorated for service until the next annual meeting, and the award is fully vested upon grant. The grant date fair value of the annual equity award is $250,000 and the award is subject to monthly vesting until the one-year anniversary of the grant date. Directors may elect to extend deferral of their Career Units and Current Units beyond the scheduled payment date, subject to specified limitations.
(4)	The following table sets forth the aggregate number of shares underlying DECAP stock units outstanding at December 31, 2020.
Name	Stock Units (#)
Elizabeth Corley	24,214
Alistair M. Darling	21,783
Thomas H. Glocer	83,455
Robert H. Herz	55,074
Shelley B. Leibowitz	3,058
Stephen J. Luczo	7,255
Jami Miscik	27,620
Dennis M. Nally	17,065
Hutham S. Olayan	184,228
Mary L. Schapiro	17,212
Perry M. Traquina	56,865
Rayford Wilkins, Jr.	32,561
42 Morgan Stanley 2021 Proxy Statement

CORPORATE GOVERNANCE MATTERS

Related Person Transactions Policy
Our Board has adopted a written Related Person Transactions Policy requiring the approval or ratification by the Nominating and Governance Committee of transactions (including material amendments or modifications to existing transactions) where the Company is a participant, the transaction exceeds $120,000 and a related person (directors or director nominees, executive officers, 5% shareholders and immediate family members of the foregoing) has a direct or indirect material interest. Under the policy, in determining whether to approve or ratify such Related Person Transactions, the Nominating and Governance Committee considers all relevant facts and circumstances, including, but not limited to: the terms and commercial reasonableness of the transaction; the size of the transaction; the materiality to, and interest of, the related person and the Company in the transaction; whether the transaction would, or would be perceived to, present an improper conflict of interest for the related person; and, if the related person is an independent director, the impact on the director’s independence. Certain transactions are not subject to the policy, including compensation of executive officers approved by the CMDS Committee and ordinary course commercial or financial services transactions between the Company and a related person or an entity in which a related person has an interest if the transaction is made under terms and conditions and under circumstances substantially similar to those prevailing at the time for comparable transactions with unaffiliated third parties and the related person does not otherwise have a direct or indirect material interest in the transaction.
Certain Transactions
Our subsidiaries may extend credit in the ordinary course of business to certain of our directors, officers and members of their immediate families. These extensions of credit may be in connection with margin loans, mortgage loans or other extensions of credit by our subsidiaries. These extensions of credit are made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender and do not involve more than the normal risk of collectability or present other unfavorable features.
Each of MUFG, State Street Corporation (State Street), BlackRock, Inc. (BlackRock), The Vanguard Group (Vanguard) and T. Rowe Price Associates, Inc. (T. Rowe Price) beneficially owns 5% or more of the outstanding shares of Morgan Stanley common stock as reported under “Principal Shareholders.” During 2020, we engaged in transactions in the ordinary course of business with each of MUFG, State Street, BlackRock, Vanguard and T. Rowe Price, and certain of their respective affiliates, including investment banking, financial advisory, sales and trading, derivatives, investment management, lending, securitization and other financial services transactions. Such transactions were on substantially the same terms as those prevailing at the time for comparable transactions with unrelated third parties.
Children of Jeffrey Brodsky, a former executive officer, are non-executive employees of the Company and received compensation in 2020 of approximately $275,000 and $120,000, respectively. A sister-in-law of Andrew Saperstein, an executive officer, is a non-executive employee of the Company and received compensation in 2020 of approximately $185,000. The compensation and benefits for these employees was determined in accordance with the Company’s standard compensation practices applicable to similarly situated employees.
In addition to the transactions described above, as part of the global strategic alliance between MUFG and the Company, the Company and MUFG have a joint venture in Japan comprised of their respective investment banking and securities businesses, which is conducted through Mitsubishi UFJ Morgan Stanley Securities Co., Ltd. (MUMSS) and Morgan Stanley MUFG Securities Co., Ltd. (MSMS) (MSMS, together with MUMSS, the Joint Venture). The Company owns a 40% economic interest in the Joint Venture and MUFG owns a 60% economic interest in the Joint Venture. The Company holds a 40% voting interest and MUFG holds a 60% voting interest in MUMSS, while the Company holds a 51% voting interest and MUFG holds a 49% voting interest in MSMS. Other initiatives that are part of the Company’s global strategic alliance with MUFG include a loan marketing joint venture in the Americas, business referral arrangements in Asia, Europe, the Middle East and Africa, referral agreements for commodities transactions and for the Shareworks products in Japan and a secondment arrangement of personnel between MUFG and the Company for the purpose of sharing best practices and expertise. On April 18, 2018, the Company entered into a sales plan (the Plan) with MUFG and Morgan Stanley & Co. LLC (MS&Co.) whereby MUFG agreed to sell shares of the Company’s common stock to the Company, through its agent, MS&Co., as part of the Company’s share repurchase program. The Plan, which has been suspended as of December 10, 2020, has no impact on the strategic alliance between MUFG and the Company and is intended only to maintain MUFG’s ownership percentage of the common stock below 24.9% in order to comply with MUFG’s passivity commitments to the Board of Governors of the Federal Reserve System.
Morgan Stanley 2021 Proxy Statement 43

AUDIT MATTERS

  Item 2
Ratification of Appointment of Morgan Stanley’s Independent Auditor

Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor.
The Audit Committee has the sole authority and responsibility to appoint, compensate, retain, oversee and evaluate the independent registered public accounting firm retained to audit the Company’s consolidated financial statements (independent auditor). The Audit Committee reviews and assesses annually the qualifications and performance of the independent auditor. The Audit Committee also evaluates whether it is appropriate to rotate the independent auditor and ensures the mandatory, regular rotation of the lead audit and other engagement partners of the independent auditor. In connection with such rotations, the Audit Committee is directly involved in the selection of key engagement partners of the independent auditor, including the lead audit partner, who may provide services to the Company for a maximum of five consecutive years.
In selecting and approving the lead audit partner from Deloitte & Touche LLP (Deloitte & Touche), Company management and the Audit Committee interviewed proposed candidates, and, after discussing the desired qualifications of the lead audit partner, the Audit Committee approved the selection of the current lead audit partner of the Company beginning with the 2021 audit who is expected to serve in this capacity through the end of the 2025 audit.
As part of the Audit Committee’s annual review of Deloitte & Touche, the Audit Committee reviewed and considered, among other factors:

In particular, our Audit Committee reviewed and considered:
•	The results of management’s assessment that includes the results of a global management survey and interviews regarding overall historic and recent performance;
•	The professional qualifications of Deloitte & Touche and that of the lead audit and other engagement partners;
•
The historic and current audit quality of service of Deloitte & Touche and the lead audit partner, including the candidness of the communications and interactions with the Audit Committee; as well as their independent judgment and professional integrity and objectivity;

•
Deloitte & Touche’s global capabilities and expertise in handling the breadth and complexity of the Company’s global operations and businesses, accounting policies and internal control over financial reporting, including Deloitte & Touche’s use of technology, specialists and subject matter experts and the sharing of industry insights, trends and emerging practices;

•	Deloitte & Touche’s response to the virtual work environment necessitated by the global COVID-19 pandemic;
•
Deloitte & Touche’s tenure as independent auditor, including the benefits of its institutional knowledge of the Company and its history and familiarity with the Company’s businesses, which enhances Deloitte & Touche’s audit efficiency and effectiveness and enables cost efficiencies to be obtained;

44 Morgan Stanley 2021 Proxy Statement

AUDIT MATTERS

•
Deloitte & Touche’s independence from the Company, noting that (i) Deloitte & Touche does not provide any non-audit services to the Company other than those deemed permissible, as described under “Independent Auditor Fees”, and (ii) that both the Company and Deloitte & Touche have controls and policies in place, including the mandatory rotation of the lead audit and other engagement partners, to help ensure the continued independence of Deloitte & Touche;

•	Deloitte & Touche’s succession planning for rotation of key Deloitte & Touche personnel on the engagement;
•	The appropriateness of Deloitte & Touche’s fees relative to both audit quality and efficiency;
•	External data on audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Deloitte & Touche and peer firms;
•	The potential challenges, impact and advisability of selecting a different independent auditor, including the time and expense of transitioning to a new independent auditor; and
•	Whether retaining Deloitte & Touche is in the best interest of Morgan Stanley and its shareholders.
Based on this review, the Audit Committee has appointed Deloitte & Touche as independent auditor for the year ending December 31, 2021 and although not legally required to do so presents this selection to the shareholders for ratification as a matter of governance best practices. The Audit Committee believes the continued retention of Deloitte & Touche is in the best interest of the Company and its shareholders. Deloitte & Touche was selected as independent auditor upon the merger creating the current Company in 1997 and has served continuously as independent auditor since that time. Deloitte & Touche will audit the Company’s consolidated financial statements included in the Annual Report on Form 10-K for the year ending December 31, 2021 and will perform other permissible, pre-approved services. If shareholders do not ratify the appointment of Deloitte & Touche, the Audit Committee will consider this in determining whether to appoint Deloitte & Touche as independent auditor for the year ending December 31, 2022.
Deloitte & Touche representatives will attend the annual meeting. They will be available to respond to appropriate shareholder questions and will have the opportunity to make a statement if they desire to do so.
Our Board unanimously recommends that you vote “FOR” the ratification of Deloitte & Touche’s appointment as our independent auditor. Proxies solicited by the Board will be voted “FOR” this ratification unless otherwise instructed.
AUDIT COMMITTEE REPORT
The Audit Committee’s charter (available at www.morganstanley.com/about-us-governance) provides that the Audit Committee is responsible for the oversight of the integrity of the Company’s consolidated financial statements, the Company’s system of internal control over financial reporting, certain aspects of the Company’s risk management as described in the charter, the qualifications and independence of the independent registered accounting firm engaged as the “independent auditor,” the performance of the Company’s internal auditor and independent auditor, and the Company’s compliance with legal and regulatory requirements. We have the sole authority and responsibility to appoint, compensate, retain, oversee, evaluate and, when appropriate, replace the Company’s independent auditor. As described under “Corporate Governance Matters — Corporate Governance Practices — Board Meetings and Committees,” the Board has determined that all four members of the Audit Committee are independent and “financially literate” within the meaning of the NYSE listing standards and two members of the Audit Committee, including the Chair, Robert H. Herz, are “audit committee financial experts” within the meaning of SEC rules.
The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the system of internal controls, for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. (GAAP) and for the report on the Company’s internal control over financial reporting. The Company’s independent auditor, Deloitte & Touche, is responsible for planning and conducting an independent audit of those financial statements and expressing an opinion as to their conformity with GAAP and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Our responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal control over financial reporting. We rely, without independent verification, on the information provided to us and on the representations made by management, the internal auditor and the independent auditor, who generally attends each Audit Committee meeting.
Morgan Stanley 2021 Proxy Statement 45

AUDIT MATTERS

The Audit Committee, among other things:
•
Reviewed and discussed the Company’s quarterly earnings releases, Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, including the consolidated financial statements, significant accounting policies (and updates thereto), and other developments;

•
Reviewed the major legal and compliance risk exposures and the guidelines and policies that govern the process for risk assessment and risk management and coordinated with the Risk Committee and the Operations and Technology Committee, as appropriate;

•
Reviewed, discussed and approved the plan and scope of the work and coverage of the internal auditor for 2020 and reviewed and discussed summaries of the significant reports to management by the internal auditor;

•	Reviewed the performance, compensation and independence of the Chief Audit Officer;
•	Reviewed and discussed the plan and scope of the work of the independent auditor for 2020;
•
Reviewed and discussed reports from management on the Company’s policies regarding applicable legal and regulatory requirements, and reviewed, discussed and approved the Company’s annual compliance plan;

•	Met with and received reports from senior representatives of the Finance Department, Legal and Compliance Division and the Internal Audit Department; and
•
Met regularly in private executive sessions with each of Deloitte & Touche, the Chief Audit Officer and other members of Company management, including the CFO, CLO, and Chief Compliance Officer, which provided an additional opportunity for Deloitte & Touche, the Chief Audit Officer and other members of Company management to provide candid feedback to the Audit Committee.

We reviewed and discussed with management, the Chief Audit Officer and Deloitte & Touche:
•	The audited consolidated financial statements for 2020;
•	The critical accounting policies that are set forth in the Company’s Annual Report on Form 10-K;
•	Management’s annual report on the Company’s internal control over financial reporting; and
•
Deloitte & Touche’s opinion on the consolidated financial statements, including (i) the critical audit matters addressed during the audit and (ii) the effectiveness of the Company’s internal control over financial reporting, including the impact of the COVID-19 pandemic and the E*TRADE acquisition.

We also discussed with Deloitte & Touche the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte & Touche also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and represented that it is independent from the Company.
We also discussed with Deloitte & Touche their independence from the Company, and considered if services they provided to the Company beyond those rendered in connection with their audit of the Company’s consolidated financial statements, reviews of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q and their opinion on the effectiveness of the Company’s internal control over financial reporting were compatible with maintaining their independence. We also reviewed and pre-approved, among other things, the audit, audit-related, tax and all other services performed by Deloitte & Touche. We received regular updates on the amount of fees and scope of audit, audit-related and tax services provided.
Based on our review and the meetings, discussions and reports discussed above, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee charter, we recommended to the Board that the Company’s audited consolidated financial statements for 2020 be included in the Company’s Annual Report on Form 10-K. We also selected Deloitte & Touche as the Company’s independent auditor for the year ending December 31, 2021 and are presenting the selection to the shareholders for ratification.
Respectfully submitted,
Robert H. Herz, Chair
Alistair Darling
Shelley B. Leibowitz
Dennis M. Nally
46 Morgan Stanley 2021 Proxy Statement

AUDIT MATTERS

INDEPENDENT AUDITOR’S FEES
The Audit Committee is responsible for overseeing the audit fee negotiations associated with the engagement of Deloitte & Touche, including considering the appropriateness of fees relative to both audit quality and efficiency. The Audit Committee pre-approves categories of audit and permitted non-audit services that Deloitte & Touche may perform for the Company and sets budgeted fee levels for such services. The Company reviews proposed engagements, in conjunction with Deloitte & Touche, to confirm the proposed engagements fit within a category of pre-approved services and such engagements are documented and reported to the Audit Committee on a quarterly basis. Any proposed service category, engagement or budgeted fee adjustment that has not been pre-approved by the Audit Committee may be approved by the Audit Committee Chair between regularly scheduled quarterly meetings and reported to the Audit Committee at its next quarterly meeting. Any fees for services in excess of the pre-approved budgeted fees must be specifically approved. In 2020 and 2019, all of Deloitte & Touche’s fees were approved by the Audit Committee.
The following table summarizes the aggregate fees (including related expenses; $ in millions) for professional services provided by Deloitte & Touche related to 2020 and 2019. The increase in audit fees year-over-year is predominantly attributable to the E*TRADE acquisition.
	2020 ($)	2019 ($)
Audit Fees(1)	58.3	50.6
Audit-Related Fees(2)	5.6	4.8
Tax Fees(3)	2.3	0.9
All Other Fees(4)	0.4	—
Total	66.6	56.3
(1)
Audit Fees services include: the audit of our consolidated financial statements and internal control over financial reporting included in the Company’s Annual Report on Form 10-K and reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; services attendant to, or required by, statute or regulation; comfort letters, consents and other services related to SEC and other regulatory filings; and audits of subsidiary financial statements.

(2)
Audit-Related Fees services include: agreed-upon procedures related to asset securitizations; assessment and testing of internal controls and risk management processes beyond the level required as part of the consolidated audit; statutory audits and financial audit services provided relating to investment products offered by Morgan Stanley, where Morgan Stanley incurs the audit fee in conjunction with the investment management services it provides; other agreed upon procedures engagements; regulatory matters; and attest services in connection with debt covenants.

(3)	Tax Fees services include: U.S. and non-U.S. income and non-income tax compliance and preparation, tax planning and advice.
(4)	All Other Fees consists of permitted services other than those that meet the criteria above and include training activities.
Morgan Stanley offers various unconsolidated registered money market, equity, fixed income and alternative funds, and other funds (collectively, Funds). Deloitte & Touche provides audit, audit-related and tax services to certain of these unconsolidated Funds. Fees paid to Deloitte & Touche by these Funds for these services were $9.4 million in 2020 and $10.1 million in 2019.
Morgan Stanley 2021 Proxy Statement 47

COMPENSATION MATTERS

  Item 3

Company Proposal to Approve the Compensation of Executives as Disclosed in the Proxy Statement (Non-Binding Advisory Vote)

Our Board unanimously recommends that you vote “FOR” this proposal.

As required by Section 14A of the Securities Exchange Act of 1934, the below resolution gives shareholders the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis and the accompanying compensation tables and related narrative).”
As this “Say on Pay” vote is advisory, the result will not be binding on our Board, although the CMDS Committee will consider the outcome of the vote when evaluating the effectiveness of our executive compensation program and making future executive compensation decisions. At the 2020 annual meeting of stockholders, approximately 94% of the votes cast were in favor of our “Say on Pay” proposal. In light of the significant majority of votes cast in favor of the 2019 compensation of our NEOs, the CMDS Committee maintained its performance-based approach to executive compensation for 2020 and believes that our current program appropriately links the compensation of our NEOs to performance and properly aligns the interests of our NEOs with those of our shareholders.
As discussed in the CD&A, the 2020 pay decision for the CEO was made by the CMDS Committee, in consultation with the full Board. Based on an evaluation of 2020 Company and CEO performance, including record financial performance and significant progress in implementing a long-term strategy that has led to transformational change and a resilient business model, the CMDS Committee set CEO total compensation for 2020 at $33 million with shareholder-aligned features.
Under Mr. Gorman’s leadership, for 2020:
•	The Company achieved record financial performance in terms of revenues and profit before tax.
•	The Company continued execution of its long-term strategy with the acquisitions of E*TRADE and Eaton Vance.
•
The Company continued a clear and consistent strategy to transform the business to emphasize a more stable and durable balance sheet and sources of revenue. This was recognized by Moody’s, with upgrades of the Company’s rating to A1, the strongest rating among its peers.

•
The market also recognized the Company’s progress in 2020, as reflected in top peer shareholder performance over 1, 3, & 5 year periods. The Company’s share price increased by 34% in 2020, and market value increased 52% to $124 billion.

•
In addition, the Company focused on the health and well-being of its employees against an extremely challenging backdrop and strengthened its commitment to diversity and inclusion. The COVID-19 pandemic did not give rise to any reductions in force of any of the Company’s worldwide employees.

Consistent with previous years, for 2020, 75% of Mr. Gorman’s incentive compensation is deferred and subject to clawback over three years, 100% of Mr. Gorman’s deferred incentive compensation is delivered in the form of equity awards, and 50% of Mr. Gorman’s incentive compensation is delivered in performance-vested equity incentive awards with rigorous performance objectives.
For a detailed description of our executive compensation program, see “Overview of Voting Items,” CD&A (including Section 5 “Explanatory Notes”) and “Executive Compensation.”
Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
48 Morgan Stanley 2021 Proxy Statement

COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)
In this CD&A, we review the objectives and elements of Morgan Stanley’s executive compensation program, its alignment with Morgan Stanley’s performance and the 2020 compensation decisions for our named executive officers (NEOs):
James P. Gorman	Chief Executive Officer
Jonathan M. Pruzan	Chief Financial Officer
Edward N. Pick	Head of Institutional Securities
Andrew M. Saperstein	Head of Wealth Management
Daniel A. Simkowitz	Head of Investment Management
The “2020 Summary Compensation Table” and other compensation and benefits disclosures follow this CD&A.
The CD&A is organized into the following five sections:
Page:
1. Overview of Compensation Approach and Performance Highlights	49
2. Compensation Objectives	58
3. Framework for Making Compensation Decisions	58
4. Compensation Decisions and Program Elements	64
5. Explanatory Notes	69
The “Explanatory Notes” to this CD&A are an integral part of the Company’s financial and operating performance described herein. A detailed analysis of the Company’s financial and operational performance for 2020 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the Company’s 2020 Form 10-K. Information provided in this CD&A may include certain non-GAAP financial measures. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures are included in either the 2020 Form 10-K or in the “Explanatory Notes.”
1. Overview of Compensation Approach and Performance Highlights
1.1 Executive Summary
The CMDS Committee follows a prescribed framework for determining executive compensation to ensure that Morgan Stanley’s compensation program delivers pay for sustainable performance, aligns compensation with shareholders’ interests, is motivating and competitive, and reflects shareholder input and best practices in corporate governance, risk management and regulatory principles. The CMDS Committee’s commitment to these compensation objectives is demonstrated in the structure of executive compensation and our CEO pay framework detailed in this CD&A.
Based on an evaluation of 2020 Company and CEO performance, including record financial performance and significant progress in implementing a long-term strategy that has led to transformational change and a resilient business model, the CMDS Committee set CEO total compensation for 2020 at $33 million with shareholder-aligned features.
Under Mr. Gorman’s leadership, for 2020:
•	The Company achieved record financial performance in terms of revenues and profit before tax.
•	The Company continued execution of its long-term strategy with the acquisitions of E*TRADE and Eaton Vance.
•
The Company continued a clear and consistent strategy to transform the business to emphasize a more stable and durable balance sheet and sources of revenue. This was recognized by Moody’s, with upgrades of the Company’s rating to A1, the strongest rating among its peers.

•
The market also recognized the Company’s progress in 2020, as reflected in top peer shareholder performance over 1, 3, & 5 year periods. The Company’s share price increased by 34% in 2020 and market value increased 52% to $124 billion.

•
In addition, the Company focused on the health and well-being of its employees against an extremely challenging backdrop, and strengthened its commitment to diversity and inclusion. The COVID-19 pandemic did not give rise to any reductions in force of any of the Company’s worldwide employees.

Morgan Stanley 2021 Proxy Statement 49

COMPENSATION MATTERS

Consistent with previous years’ compensation and shareholder feedback over the years, 2020 CEO incentive compensation is structured as follows:
2020 CEO Incentive Compensation

1.2 Framework for CEO Compensation Decision
The CMDS Committee’s framework for determining CEO compensation supports and reinforces the Company’s pay-for-performance philosophy and incorporates the following key steps:

50 Morgan Stanley 2021 Proxy Statement

COMPENSATION MATTERS

Each year, the CMDS Committee establishes a target compensation range for the CEO and outlines guidelines for the CEO performance assessment at year end.

At the start of 2020, the CMDS Committee, in consultation with its independent compensation consultant, established a target range for CEO compensation as well as the factors to be considered in determining year-end compensation. The CMDS Committee established a range for 2020 CEO pay of $28 million or more for performance exceeding expectations to $10 million or less for performance substantially below expectations.

To inform its decision-making with respect to the appropriate target range, the CMDS Committee considers compensation information for the 16 financial companies in the S&P 100 index, as described in Section 3.1 under “Benchmarking Target CEO Pay.”

1.3 Company Performance Highlights
In its assessment of 2020 performance, the CMDS Committee considered Morgan Stanley’s financial performance, progress in relation to its long-term strategic objectives, shareholder returns, and other key accomplishments.
Morgan Stanley 2021 Proxy Statement 51

COMPENSATION MATTERS

2020 Financial Performance
Under Mr. Gorman’s leadership, the Company achieved record financial performance in terms of revenues and profit before tax. Company full-year net revenues were $48 billion with full-year net income of $11 billion. The Company reported a full year ROTCE of 15.2% and earnings per share of $6.46. This was a culmination of strategic transformational process that was a decade in the making.

Company		2010 – 2014 Adjusted Year Ended December 31, 2014[1]	2015 – 2019 Year Ended December 31, 2019	2020 Year Ended December 31, 2020[2]
Company	Net Revenues	$34Bn	$41Bn	$48Bn
	Efficiency Ratio	79%	73%	70%
	Net Income	$4.5Bn	$9.0Bn	$11.0Bn
	ROTCE	7.5%	13.4%	15.2% (15.4% ex. integration expenses)
	EPS	$2.13	$5.19	$6.46 ($6.58 ex. integration expenses)
	Common Equity Tier 1 Ratio	10.9%	16.4%	17.4%

(1)	See “2014 Adjusted Operating Performance Metrics” in the “Explanatory Notes.”
(2)
The comparisons of current and prior periods are impacted by the financial results of E*TRADE reported in the Wealth Management Segment. The Company's fourth quarter earnings results reflect the completed acquisition of E*TRADE, which closed on October 2, 2020. The Company achieved record results in 2020 both inclusive and exclusive of the E*TRADE acquisition.

In addition, the Company has demonstrated strong returns exceeding its cost of capital, which has led to a robust capital base. This capital position permits the ability to balance capital return while continuing to invest for future growth.

Delivered Robust Returns	Despite Excess Capital

52 Morgan Stanley 2021 Proxy Statement

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Strategic Objectives
During 2020, the Company continued execution of its long-term strategy with the acquisitions of E*TRADE and Eaton Vance. The acquisition of E*TRADE positions the Company as an industry leader in Wealth Management across all channels and segments and significantly increases the scale and breadth of the Company’s Wealth Management franchise. The acquisition of Eaton Vance establishes Investment Management as a leading global asset manager with highly complementary platforms in key secular growth areas. In addition, the Company continued a clear and consistent strategy to transform the business to emphasize a more stable and durable balance sheet and sources of revenue, which should provide more predictable results during various market conditions in the future.
The Company’s strategy to transform the business was recognized by Moody’s, with upgrades of the Company’s rating to A1, the strongest rating among its peers. In addition, the Company’s recent stress test results confirmed the Company’s solid capital position. Our Board has authorized the repurchase of up to $10 billion of outstanding common stock in 2021.
Opportunistic Acquisitions: Emphasis on Balance Sheet Light Sources of Revenue and Growth

*	The Company entered into an agreement to acquire Eaton Vance on October 8, 2020; the acquisition closed on March 1, 2021.
Key Drivers of Growth

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Shareholder Returns
The Company’s record financial performance in 2020 and execution of its strategic objectives contributed to Morgan Stanley delivering consistent shareholder returns over time. Morgan Stanley’s TSR outperformed the average of its Global Peers over one-, three- and five-year periods. During 2020, the Morgan Stanley share price increased by 34% and market value increased 52% to $124 billion.

1-Year (2020) TSR | 3-Year (2018-2020) TSR | 5-Year (2016-2020) TSR

Morgan Stanley Ranked #1 out of 9 Across All Time Periods

During 2020, share price increased by 34% from $51.12 to $68.53 and market cap increased 52% to $124Bn

38%
(1%)
(2%)
Morgan Stanley
Avg. Global Peers
S&P 500 Fin. Index
41%
(9%)
13%
Morgan Stanley
Avg. Global Peers
S&P 500 Fin. Index
144%
22%
69%
Morgan Stanley
Avg. Global Peers
S&P 500 Fin. Index

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Other Key Accomplishments
Under Mr. Gorman’s leadership, the Company focused on the health and well-being of its employees against an extremely challenging backdrop that included the COVID-19 health crisis, extraordinary client financing demand, an increase in corporate defaults and bankruptcies, and record market volumes. Early in the crisis, the Company committed to making no reductions in its workforce through 2020, providing reassurance to its employees in a very difficult time. The Company also implemented changes in the best interest of its employees in response to the COVID-19 pandemic, including having the vast majority of its employees work from home and providing productivity resources when necessary, while implementing additional safety measures for employees continuing critical on-site work, COVID-19 specific medical benefits, extended childcare benefits, mental health resources and modified work schedules.
The Company also strengthened its commitment to diversity and inclusion under Mr. Gorman’s leadership. As part of its continuing efforts in this area, the Company added a commitment to diversity and inclusion as its fifth core value and announced the creation of the Institute for Inclusion, a Company-wide effort chaired by Mr. Gorman with the mission to invest in underserved communities, advance equity through giving, and drive workplace diversity and inclusion. The Company also supported a number of external organizations driving racial equity, including the NAACP Legal Defense and Education Fund, Carver Bank, and three top Historically Black Colleges and Universities. In addition, the Company published its first Diversity and Inclusion Report in 2020, reflecting the Company’s commitment to increase transparency and accountability for progress.

Section 3.2 contains further details about Company performance; see also Section 5 “Explanatory Notes.”
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1.4 CEO Compensation Determination
The 2020 pay decision for the CEO was made by the CMDS Committee, in consultation with the entire Board, following its assessment of Mr. Gorman’s outstanding individual performance, including both significant progress in implementing a long-term strategy previously articulated by Mr. Gorman that has led to transformational change and a resilient business model, and the Company’s record 2020 financial performance. Company and CEO performance in 2020 were strong, and the CMDS Committee determined that a 2020 pay decision for Mr. Gorman of $33 million, up from $27 million in 2019, was appropriate. Mr. Gorman’s pay was reduced in 2019 from $29 million in 2018, notwithstanding Mr. Gorman’s outstanding individual performance and the Company’s strong financial performance, in light of the Company’s focus on expense discipline and the employee reduction that occurred at the end of 2019. The reduction of Mr. Gorman’s compensation in 2019 illustrates the pay for performance-based nature of the Company’s compensation framework.
Section 3.2 contains more details about individual NEO performance. Section 4.1 contains the 2020 compensation decisions for each NEO, which follow a similar performance evaluation process.
MS 2020 Performance Evaluation	2020 CEO Compensation Elements ($MM)

*	$33 million is the amount the CMDS Committee awarded to the CEO in early 2021 for 2020 performance. This amount differs from the SEC required disclosure in the “2020 Summary Compensation Table.”
The alignment of Mr. Gorman’s pay with Company performance can also be demonstrated over the longer term. A significant portion of CEO pay is delivered through equity awards, the realizable value of which increases or decreases over time with stock price performance. Mr. Gorman’s total realizable pay over the 2018–2020 period was approximately 12% greater than his total pay as reported in the “2020 Summary Compensation Table” for the relevant years, while the Company’s three-year TSR for the same period was higher at 31%. Realizable pay reflects the current aggregate value of base salary, cash bonus and equity awards disclosed in the 2018, 2019 and 2020 proxy statements, with equity awards valued using the closing price of the Company’s common stock on December 31, 2020 and performance-vested awards valued based on performance at target.
NEO pay in a given year is typically delivered in a combination of fixed compensation (generally, base salary), cash bonus, and deferred incentive compensation provided in restricted stock units (RSUs) and a long-term incentive program (LTIP) award in the form of performance stock units.
In determining the portions of compensation to award as cash bonus, deferred incentive compensation, RSUs and LTIP awards, the CMDS Committee considers applicable regulatory requirements and guidelines for deferral, as well as market practices. A significant portion of pay is deferred, awarded in equity, subject to future stock price performance and cancellation and clawback and, in the case of LTIP awards, subject to future achievement of specified financial objectives over a three-year period.
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These compensation elements support the Company’s key compensation objectives, discussed in Section 2, including delivering pay for sustainable performance.

Deferred Incentive Compensation
• 75% of 2020 CEO incentive compensation is deferred over three years
• Clawbacks cover material adverse outcomes, even absent misconduct
• No automatic vesting on change in control; double trigger in place

Performance-Vested Long-Term Equity Incentive Award
• CEO performance-vested award is 50% of incentive compensation, consistent with shareholder feedback
• Shares earned can range from 0 to 1.5x target based on three-year performance against ROTCE and TSR objectives

Equity-Based Compensation
• 100% of CEO deferred incentive compensation awarded in equity
• Significant portion of equity-based compensation aligns employee and shareholder interests
• Meaningful share ownership and retention requirements further shareholder alignment

Best Practices
• Prohibitions on pledging, hedging, selling short or trading derivatives
• No excise tax protection upon a change in control
• Annual risk review
• CMDS Committee retains independent compensation consultant

Section 4.1 contains the compensation decisions (both the amount and mix of compensation elements) for each NEO. Sections 4.2 and 4.3 contain more detail about the elements and key features of our compensation program.
1.5 Ongoing Shareholder Engagement and “Say on Pay” Vote
Morgan Stanley is committed to open and ongoing communication with our shareholders, and takes the opportunity to engage with shareholders directly on compensation and other matters to understand their perspectives and provide information about Morgan Stanley’s programs, performance assessment and decision-making process.
A substantial majority (approximately 94%) of the votes cast at the May 2020 annual meeting of shareholders were in favor of our annual “Say on Pay” proposal. In 2020, we continued our engagement program, seeking feedback from shareholders and proxy advisory firms on a variety of topics, including executive compensation, corporate governance, diversity and environmental and social goals. The feedback that we received during the engagement program was conveyed to the CMDS Committee and the Board. Shareholders who provided feedback during our engagement program generally praised the quality of the Company’s disclosure and reported that the Committee’s use of discretion in the administration of the program is reasonable and that executive compensation at Morgan Stanley is viewed as well-aligned with performance. The CMDS Committee factored shareholder feedback, including the “Say on Pay” vote results, into its consideration of the executive compensation structure and determination of 2020 NEO pay levels. After carefully considering shareholder feedback and other factors, the CMDS Committee maintained its performance-based approach to executive compensation for 2020 and increased the proportion of deferred incentive compensation granted to all NEOs in the form of equity-based awards to 100%.
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2. Compensation Objectives
Morgan Stanley is committed to responsible and effective compensation programs. The CMDS Committee continually evaluates the Company’s compensation programs with a view toward balancing the following key objectives, all of which support the Company’s culture and values and shareholders’ interests:

Deliver Pay for Sustainable Performance
• Variable annual incentives and performance-vested long-term incentives tied to future performance against strategic objectives
• Consideration of returns for shareholders and appropriate rewards to motivate employees

Align Compensation with Shareholders’ Interests
• Significant portion of incentive compensation is deferred, subject to cancellation and clawback, and tied to the Company’s stock with retention requirements
• Ongoing shareholder engagement to understand shareholder views

Attract and Retain Top Talent
• Competitive pay levels to attract and retain the most qualified employees in a highly competitive global talent environment
• Incentive awards include vesting and cancellation provisions that retain employees and protect the Company’s interests

Mitigate Excessive Risk-Taking
• Compensation arrangements do not incentivize unnecessary or excessive risk-taking  that could have a material adverse effect on the Company
• Robust governance around review and approval of compensation programs, including from a risk perspective

3. Framework for Making Compensation Decisions
3.1 Factors Considered in Compensation Decisions
The 2020 compensation of the NEOs was determined by the CMDS Committee after consideration of Company business results, strategic performance and individual performance, as well as competitor compensation data and, with respect to the CEO, benchmarking data, and other considerations set forth below.
Performance Priorities
For 2020, a number of quantitative and qualitative performance priorities were set by the CMDS Committee and the Board at the beginning of the year. The performance priorities are established based on a directional assessment made at the beginning of the year in light of the market environment, and the Company’s strategic objectives and their attainment or non-attainment does not correspond to any specific compensation decision. To inform its decision-making process for NEO compensation for 2020, the CMDS Committee evaluated Company and individual performance in light of the pre-established performance priorities. See Section 3.2 “Evaluating Company and Individual Performance for Alignment with Executive Compensation.”
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For 2020, the CMDS Committee reviewed performance priorities in the following areas:

Compensation Market Data
During 2020, the CMDS Committee reviewed analyses of our competitors’ pay levels, including historical compensation data obtained from public filings and compensation surveys conducted by consultants on an unattributed basis, as well as compensation plan design. The Company uses a Comparison Group to understand market practices and trends, evaluate the competitiveness of our compensation programs, and inform compensation decisions. Our Comparison Group consists of companies that either directly compete with the Company for business and/or talent or are global organizations with scope, size or other characteristics similar to those of the Company.

Comparison Group
Bank of America Corp. Citigroup Inc. Goldman Sachs Group Inc. JPMorgan Chase & Co. Wells Fargo & Company	Barclays Plc Credit Suisse Group Deutsche Bank AG UBS AG
Benchmarking Target CEO Pay
As discussed in Section 1.2, the CMDS Committee, in consultation with its independent compensation consultant, Pay Governance, established a target range for 2020 compensation for the CEO of $28 million or more for performance exceeding expectations to $10 million or less for performance substantially below expectations. To inform its decision-making with respect to the appropriate target range, the CMDS Committee reviewed available 2019 compensation levels for the 16 financial companies in the S&P 100 index, which are intended to reflect institutions of similar size, scope and complexity. The CMDS Committee then utilized the range of results as a benchmark from which to set the target range for 2020 compensation for the CEO.
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16 Financial Companies in the S&P 100 Index

Bank of America Corp Citigroup Inc. Goldman Sachs Group Inc. JPMorgan Chase & Co. Wells Fargo & Company	AIG Allstate American Express BlackRock Bank of New York Mellon Capital One Financial	MasterCard MetLife PayPal US Bancorp VISA
Relative Pay Considerations
We place importance on the pay relationships among members of our Operating Committee because we view our Operating Committee members as highly talented executives capable of rotating among the leadership positions of our businesses and key functions. Our goal is always to be in a position to appoint our most senior executives from within our Company and to incentivize our people to aspire to senior executive roles. At year end, the CMDS Committee reviewed the relative differences between the compensation for the CEO and other NEOs and between the NEOs and other members of the Operating Committee.
Input and Recommendations from the CEO, Independent Directors and Independent Consultant
At the end of the year, Mr. Gorman presented the CMDS Committee with performance assessments and compensation recommendations for each NEO, other than himself. The CMDS Committee reviewed these recommendations with its independent compensation consultant to assess whether they were reasonable compared with the market for executive talent and met in executive session to discuss the performance of our CEO and the other NEOs and to determine their compensation. In addition, the CMDS Committee and Board reviewed proposed NEO incentive compensation with Mr. Gorman, and the CMDS Committee reviewed CEO compensation with the Board (other than Mr. Gorman).
Compensation Expense Considerations
Prior to determining individual NEO incentive compensation, the CMDS Committee reviewed and considered the relationship between Company performance, total compensation expense (which includes fixed compensation costs such as base salaries, allowances, benefits, commissions and amortization of prior deferred compensation awards), and incentive compensation as a subset of overall compensation expense. This exercise furthers the balancing of the objectives of delivering returns for shareholders, while providing appropriate rewards to motivate superior individual performance.
Global Regulatory Principles
The Company’s compensation practices are subject to oversight by our regulators in the U.S. and internationally. For example, the Company is subject to the Federal Reserve Board’s (Federal Reserve) guidance that is designed to help ensure that incentive compensation paid by banking organizations does not encourage imprudent risk-taking that threatens the organizations’ safety and soundness. The Company is also subject to the compensation-related provisions of the Dodd-Frank Act, as well as the remuneration code of the U.K. Financial Conduct Authority and the U.K. Prudential Regulation Authority (U.K. PRA) Rulebook, which prescribes the compensation structure for certain employees who are identified as material risk takers.
Tax Deductibility
Section 162(m) of the Internal Revenue Code (Section 162(m)) limits the tax deductibility of compensation for certain executive officers that is more than $1 million. The CMDS Committee continues to have the flexibility to pay nondeductible compensation if it believes it is in the best interests of the Company.
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3.2 Evaluating Company and Individual Performance for Alignment with Executive Compensation
As set forth in Section 1.3, in determining the annual incentive compensation of the CEO and other NEOs, the CMDS Committee weighed the Company’s overall financial performance and, as applicable, business unit performance and achievement of its long-term strategic objectives. Management reviewed the Company’s forecasted 2020 financial performance with the CMDS Committee in December 2020, and the CMDS Committee assessed full-year actual financial results before finalizing compensation decisions in January 2021.
Company Financial Performance and Strategic Objectives
In 2020, Morgan Stanley’s strategic progress and financial performance were reflected in the Company’s record financial results. The CMDS Committee considered these results, as well as the performance indicated below, in determining compensation for our NEOs.

Company
° Achieved record net revenues of $48 billion up 16% from 2019, Net Income of $11 billion up 22% from 2019, and EPS of $6.46 up 24% from 2019; results reflect the strength and scale of the global franchise

° Delivered ROTCE of 15.2% (or 15.4% excluding integration costs) and an Expense Efficiency Ratio of 70%
° Acquired E*TRADE and Eaton Vance; transformational strategy recognized by Moody’s with ratings upgrades to A1, the strongest rating among peers
° Delivered robust returns and well-positioned to return excess capital ending the year with a Common Equity Tier 1 Ratio of 17.4%; Board approved $10 billion share repurchase program
° Focus on employees and communities during global COVID-19 pandemic, including commitment to no reductions in workforce through 2020 and providing support to small businesses and minority depository institutions

Institutional Securities	° Delivered record net revenues of $26 billion up 27% from 2019
° Pre-tax margin was 35% and Net Income of $7 billion up 52% from 2019
° Record results in Investment Banking and Sales & Trading reflected constructive markets and robust client activity
Wealth Management	° Delivered record revenues of $19 billion while investing in the business and integrating E*TRADE
° Pre-Tax Margin of 23% (24.2% excluding integration costs) compared with 27.2% in 2019
° Results reflect strong underlying fundamentals including fee-based flows, new clients, net new assets and lending and deposit growth
Investment Management
° Net revenues of $3.7 billion were relatively unchanged from 2019, primarily reflecting lower accrued carried interest on investments offset by higher asset management revenues resulting from higher average assets under management (AUM)

° Results reflect record asset management revenues (up 15% from 2019), driven by record AUM (growth of 41% from 2019 to $781 billion) and record long-term net flows of $41 billion
° Continued to advance Investment Management’s positioning for growth with the acquisition of Eaton Vance, which increased combined AUM to approximately $1.4 trillion as of the closing date of the transaction

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Individual Performance
In addition to the performance factors discussed above, the Committee considered the following individual contributions of the CEO and each other NEO:

James P. Gorman Chief Executive Officer	° Delivered record financial performance in terms of revenues and profit before tax
° Continued execution of long-term strategy with the acquisitions of E*TRADE and Eaton Vance
° Continued a clear and consistent strategy to transform the business to emphasize more stable and durable balance sheet and sources of revenue, which should provide more predictable results during various market conditions in the future; strategy recognized by Moody’s with upgrades of the Company’s rating to A1, highest among peers

° Achieved top performance in total shareholder return versus peers over 1, 3 & 5 year periods; during 2020, the Morgan Stanley share price increased by 34% and market value increased 52% to $124 billion

° Maintained solid capital position evidenced by the recent stress test results
° Focused on the health and well-being of employees against an extremely challenging backdrop that included the COVID-19 health crisis, extraordinary client financing demand, an increase in corporate defaults and bankruptcies, and record market volumes

° Strengthened the Company’s commitment to diversity and inclusion, including adding “Commit to Diversity and Inclusion” as a new core value, creating the Institute for Inclusion, and publishing the Company’s first annual Diversity and Inclusion Report

° Continued focus on recruiting and developing exceptional talent
° Liaised with clients on a global basis to convey the full Company value proposition while enhancing the Company’s reputation among global regulators, research analysts, rating agencies, shareholders, clients and the media

Jonathan M. Pruzan Chief Financial Officer	° As Head of Corporate Strategy, executed two significant and transformative acquisitions, E*TRADE and Eaton Vance, followed by Moody’s ratings upgrades
° Effectively managed the Company’s liquidity/balance sheet through significant volatility throughout the COVID-19 health crisis
° Enhanced and strengthened the Company’s Comprehensive Capital Analysis and Review (CCAR) completing two submissions in 2020, while strengthening the quarterly stress test approach
° Maintained a strong focus on managing expenses, enabling the Company to continue to enhance its operating leverage
° As Head of Finance, ensured teams transitioned effectively to working remotely, maintaining a strong control environment and executing on all regulatory requirements
° Continued focus on recruiting and developing exceptional talent, with an emphasis on diversity and inclusion
° Increased engagement with regulators, research analysts, media, shareholders and clients globally to clearly communicate a consistent strategy to transform business mix
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Edward N. Pick Head of Institutional Securities
° Focused on continued integration of the Institutional Securities businesses contributing to record financial performance, including net revenues of $26 billion (up 27%), while effectively managing risk during the COVID-19 health crisis

° Demonstrated operating leverage in the business achieving pre-tax margin of 35% and attractive returns
° Drove strong performance across Investment Banking and Sales & Trading, as net revenues were up 26% and 37%, respectively, from strong 2019 results
° Continued standout performance of Global Equities, which has ranked first among peers for the seventh consecutive year
° Continued execution of the Company’s strategy to increase client wallet share and foster collaboration with the Wealth Management and Investment Management segments to grow relationships and revenues

° Successfully navigated the dislocation caused by the COVID-19 health crisis, managing the Sales & Trading businesses during periods of extreme market volatility in an unprecedented period of work-from-home, developing an effective return-to-office strategy, and providing resources and support to those employees continuing to work in a remote environment

° Focused on talent, including committing to and executing on strategic initiatives that have resulted in the recruitment and development of diverse employees, and sponsoring mentorship programs preparing junior analysts for long-term careers at the Company

Andrew M. Saperstein Head of Wealth Management	° Delivered strong results for the Wealth Management business, including record revenues of $19 billion, pre-tax margin of 23% (24.2% excluding integration costs) and record fee-based flows
° Consistent client asset growth, doubling in size from $2 trillion in 2014 to $4 trillion in 2020
° Led a multi-year technology investment strategy, which was key in successfully steering the business through the COVID-19 pandemic response, providing support and guidance to clients and caring for the needs and safety of the Wealth Management employees

° Continued execution of our strategic transformation, driving the scale of Wealth Management and positioning the business as an industry leader in all client channels with the integration of Solium Capital and acquisition of E*TRADE

° Prioritized creating an inclusive and diverse culture which focuses on delivering to clients, managing risks, and creating an environment that attracts and develops talent, and positioning the business as an employer of choice as evidenced by strong advisor recruiting and low advisor attrition to competition

Daniel A. Simkowitz Head of Investment Management	° Achieved record AUM with long-term AUM increasing by 38% and total AUM increasing by 41%
° Delivered strong absolute and relative financial performance in 2020; achieved industry leading long term flow organic growth and asset management fee growth of 15%
° Led strategic assessment and execution of the acquisition of Eaton Vance, advancing our strategic transformation to create a premier global asset manager with highly complementary platforms in key secular growth areas

° Focused on growth opportunities through distribution partnerships, launching new products and scaling existing strategies across the business
° Continued prioritization on culture, talent and diversity throughout the year; focused on executing successfully for clients and ensuring employee connectivity, engagement and well-being in a work-from-home environment

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4. Compensation Decisions and Program Elements
4.1 Compensation Decisions
The table below shows the CMDS Committee’s 2020 compensation decisions for the NEOs, which is different from the SEC required disclosure in the “2020 Summary Compensation Table.” The compensation reported in rows 1 and 2 below are also reported in the “2020 Summary Compensation Table.” The awards reported in rows 3 and 4 are not reportable in the “2020 Summary Compensation Table” because they were not granted in 2020; they will be reportable next year in the summary compensation table, in accordance with SEC rules.
	Mr. Gorman	Mr. Pruzan	Mr. Pick	Mr. Saperstein	Mr. Simkowitz
1.Base Salary	$1,500,000	$1,000,000	$1,000,000	$1,000,000	$1,000,000
2.Cash Bonus	$7,875,000	$6,037,500	$9,887,500	$6,562,500	$6,562,500
3.Deferred Equity Award (RSUs)(a)	$7,875,000	$5,462,500	$8,112,500	$5,987,500	$5,987,500
4.2021–2023 Performance-Vested LTIP Award(b)	$15,750,000	$3,500,000	$8,000,000	$3,950,000	$3,950,000
Total (sum of rows 1-4):	$33,000,000	$16,000,000	$27,000,000	$17,500,000	$17,500,000
(a)
Mr. Gorman received 105,188 RSUs, Mr. Pruzan received 72,963 RSUs, Mr. Pick received 108,360 RSUs, Mr. Saperstein received 79,976 RSUs and Mr. Simkowitz received 79,976 RSUs (in each case, calculated using the volume-weighted average price of Company common stock of $74.8657 on January 21, 2021, the grant date). The RSUs are scheduled to vest and convert to shares of Company common stock (and cancellation provisions lift) on January 27, 2024, except that 50% of Mr. Gorman’s RSU award is scheduled to vest and convert to shares on January 27, 2023, consistent with his deferral schedule for his 2019 compensation given his higher deferral percentage relative to the other NEOs.

(b)
The target number of performance stock units underlying the LTIP award granted to Mr. Gorman is 210,376 stock units, to Mr. Pruzan is 46,750 stock units, to Mr. Pick is 106,858 stock units, to Mr. Saperstein is 52,761 stock units and to Mr. Simkowitz is 52,761 stock units (in each case, calculated using the volume-weighted average price of Company common stock of $74.8657 on January 21, 2021, the grant date).

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4.2 Compensation Program Elements
The following chart provides a brief summary of the principal elements of the Company’s 2020 compensation program for our NEOs. Each NEO receives a base salary and is eligible to receive discretionary annual incentive compensation for prior-year performance. Annual incentive compensation is intended to reward NEOs for achievement of the Company’s financial and strategic objectives over the prior year and is delivered in a mix of a cash bonus and deferred incentive compensation in the form of deferred equity. The amount of incentive compensation that is deferred is based on a deferral table, which results in a more significant deferral at higher incentive compensation levels. For 2020, the Committee did not grant deferred cash-based awards and instead granted additional RSUs, resulting in 100% of each NEO’s deferred incentive compensation being equity-based, further aligning compensation with shareholders’ interests. The LTIP awards, which are deferred equity awards that are subject to future achievement of specified financial objectives over a three-year period, are described in more detail in Section 4.3 “Long-Term Incentive Program.”
	Purpose	Features
Base Salary	° Reflects level of experience and responsibility ° Intended to be competitive with salaries for comparable positions at competitors	° Reviewed periodically and is subject to change for, among other reasons, a change in responsibilities or the competitive environment ° Unchanged for NEOs in 2020
Cash Bonus	° Aligned with competitive pay approaches	° Intended to be consistent with practice among the Comparison Group ° Higher-compensated employees continue to be subject to higher deferral levels
Deferred Equity Incentive Compensation Award — RSUs	° Link realized value to shareholder returns ° Terms of awards support retention objectives and mitigate excessive risk-taking over a three-year deferral period
° Subject to cancellation for competition, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal policies, or compliance, ethics or risk management standards, and failure or refusal to perform duties satisfactorily, including supervisory and management duties), disclosure of proprietary information, and solicitation of employees or clients

° Subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies

° For Operating Committee members (including executive officers), also subject to clawback if the CMDS Committee determines that the Operating Committee member had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions

° For the LTIP, see also Section 4.3
“Long-Term Incentive Program”

Performance-Vested Incentive Compensation Award — LTIP
° Link realized value to future performance against strategic objectives and shareholder returns

° Terms of awards support retention objectives and mitigate excessive risk-taking over a three-year performance period

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4.3 Long-Term Incentive Program
The 2021–2023 LTIP awards tie a meaningful portion of each NEO’s compensation to the Company’s long-term financial performance and reinforce the NEO’s accountability for the achievement of the Company’s financial and strategic objectives by directly linking the ultimate realizable award value to prospective performance against core financial measures over a three-year period.
Previously, LTIP awards vested and converted to shares after three years only if the Company achieved predetermined performance goals with respect to ROE and relative TSR. The CMDS Committee amended the LTIP with respect to 2021–2023 LTIP awards to replace the ROE performance goal with an ROTCE performance goal in order to more directly align the LTIP awards with the Company’s strategic objectives.
General Terms
The 2021–2023 LTIP awards will vest and convert to shares of the Company’s common stock at the end of the three-year performance period upon the Company’s achievement of predetermined performance objectives with respect to ROTCE and relative TSR, as set forth below, over the period beginning on January 1, 2021 and ending on December 31, 2023. These performance objectives are consistent with, and drive, Morgan Stanley’s long-term strategy, reflective in the strategic objectives in Section 1.3 and the performance priorities in Section 3.1. While each participant was awarded a target number of performance stock units, the actual number of units earned could vary from zero, if performance objectives are not met, to up to 1.5 times target, if performance objectives are meaningfully exceeded. No participant will receive any portion of the LTIP award if the threshold performance objectives are not met.
The LTIP awards remain subject to cancellation upon certain events until they are converted to shares of Company common stock. If, after conversion of the LTIP awards, the CMDS Committee determines that the performance certified by the CMDS Committee was based on materially inaccurate financial statements, then the shares delivered will be subject to clawback by the Company.
Performance Objectives
One-half of the target LTIP award is earned based on the Company’s average ROTCE over the three-year performance period (MS Average ROTCE). The other half of the target LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the same three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows (for performance between two thresholds, straight-line interpolation applies):
MS Average ROTCE*	Multiplier
15% or more	1.50
13%	1.00
8%	0.50
Less than 8%	0.00
Relative TSR**	Multiplier
25% or more	1.50
0%	1.00
-50%	0.50
Less than -50%	0.00
*
MS Average ROTCE, for this purpose, excludes: (a) the impact of debt valuation adjustment; (b) certain gains or losses associated with the sale of specified businesses; (c) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011; and (d) specified cumulative catch-up adjustments resulting from changes in, or application of, a new accounting rule that are not applied on a full retrospective basis.

**	Relative TSR is determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.00.
As described in further detail in note 2 to “2020 Grants of Plan-Based Awards,” each of our NEOs received an LTIP award in 2020 on similar terms as described above.
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The CMDS Committee has consistently set challenging performance objectives for our LTIP awards. The variability over time of the percentage of our LTIP awards that have been earned demonstrates a strong pay-for-performance link. Since the inception of the program in 2009, the average of the payouts of all nine LTIP awards up to and including the 2018 LTIP awards is 98% of target.
LTIP Program Performance

Actual Payout
Maximum Payout
200%
175%
150%
125%
100%
75%
50%
25%
0%
Performance Multiplier
0%
63%
106%
135%
101%
103%
106%
114%
150%
2010
2011
2012
2013
2014
2015
2016
2017
2018
Grant Year

As described in note 3 to “2020 Option Exercises and Stock Vested,” LTIP awards granted in 2018 (2018 LTIP award) vested at 150% of target, based on performance over the three-year performance period ended December 31, 2020.
4.4 Additional Compensation Practices
Robust Clawback Policies and Procedures
Throughout the year, employee conduct matters that are escalated through the Company’s Global Conduct Risk Program are reviewed to determine whether they present situations that could require clawback or cancellation of previously awarded compensation, as well as downward adjustments to current-year compensation. Clawbacks of previously awarded compensation are reviewed quarterly with the Employee Discipline Oversight Committee (a committee of senior management currently composed of the CFO, CLO, CRO, Chief Audit Officer, Chief Human Resources Officer and Chief Compliance Officer) and reported to the CMDS Committee. In addition, the Global Incentive Compensation Discretion Policy adopted by the CMDS Committee sets forth standards for managers on the use of discretion when making annual compensation decisions and considerations for assessing risk management and outcomes. Further, the Company’s control functions conduct a semiannual review of employee conduct with respect to risk and control matters, and are asked to identify inappropriate behavior that may not be captured through other Company processes. The results of the reviews are reflected in performance feedback and considered in compensation decisions.
No Change in Control Tax Gross-Up Protection
NEOs are not contractually entitled to any golden parachute excise tax protection upon a change in control of Morgan Stanley and are not entitled to severance pay upon termination of employment in excess of broad-based benefits.
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Health and Insurance Benefits
All NEOs are eligible to participate in Company-sponsored health and insurance benefit programs available in the relevant jurisdiction to similarly situated employees. In the U.S., higher compensated employees pay more to participate in the Company’s medical plan. NEOs are also eligible to participate in Morgan Stanley’s Executive Health Program, under which each NEO is eligible to receive Company-funded access to a private primary care physician offering on-call services and an annual executive health care assessment. Upon retirement, NEOs are eligible for Company-paid retiree health coverage for themselves and eligible dependents.
No Executive Pensions
Company-provided retirement benefits in the U.S. include a tax-qualified 401(k) plan (401(k) Plan) and a frozen tax-qualified pension plan (the Employees Retirement Plan (ERP)). No NEO is awarded with credited service in excess of his/her actual service under the ERP. Pension and retirement benefits provided to NEOs are discussed in further detail under “2020 Pension Benefits.”
No Excessive Perquisites
The Company provides personal benefits to certain of the NEOs for competitive and security reasons. The Company’s Board-approved policy authorizes the CEO to use the Company’s aircraft. As of January 1, 2010, Mr. Gorman entered into a time-share agreement with the Company permitting him to reimburse the Company for the incremental cost of his personal use of the Company’s aircraft. In 2020, for health and safety reasons, NEOs were authorized to use the Company’s aircraft and certain NEOs entered into time-share agreements with the Company permitting them to reimburse the Company in part for their personal use of the Company’s aircraft. Personal benefits provided to NEOs are discussed in further detail under “2020 Summary Compensation Table.”
No Hedging or Pledging
Company policy prohibits NEOs from pledging, selling short, engaging in hedging strategies or trading derivatives involving Morgan Stanley securities. See also “Ownership of Our Stock—Company Hedging Policies.”
Stock Ownership Commitment
NEOs are subject to an Equity Ownership Commitment, which is discussed in detail in “Ownership of Our Stock—Executive Equity Ownership Commitment.”
Risk Management
The Company maintains strong risk and control policies and considers the risk attributes of the Company’s incentive compensation arrangements and risk management factors in making compensation decisions. See also “Compensation Governance and Risk Management.”
Independent Advice
The CMDS Committee makes decisions in consultation with its independent compensation consultant. The role of the independent compensation consultant is discussed in further detail in “Compensation Governance and Risk Management.”
Share Usage
Morgan Stanley pays a significant portion of incentive compensation as deferred equity awards, which aligns the interests of the Company’s employees with those of its shareholders. The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. The Company’s share repurchase program offsets the dilutive impact of these additional shares.
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5. Explanatory Notes
The following explanatory notes are an integral part of the Company’s financial and operating performance described in this CD&A. A detailed analysis of the Company’s financial and operational performance for 2020 is contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in Part II, Item 7 of the 2020 Form 10-K. The comparisons of current and prior periods are impacted by the financial results of the E*TRADE acquisition (reported in the Wealth Management segment), which closed on October 2, 2020. The Company entered into an agreement to acquire Eaton Vance on October 8, 2020; the acquisition closed on March 1, 2021.
Information provided in this CD&A may include certain non-GAAP financial measures that we believe to be useful to us, investors, analysts and other stakeholders by providing further transparency about, or an additional means of assessing, our financial condition and operating results. The definition of such financial measures and/or the reconciliation of such measures to the comparable GAAP figures is included in either the 2020 Form 10-K or herein.
°	2014 Adjusted Operating Performance Metrics
•
To provide a comparative view of 2014 operating performance, our full year reported results are adjusted below to exclude several significant intermittent items, which were highlighted in the Company’s 2014 Annual Report on Form 10-K for the year ended December 31, 2014 as follows:

▪	Litigation costs of approximately $3.1 billion related to residential mortgage backed securities and other credit crisis-related matters (Credit Crisis Litigation);
▪
Net discrete tax benefits of approximately $2.2 billion related to a legal entity restructuring, the remeasurement of reserves and related interest due to new information related to multi-year tax examinations and the repatriation of non-U.S. earnings at a lower cost than originally estimated (Discrete Tax Benefits);

▪
Compensation expense of approximately $1.1 billion related to changes in the approach for awards of discretionary compensation (i.e., reducing the average deferral of such awards to an approximate baseline of 50%) and the acceleration of vesting for certain outstanding deferred cash based incentive compensation awards (Discretionary Incentive Compensation Actions); and

▪	The impact of DVA of approximately $651 million on net revenues.
•
These 2014 Adjusted Operating Performance Metrics are utilized in this CD&A. Adjusting reported results to exclude the intermittent impacts of Credit Crisis Litigation, Discrete Tax Benefits, Discretionary Incentive Compensation Actions and DVA are non-GAAP financial measures. Certain terms used herein are defined in the Explanatory Notes below.

	12 Months Ended Dec 31, 2014
($MM)	As Reported	Adjustments	Adjusted
Net revenues(a)	34,275	(651)	33,624
Compensation expense(b)	17,824	(1,137)	16,687
Non-compensation expense(c)	12,860	(3,083)	9,777
Income from continuing operations before income taxes(d)	3,591	3,569	7,160
Net Income Applicable to Morgan Stanley(e)	3,467	1,042	4,509
Expense Efficiency Ratio(f)	89.5%	(10.8%)	78.7%
Earnings Per Share ($)(g)	1.60	0.53	2.13
Return on Common Equity(h)	4.8%	1.6%	6.4%
Return on Tangible Common Equity(i)	5.7%	1.8%	7.5%
a)	Net revenues adjustment excludes the positive impact of DVA.
b)	Compensation expense adjustment excludes the negative impact of the Discretionary Incentive Compensation Actions.
c)	Non-compensation expense adjustment excludes the negative impact of Credit Crisis Litigation.
d)	Pre-Tax Profit adjustment is the aggregation of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments.
e)
Net Income adjustment excludes the aggregate net after tax impacts of the positive DVA adjustment ($418 million) and the negative Credit Crisis Litigation ($2.9 billion) and Discretionary Incentive Compensation Actions ($781 million) adjustments; and the positive Discrete Tax Benefits adjustment ($2.2 billion).

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f)	Efficiency Ratio adjustment excludes the positive impact of DVA and the negative impacts of Credit Crisis Litigation and Discretionary Incentive Compensation Actions.
g)
EPS adjustments exclude the aggregate net after tax, per share impacts of the positive DVA adjustment ($0.21) and the negative Credit Crisis Litigation ($1.47) and Discretionary Incentive Compensation Actions ($0.40) adjustments; and the positive per share impacts of the Discrete Tax Benefits adjustment ($1.13). The calculation of EPS uses Net Income less preferred dividends (approximately $315 million) divided by Average diluted common shares outstanding (1,971 million).

h)
ROE adjustments exclude the aggregate net after tax impacts of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments; and the positive Discrete Tax Benefits adjustment. The calculation of ROE uses Net Income less preferred dividends (approximately $315 million) as a percentage of average common equity. Average common equity reported and adjusted was approximately $65.3 billion and $66.0 billion, respectively for 2014. Adjusted ROE and average common equity are non-GAAP financial measures.

i)
ROTCE adjustments exclude the aggregate net after tax impacts of the positive DVA adjustment and the negative Credit Crisis Litigation and Discretionary Incentive Compensation Actions adjustments; and the positive Discrete Tax Benefits adjustment. The calculation of ROTCE uses Net Income less preferred dividends (approximately $315 million) as a percentage of average Tangible Common Equity. Average Tangible Common Equity reported and adjusted was approximately $55.5 billion and $56.2 billion, respectively for 2014. Reported and adjusted ROTCE and Tangible Common Equity are non-GAAP financial measures.

°	Common Equity Tier 1 Ratio is based on the Basel III Standardized Approach to Fully Phased-in rules for all periods.
°
Comprehensive Capital Analysis and Review (CCAR) refers to the Federal Reserve Board’s annual comprehensive capital analysis and review. CCAR is an important regulatory supervisory mechanism for assessing the capital adequacy of banks, including, among other things, ensuring that banks have sufficient capital to continue to provide key financial services under adverse economic and financial market scenarios.

°
Debt valuation adjustment (DVA) represents the change in fair value resulting from the fluctuations in the Company’s credit spreads and other credit factors related to liabilities carried at fair value under the fair value option, primarily certain long-term and short-term borrowings. Effective January 1, 2016, pursuant to accounting guidance that the Company adopted, gains and losses from debt valuation adjustment are presented in other comprehensive income (i.e., a component of common equity).

°
Durable Sources of Revenues represent revenues associated with fee-based pricing arrangements, financing and lending that are generally less susceptible to significant fluctuation as a result of market volatility when compared to other Company revenues, and are comprised of: Asset Management revenues in the Wealth and Investment Management segments; revenues from Financing and Secured Lending activities in the Institutional Securities and Wealth Management segments; and revenues from Investment Banking Advisory services.

°
Earnings per Share (EPS) represents earnings applicable to Morgan Stanley common shareholders divided by diluted common shares outstanding. The 2020 EPS as adjusted to exclude the impact of integration-related expenses is a non-GAAP financial measure.

°
Equity Sales & Trading Revenue Wallet Share represents aggregated Equity Sales & Trading net revenues of Morgan Stanley and the following peers: Bank of America, Barclays, Citigroup, Credit Suisse, Deutsche Bank, Goldman Sachs, JP Morgan, and UBS. For firms that disclose results between multiple segments, assumptions have been made based on company disclosures. Data for 2014 has been adjusted for DVA, where it is reported and where applicable.

°
Expense Efficiency Ratio (Efficiency Ratio) represents total non-interest expenses as a percentage of net revenues. The 2020 Efficiency Ratio was 70.1%; this ratio as adjusted to exclude the impact of integration-related expenses was 69.6%, which is a non-GAAP financial measure.

°	Global Peers are the following eight companies: Goldman Sachs, JP Morgan Chase, Bank of America, Citigroup, Barclays, UBS Group, Deutsche Bank and Credit Suisse.
°
Integration-Related Expenses in 2020 were $231 million on a pre-tax basis ($189 million after-tax) reported in the Wealth Management segment as a result of the E*TRADE acquisition. Total non-interest expenses include $151 million in compensation expense and $80 million in non-compensation expense.

°	Long-term net flows include the equity, fixed income and alternative/other asset classes and exclude the liquidity asset class.
°	Net Income represents net income applicable to Morgan Stanley.
°
Pre-Tax Margin represents income (loss) from continuing operations before income taxes divided by net revenues. Wealth Management pre-tax margin excluding integration-related expenses represents income before taxes less those expenses divided by net revenues and is a non-GAAP financial measure.

°	Pre-Tax Profit represents income (loss) from continuing operations before income taxes.
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°
Return on average common equity (ROE) is calculated utilizing Net Income less preferred dividends as a percentage of average common equity. The 2020 ROE was adjusted to exclude the impact of integration-related expenses. Adjusted ROE is a non-GAAP financial measure.

°
Return on average tangible common equity (ROTCE) represents earnings applicable to Morgan Stanley common shareholders as a percentage of average tangible common equity. The calculation of ROTCE utilizes Net Income less preferred dividends as a percentage of average tangible common equity. Average tangible common equity represents average common equity adjusted to exclude goodwill and intangible assets net of allowable mortgage servicing rights deduction. The 2020 ROTCE was adjusted to exclude the impact of integration-related expenses. The reported and adjusted ROTCE are non-GAAP financial measures. For the separate calculation of MS average ROTCE over the three-year performance period for purposes of the performance-vested long-term equity incentive awards, see Section 4.3 of this CD&A.

°	Tangible Common Equity equals common equity less goodwill and net intangible assets and is a non-GAAP financial measure.
°
Total shareholder return (TSR) represents the change in share price over a period of time plus the dividends paid during such period, expressed as a percentage of the share price at the beginning of such period. TSR percentages and averages are calculated by Bloomberg. For the separate calculation of relative TSR over the three-year performance period for purposes of the performance-vested long-term equity incentive awards, see Section 4.3 of this CD&A.

°	Wealth Management fee-based asset flows include net new fee-based assets, net account transfers, dividends, interest, and client fees and exclude institutional cash management related activity.
°
Wealth Management net new assets represents client inflows (including dividend and interest) less client outflows (excluding activity from business combinations/divestitures and impact of fees and commissions).

COMPENSATION, MANAGEMENT DEVELOPMENT AND SUCCESSION
COMMITTEE REPORT
We, the Compensation, Management Development and Succession Committee of the Board of Directors of Morgan Stanley, have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussions, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.
Respectfully submitted,
Dennis M. Nally, Chair
Thomas H. Glocer
Stephen J. Luczo
Hutham S. Olayan
Rayford Wilkins, Jr.
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EXECUTIVE COMPENSATION
The following tables summarize the compensation of our NEOs in the format specified by the SEC.
2020 Summary Compensation Table
Pursuant to SEC rules, the following table is required to include for a particular year only those stock awards and option awards granted during the year, rather than awards granted after year end that were awarded for performance in that year. Our annual equity awards relating to performance in a year are made shortly after year end. Therefore, compensation in the table includes not only non-equity compensation awarded for services in the applicable year but, in the case of stock awards granted in the years reported in the table, compensation awarded for performance in prior years and forward-looking performance-vested compensation. A summary of the CMDS Committee’s decisions on the compensation awarded to our NEOs for 2020 performance can be found in the CD&A.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)(3)(4)	Option Awards ($)	Change in Pension Value and NonQualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
James P. Gorman Chairman and Chief Executive Officer	2020	1,500,000	7,875,000	20,048,178	—	13,833	121,513	29,558,524
	2019	1,500,000	6,375,000	23,708,083	—	17,925	41,387	31,642,395
	2018	1,500,000	6,875,000	19,748,977	—	—	44,662	28,168,639
Jonathan M. Pruzan Executive Vice President and Chief Financial Officer	2020	1,000,000	6,037,500	4,955,756	—	55,582	47,563	12,096,401
	2019	1,000,000	7,232,500	4,980,250	—	60,586	28,067	13,301,403
	2018	1,000,000	8,670,000	5,031,435	—	—	11,000	14,712,435
Edward N. Pick* Head of Institutional Securities Group	2020	1,000,000	9,887,500	8,760,132	—	60,686	—	19,708,318

Andrew M. Saperstein* Head of Wealth Management	2020	1,000,000	6,562,500	5,625,839	—	14,787	54,900	13,258,026

Daniel A. Simkowitz Head of Investment Management	2020	1,000,000	6,562,500	5,849,199	—	70,197	116,028	13,597,924
	2019	1,000,000	8,382,500	4,980,250	—	80,002	14,729	14,457,481
	2018	1,000,000	8,670,000	5,588,351	—	—	14,216	15,272,567
*	Messrs. Pick and Saperstein became executive officers in 2020 and were not NEOs for 2019 and 2018.
(1)	Includes any elective deferrals to the Company’s employee benefit plans.
(2)	For 2020, consists of 2020 annual cash bonus paid in February 2021 for performance in 2020.
(3)
For 2020, consists of RSUs granted on January 17, 2020 for performance in 2019 (2019 RSUs) and forward-looking LTIP awards granted on January 17, 2020 (2020 LTIP awards), the realizable value of which is dependent entirely on the satisfaction of predetermined performance goals over a three-year performance period. For further details on 2019 RSUs and 2020 LTIP awards, see “2020 Grants of Plan-Based Awards.”

(4)	Represents aggregate grant date fair value of stock unit awards granted during the applicable period for service during the prior year, as well as forward-looking performance-based compensation.
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The following table lists the aggregate grant date fair value of stock unit awards granted to the NEOs during 2020. The aggregate grant date fair value of the 2019 RSUs granted to the NEOs is based on the volume-weighted average price (VWAP) of the Company’s common stock on the grant date, and the aggregate grant date fair value of 2020 LTIP awards included in the table is based on the VWAP of the Company’s common stock on the grant date and the probable outcome of the performance conditions as of the grant date. The value of the 2020 LTIP awards on the grant date, assuming that the highest level of performance conditions will be achieved, is: $19,125,000 for Mr. Gorman; $3,900,000 for Mr. Pruzan; $7,875,000 for Mr. Pick; $4,575,000 for Mr. Saperstein; and $4,800,000 for Mr. Simkowitz.
	Stock Unit Awards Granted During 2020 ($)
Name	2019 RSUs	2020 LTIP Awards	Total
James P. Gorman	6,375,000	13,673,178	20,048,178
Jonathan M. Pruzan	2,167,500	2,788,256	4,955,756
Edward N. Pick	3,130,000	5,630,132	8,760,132
Andrew M. Saperstein	2,355,000	3,270,839	5,625,839
Daniel A. Simkowitz	2,417,500	3,431,699	5,849,199
For further information on the valuation of the Company’s RSU and LTIP awards, see notes 2 and 20 to the consolidated financial statements included in the 2020 Form 10-K.
(5)
Represents an increase in the NEO’s pension value for 2020 (2020 Change in Pension Value). No NEO had above-market earnings on nonqualified deferred compensation awards in 2020. The 2020 Change in Pension Value equals the aggregate change from December 31, 2019 to December 31, 2020 in the actuarially determined present values of the accumulated benefits under the Company-sponsored defined benefit pension plans during the measurement period. These present values increased during 2020, mainly due to the passage of time and the decrease in discount rates noted below. The present values at December 31, 2020 use the Pri-2012 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables are projected generationally from 2012, using the standard version of Scale MP-2020. The present values reflect discount rates of 2.71% for the ERP. The present values at December 31, 2019 used the Pri-2012 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables were projected generationally from 2012, using the standard version of Scale MP-2019. The present values reflect discount rates of 3.35% for the ERP benefits are assumed to commence at the earliest age that the NEO can receive unreduced benefits (or current age, if later).

(6)
The “All Other Compensation” column for 2020 includes (a) contributions made by the Company under our defined contribution plans with respect to such period and (b) the incremental cost to the Company of perquisites and other personal benefits, as detailed below, for Messrs. Gorman, Pruzan, Saperstein and Simkowitz. In addition, our NEOs may participate on the same terms and conditions as other investors in investment funds that we may form and manage primarily for client investment, except that we may waive or lower applicable fees and charges for our employees.

(a)	Includes a matching contribution in the 401(k) Plan for 2020 of $11,400 and, for Mr. Simkowitz, a pension transition contribution in the 401(k) Plan for 2020 of $4,123.
(b)
Includes the incremental cost to the Company of use of a Company car or car service, assistance with travel arrangements and in-office meals and, for Messrs. Gorman and Saperstein, costs related to the Company’s Executive Health Program. Also includes the variable costs associated with use of the Company’s aircraft, less amounts reimbursed by the NEO for such flights. For health and safety reasons, in 2020, NEOs were authorized to use the Company’s aircraft for personal purposes and the NEOs reimbursed the Company for a portion of the costs associated with such use. Variable costs for use of the Company’s aircraft include landing, parking and flight planning expenses; repositioning expenses; crew travel expenses, supplies and catering; aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor per hour of flight; and customs, foreign permits and similar fees, and does not include fixed costs of leasing and operating the aircraft. The variable costs associated with the use of the Company’s aircraft are: $84,292 for Mr. Gorman, $32,664 for Mr. Pruzan and $98,559 for Mr. Simkowitz.

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2020 Grants of Plan-Based Awards(1)
The following table sets forth information with respect to RSUs granted to the NEOs in January 2020 for 2019 performance (2019 RSUs) and LTIP awards granted in January 2020 for forward-looking performance (2020 LTIP awards).
Name	Grant Date (m/d/yyyy)	Approval Date (m/d/yyyy)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold (#)	Target (#)	Maximum (#)
James P. Gorman	1/17/2020	1/6/2020	0	223,494	335,240	—	—	—	13,673,178
	1/17/2020	1/6/2020	—	—	—	111,747	—	—	6,375,000
Jonathan M. Pruzan	1/17/2020	1/6/2020	0	45,575	68,362	—	—	—	2,788,256
	1/17/2020	1/6/2020	—	—	—	37,994	—	—	2,167,500
Edward N. Pick	1/17/2020	1/6/2020	0	92,027	138,040	—	—	—	5,630,132
	1/17/2020	1/6/2020	—	—	—	54,865	—	—	3,130,000
Andrew M. Saperstein	1/17/2020	1/6/2020	0	53,463	80,194	—	—	—	3,270,839
	1/17/2020	1/6/2020	—	—	—	41,280	—	—	2,355,000
Daniel A. Simkowitz	1/17/2020	1/6/2020	0	56,092	84,138	—	—	—	3,431,699
	1/17/2020	1/6/2020	—	—	—	42,376	—	—	2,417,500
(1)
The 2020 LTIP awards included in this table are also disclosed in the “Stock Awards” column of the “2020 Summary Compensation Table” and “2020 Outstanding Equity Awards at Fiscal Year End.” The 2019 RSUs included in this table are also disclosed in the “Stock Awards” column of the “2020 Summary Compensation Table,” “2020 Option Exercises and Stock Vested” and “2020 Nonqualified Deferred Compensation.” The 2020 LTIP awards and 2019 RSUs were granted under the Morgan Stanley Equity Incentive Compensation Plan. All 2019 RSUs and 2020 LTIP awards are subject to cancellation if a cancellation event occurs at any time prior to the scheduled conversion date. For further details on cancellation and clawback of awards, see “Potential Payments upon Termination or Change in Control.”

(2)
The 2020 LTIP awards are scheduled to vest and convert to shares in 2023 only if the Company satisfies predetermined performance goals over the three-year performance period consisting of 2020, 2021 and 2022. One-half of the target 2020 LTIP award is earned based on the Company’s average ROE over the three-year performance period (MS Average ROE). The other half of the target 2020 LTIP award is earned based on the Company’s TSR over the three-year period (MS TSR) relative to the TSR of the S&P 500 Financials Index over the three-year period (Index Group TSR). The number of stock units ultimately earned will be determined by multiplying each half of the target award by a multiplier as follows (for performance between two thresholds, straight-line interpolation applies):

MS Average ROE*	Multiplier
12.5% or more	1.50
11%	1.00
6%	0.50
Less than 6%	0.00
Relative TSR**	Multiplier
25% or more	1.50
0%	1.00
-50%	0.50
Less than -50%	0.00
*
MS Average ROE, for this purpose, excludes (a) the impact of debt valuation adjustments (see Section 5 “Explanatory Notes” of the CD&A, for the definition of debt valuation adjustments), (b) certain gains or losses associated with the sale of specified businesses, (c) certain gains or losses associated with specified legal settlements relating to business activities conducted prior to January 1, 2011, and (d) specified cumulative catch-up adjustments resulting from changes in accounting principles that are not applied on a full retrospective basis.

**	Relative TSR will be determined by subtracting the Index Group TSR from the MS TSR; however, if performance for the period is negative, the multiplier may not exceed 1.0.
Each NEO is entitled to receive cash dividend equivalents on the 2020 LTIP awards, subject to the same vesting, cancellation and payment provisions as the underlying award.
(3)
The 2019 RSUs are scheduled to convert to shares on January 27, 2023, except that 50% of Mr. Gorman’s 2019 RSUs are scheduled to convert to shares on January 27, 2022 to align with the schedule for deferred cash-based awards granted under the Morgan Stanley Compensation Incentive Plan to the other NEOs for performance in 2019. Each NEO is retirement-eligible under the award terms at grant and, therefore, the awards are considered vested at grant for purposes of this proxy statement. The NEOs are entitled to receive dividend equivalents in the form of additional RSUs, subject to the same vesting, cancellation and payment provisions as the underlying award.

(4)
Represents the aggregate grant date fair value of the 2019 RSUs and 2020 LTIP awards. The aggregate grant date fair value of the 2019 RSUs is based on $57.0484, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date. The aggregate grant

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date fair value of 2020 LTIP awards is based on the VWAP of the Company’s common stock on the grant date as well as the probable outcome of the performance conditions as of the grant date. For further information on the valuation of the Company’s RSUs and LTIP awards, see notes 2 and 20 to the consolidated financial statements included in the 2020 Form 10-K.
2020 Outstanding Equity Awards at Fiscal Year End
The following table discloses the number of shares covered by unexercised stock options and unvested stock awards held by our NEOs on December 31, 2020.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James P. Gorman	—	—	—	—	—	—	811,626	55,620,937
Jonathan M. Pruzan	—	—	—	—	—	—	168,836	11,570,428
Edward N. Pick	—	—	—	—	—	—	358,910	24,596,183
Andrew M. Saperstein	—	—	—	—	—	—	170,274	11,668,986
Daniel A. Simkowitz	—	—	—	—	—	—	184,612	12,651,562
(1)
Consists of performance stock units underlying LTIP awards held by the NEOs. In accordance with SEC rules, the number of performance stock units reflected in the table represents the maximum number of units that may be earned under the LTIP awards granted on January 18, 2019 (2019 LTIP award) and the 2020 LTIP awards, and is based on Company performance through December 31, 2020. However, the NEOs may ultimately earn less than the maximum number of performance stock units, and possibly no portion of the awards, depending upon the Company’s performance over the applicable performance period. The 2019 LTIP awards and 2020 LTIP awards are scheduled to vest and convert to shares in 2022 and 2023, respectively, only if the Company satisfies the predetermined performance goals (see note 2 to “2020 Grants of Plan-Based Awards” for 2020 LTIP award performance goals).

(2)	The value is based on $68.53, the closing price of the Company’s common stock on December 31, 2020.
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2020 Option Exercises and Stock Vested
The following table contains information about the stock options exercised by NEOs during 2020 and the RSUs and LTIP awards held by the NEOs that vested during 2020.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
James P. Gorman	—	—	111,747	6,375,000(2)
	—	—	336,486	22,952,713(3)
Jonathan M. Pruzan	—	—	37,994	2,167,500(2)
	—	—	56,740	3,870,457(3)
Edward N. Pick	—	—	54,865	3,130,000(2)
	—	—	145,150	9,901,169(3)
Andrew M. Saperstein	—	—	41,280	2,355,000(2)
	—	—	52,782	3,600,425(3)
Daniel A. Simkowitz	—	—	42,376	2,417,500(2)
	—	—	64,658	4,410,522(3)
(1)
Consists of the 2019 RSUs, which are considered vested at grant for purposes of this proxy statement due to the NEOs’ retirement eligibility and, performance stock units underlying the LTIP awards granted on January 19, 2018 (2018 LTIP awards), which are considered vested on December 31, 2020 (the last day of the three-year performance period) for purposes of this proxy statement, based on the Company’s performance over the performance period. For further details on the 2019 RSUs, see note 3 to “2020 Grants of Plan-Based Awards.”

(2)	The aggregate grant date fair value of the 2019 RSUs is based on $57.0484, the volume-weighted average price (VWAP) of the Company’s common stock on the grant date.
(3)
The value realized is based on $68.2127, the VWAP of the Company’s common stock on December 31, 2020, which is the last day of the 2018 LTIP awards’ performance period, for the maximum number of units underlying the 2018 LTIP awards. The 2018 LTIP awards converted to shares of common stock on February 26, 2021.

2020 Pension Benefits
The table below discloses the present value of accumulated benefits payable to each NEO and the years of service credited to each NEO under the Company’s defined benefit retirement plans as of December 31, 2020.
Name	Plan Name	Number of Years Credited Service(1)	Retirement Age for Full Benefits(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
James P. Gorman	Morgan Stanley Employees Retirement Plan	4	65	128,197	—
Jonathan M. Pruzan	Morgan Stanley Employees Retirement Plan	15	65	344,028	—
Edward N. Pick	Morgan Stanley Employees Retirement Plan	17	65	371,630	—
Andrew M. Saperstein	Morgan Stanley Employees Retirement Plan	4	65	95,924	—
Daniel A. Simkowitz	Morgan Stanley Employees Retirement Plan	19	65	485,908	—
(1)	After December 31, 2010, no further benefit accruals occur under the Morgan Stanley Employees Retirement Plan (ERP). No NEO is awarded credited service under the ERP exceeding his actual service.
(2)	The Retirement Age for Full Benefits is the earliest age at which the executive can receive unreduced benefits (or current age, if later).
(3)
The present values at December 31, 2020 use the Pri-2012 white collar mortality tables (amounts-weighted), with no mortality before retirement. These tables are projected generationally from 2012, using the standard version of Scale MP-2020. The present values reflect discount rates of 2.71% for the ERP.

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Eligible U.S. employees of the Company and its U.S. affiliates hired before July 1, 2007 were covered after one year of service by the Employees Retirement Plan, a non-contributory defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code. Effective after December 31, 2010, the ERP was frozen and no further benefit accruals will occur. Benefits are generally payable as an annuity at age 65 (or earlier, subject to certain reductions in the amounts payable). Under the pre-2004 provisions of the ERP, benefits are payable in full at age 60 and reduced 4% per year for retirement between ages 55 and 60 for employees who retire after age 55 with 10 years of service. Before the ERP was frozen, annual benefits were equal to 1% of eligible earnings plus 0.5% of eligible earnings in excess of Social Security covered compensation for each year of service. Eligible earnings generally included all taxable compensation, other than certain equity-based and non-recurring amounts, up to $170,000 per year. ERP participants who, as of January 1, 2004, had age plus service equal to at least 65 and who had been credited with five years of service, received benefits determined under the ERP’s pre-2004 benefit formula, if greater. Pre-2004 benefits equaled 1.15% of final average salary, plus 0.35% of final average salary in excess of Social Security covered compensation, in each case multiplied by credited service up to 35 years, where final average salary was base salary, up to specified limits set forth in the ERP, for the highest paid 60 consecutive months of the last 120 months of service.
2020 Nonqualified Deferred Compensation
The following table contains information with respect to the participation of the NEOs in the Company’s unfunded cash deferred compensation plans that provide for the deferral of compensation on a basis that is not tax-qualified, as well as with respect to RSUs granted to the NEOs that are vested but have not yet converted to shares of Morgan Stanley common stock. NEOs participate in the plans on the same terms and conditions as other similarly situated employees. The material terms and conditions of these plans are described below.
Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)(3)	Aggregate Balance at Last FYE ($)(4)
James P. Gorman	Morgan Stanley Compensation Incentive Plan	—	—	24,276	6,560,001	—
	Notional Leveraged Co-Investment Plan	—	—	19,257	2,885,414	—
	Restricted Stock Units(5)	6,375,000	—	3,783,463	28,117,166	20,959,956
Jonathan M. Pruzan	Morgan Stanley Compensation Incentive Plan	4,767,500	—	904,417	4,252,153	10,432,283
	Restricted Stock Units(5)	2,167,500	—	2,034,407	2,102,649	7,432,507
Edward N. Pick	Morgan Stanley Compensation Incentive Plan	8,380,000	—	91,332	11,867,291	15,566,115
	Restricted Stock Units(5)	3,130,000	—	3,409,147	10,012,626	9,628,051
Andrew M. Saperstein	Morgan Stanley Compensation Incentive Plan	5,405,000	—	320,871	4,442,907	9,421,160
	Restricted Stock Units(5)	2,355,000	—	1,987,788	1,667,993	7,514,987
Daniel A. Simkowitz	Morgan Stanley Compensation Incentive Plan	5,617,500	—	49,801	4,514,509	10,074,366
	Notional Leveraged Co-Investment Plan	—	—	319	250,381	—
	Pre-Tax Incentive Program	—	—	388,434	—	1,579,845
	Restricted Stock Units(5)	2,417,500	—	2,159,487	2,392,420	7,872,171
(1)
RSU contributions represent the 2019 RSUs that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the scheduled conversion date. Morgan Stanley Compensation Incentive Plan (MSCIP) contributions represent MSCIP awards granted in January 2020 for 2019 performance that are considered vested at grant for purposes of this proxy statement but are subject to cancellation until the scheduled payment date. The MSCIP awards reported in this table are also reported as part of the 2019 bonus in the “2020 Summary Compensation Table.” The value of the 2019 RSUs in this column (which are also included in the “Stock Awards” column of the “2020 Summary Compensation Table” for 2020, “2020 Grants of Plan-Based Awards,” and “2020 Option Exercises and Stock Vested”) is based on $57.0484, the volume-weighted average price of the Company’s common stock on the grant date.

(2)
With respect to our cash-based nonqualified deferred compensation plans, represents the change in (i) the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2020, without giving effect to any withdrawals or distributions, compared to (ii) the sum of the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2019 and the value of any contributions made during 2020.

With respect to the RSUs, represents (i) the change in the closing prices of the Company’s common stock on December 31, 2020 (or, if applicable, the earlier distribution date) compared to December 31, 2019 (or, if applicable, the later contribution date), as well as (ii) the
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amount of the vested cash dividend equivalent rights in 2020 (which are paid to the award holder at the time dividends are paid to holders of the Company’s common stock) and dividend equivalents in the form of additional RSUs credited in 2020 with respect to the award (which are paid to the award holder at the time that the underlying award converts to shares, subject to the same cancellation provisions as the underlying award).
(3)
Represents distributions from our cash-based nonqualified deferred compensation plans and with respect to the RSUs, conversions based on the closing price of the Company’s common stock on the conversion date and amounts paid during 2020 pursuant to cash dividend equivalent rights. A portion of such distributions represent amounts that had been deferred to preserve the Company’s tax deductibility with respect to such amounts, as previously permitted by Section 162(m) of the Internal Revenue Code, and that were paid out in 2020 when that section was amended in a manner such that the deferral was no longer necessary.

(4)
With respect to our cash-based nonqualified deferred compensation plans, represents the balance of the NEO’s account reflected on the Company’s books and records at December 31, 2020. With respect to the RSUs, represents the number of vested units held by the NEO on December 31, 2020 multiplied by the closing price of the Company’s common stock on December 31, 2020.

(5)	Consists of RSUs that as of December 31, 2020 had vested, but had not reached their scheduled conversion date and remained subject to cancellation.
The following is a description of the material terms with respect to contributions, earnings and distributions applicable to each of the following cash nonqualified deferred compensation plans and the RSUs referenced in the table above.
Notional Leveraged Co-Investment Plan (LCIP)
Under LCIP, participants were permitted to allocate a portion of their deferred incentive compensation to the plan. LCIP is closed to new participants and has not been offered since 2008. Participants were permitted to allocate up to 40% of their long-term incentive compensation to LCIP. The Company contributed a notional investment in an amount equal to two times each participant’s contribution (however, for fiscal 2008, participants could elect to forgo the notional investment). Contributions were notionally invested by the Company in reference investments, which included the Company’s proprietary investment funds, “funds of funds” that included Company proprietary investment funds and third-party investment funds, and other third-party investment funds. Participants generally were entitled to receive distributions in respect of their contributions plus any earnings on their contributions and on the Company notional investment on the third anniversary of grant and the tenth anniversary of grant, based on the valuation of the notional investments and any realizations of those investments prior to the scheduled distribution date. Participant distributions under LCIP are offset by the Company notional investment, excluding any earnings thereon. The final distributions due under LCIP were made in 2020.
Morgan Stanley Compensation Incentive Plan (MSCIP)
A portion of each participant’s year-end deferred incentive compensation may be granted under MSCIP. Earnings on MSCIP awards are based on the performance of notional investments available under the plan and selected by the participants. Participants may reallocate such balances periodically, as determined by the plan administrator. Until MSCIP awards reach their scheduled distribution date, they are subject to cancellation and clawback by the Company. The cancellation and clawback events applicable to MSCIP awards held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change in Control.”
Pre-Tax Incentive Program (PTIP)
Under PTIP, participants were permitted to defer a portion of their cash bonus or commissions for one or more fiscal years. The plan has been closed to new contributions since 2003. Earnings on PTIP contributions are based on the performance of notional investments available under the plan and selected by the participants. Participants could generally elect the commencement date for distributions of their contributions and earnings and the number of annual installments over which to receive distributions (generally, 5, 10, 15 or 20 years). Subject to earlier distribution on death or termination of employment due to disability, no distributions may begin prior to the attainment of age 55, and no distribution may begin prior to termination of employment.
Restricted Stock Units (RSUs)
RSUs are granted under the Morgan Stanley Equity Incentive Compensation Plan or another Company equity plan as determined by the CMDS Committee. Each RSU constitutes a contingent and unsecured promise of the Company to pay the holder one share of Company common stock on the conversion date of the RSU. The RSUs included in this table are considered vested; however, the RSUs are subject to cancellation and clawback if a cancellation or clawback event occurs at any time prior to the scheduled conversion date. The cancellation and clawback events applicable to RSUs held by our NEOs are described in the CD&A and in “Potential Payments upon Termination or Change in Control.”
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Potential Payments upon Termination or Change in Control
This section describes and quantifies the benefits and compensation to which each NEO would have been entitled under our existing plans and arrangements if his employment had terminated or if the Company had undergone a change in control, in each case on December 31, 2020.
1. General Policies
No Special Severance Payments
Our NEOs would be entitled to a cash severance payment under the broad-based Morgan Stanley Severance Pay Plan (Severance Plan) in connection with an involuntary termination of employment other than for cause, on the same basis as all other employees, and subject to the NEO executing a release agreement in a form satisfactory to the Company. The NEOs are not entitled to any additional or enhanced cash severance payments upon any termination of employment under the Severance Plan or otherwise, or to excise tax protection upon a change in control of the Company.
No Enhanced Termination Payments or Benefits
NEOs are entitled to receive post-termination benefits that are generally available to all salaried employees, such as death, disability and post-retirement welfare benefits, and are eligible for Company-paid retiree medical coverage under the Morgan Stanley Grandfathered Retiree Medical Plan for themselves and eligible dependents following any termination of employment with three years of service. Following termination of employment, the NEOs are also entitled to amounts, to the extent vested, due under the terms of our pension arrangements, as described under “2020 Pension Benefits,” and our nonqualified deferred compensation plans, as described under “2020 Nonqualified Deferred Compensation.” Our NEOs are not entitled to special or enhanced termination benefits under our pension and nonqualified deferred compensation plans as compared to other employees.
Cancellation and Clawback of Deferred Compensation
Even if an NEO is considered vested in a deferred incentive compensation award, the award may be subject to cancellation through the distribution date in the event the NEO engages in a cancellation event or if a clawback event occurs. In general, a cancellation event includes: engaging in competitive activity during a specified period following a voluntary termination of employment; engaging in cause (i.e., a breach of the NEO’s obligation to the Company, including a failure to comply with internal compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties); improper disclosure of the Company’s proprietary information; solicitation of Company employees, clients or customers during, and within a specified period following termination of, employment; the making of unauthorized disclosures or disparaging or defamatory comments about the Company; resignation from employment without providing the Company proper advance notice; or the failure to cooperate with or assist the Company in connection with investigations, regulatory matters, lawsuits or arbitrations following termination of employment.
Clawback of deferred compensation awards by the Company can be triggered through the applicable scheduled distribution date if the NEO had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct, or if the NEO’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, violates the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the NEO was paid and he operated outside of internal control policies. Further, shares resulting from the conversion of LTIP awards are subject to clawback by the Company in the event the Company’s achievement of the specified goals was based on materially inaccurate financial statements or other performance metric criteria.
Notice and Non-Solicitation Agreements
In addition to the cancellation and clawback events described above, each NEO is party to a Notice and Non-Solicitation Agreement that provides for injunctive relief and cancellation of deferred compensation awards if the NEO does not provide 180 days’ advance notice prior to a resignation or if the NEO improperly solicits the Company’s employees, clients or customers at any time during employment or the 180 days following termination of employment.
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2. Termination of Employment / Change in Control
The table below sets forth, as of December 31, 2020, the value of the outstanding unvested deferred compensation awards held by the NEOs, cash severance entitlements, and the present value of coverage under the Morgan Stanley Grandfathered Retiree Medical Plan.
Termination Reason	Name	Unvested RSUs and Unvested MSCIP Awards(1) ($)	Unvested LTIP Awards and Related Dividend Equivalents(2) ($)	Retiree Health Coverage(3) ($)	Cash Severance (Involuntary only)(4) ($)
Involuntary (not due to a cancellation event) / Disability / Retirement / In connection with a Change in Control / Death / Governmental Service Termination	James P. Gorman	—	57,376,522	260,365	$200,000
	Jonathan M. Pruzan	—	11,937,418	1,065,255	$200,000
	Edward N. Pick	—	25,385,790	1,115,084	$200,000
	Andrew M. Saperstein	—	12,024,477	1,068,053	$200,000
	Daniel A. Simkowitz	—	13,040,638	819,682	$200,000
(1)
Our NEOs are retirement-eligible for purposes of their outstanding RSU and MSCIP awards, which are therefore considered vested for purposes of this proxy statement. Amounts are payable on the scheduled distribution dates, subject to cancellation and clawback provisions, except that RSUs and MSCIP awards are payable upon a termination in connection with a change in control and all awards are payable upon death or a governmental service termination. Amounts payable with respect to a termination in connection with a change in control are conditioned upon the termination occurring within 18 months of the change in control as a result of (i) the Company terminating the NEO’s employment under circumstances not involving any cancellation event, (ii) the NEO resigning from employment due to a materially adverse alteration in job responsibilities, or (iii) a change in the NEO’s principal place of employment of more than 75 miles from the current location. A “change in control” generally means a significant change in the share ownership of the Company or composition of the Board. Governmental service termination treatment is conditioned upon satisfactory proof of a conflict of interest that necessitates divestiture of the awards and executing an agreement to repay amounts vested in connection with such termination if the NEO engages in any cancellation event.

(2)
Our NEOs are retirement-eligible for purposes of their LTIP awards; however, such awards are not considered vested for purposes of this proxy statement until the end of the performance period because these awards only deliver value if the Company achieves objective performance goals over such performance period. Amounts shown in the table reflect performance through December 31, 2020 (the quarter ending simultaneously with the effective date of the termination), which, with the exception of a termination in connection with a change in control, is a substitute for performance through the three-year performance period, which would not be known until the end of such period. To facilitate timely payment of LTIP awards upon death or a governmental service termination as of December 31, 2020, amounts payable with respect to these awards would instead reflect Company performance through September 30, 2020 (the quarter ending with or before the date of the termination for which the Company’s earnings information has been released) as follows: $46,986,996 for Mr. Gorman; $9,779,251 for Mr. Pruzan; $20,814,390 for Mr. Pick; $9,822,620 for Mr. Saperstein; and $10,659,695 for Mr. Simkowitz. For purposes of valuing LTIP awards, we have assumed a per share value of $68.53, the closing price of the Company’s common stock on December 31, 2020.

(3)
Each NEO, having met the service requirement, is eligible to elect retiree medical, dental and/or vision coverage under the Company’s Grandfathered Retiree Medical Plan and Health Benefits and Insurance Plan for himself and his eligible dependents following a termination of employment for any reason. The present value is calculated assuming each NEO began retiree medical, dental and vision coverage on December 31, 2020 and elected his current dependent coverage type. The present value is based on the Pri-2012 white collar mortality tables (headcount-weighted), projected generationally from 2012 using the standard version of Scale MP-2020, a discount rate of 2.46%, a medical inflation rate for 2021-2022 of 6.04% pre-65 and 6.45% post-65 with ultimate rates of 4.48% pre-65 and 4.46% post-65 reached by 2030, an annual dental inflation rate of 4.5%, and an annual vision inflation rate of 3%.

(4)
Represents amounts payable under the Company’s broad-based Severance Pay Plan and due only upon an involuntary termination not involving cause, subject to the NEO signing a release in a form satisfactory to the Company.

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Compensation Ratio Disclosure
The ratio between the CEO’s total annual compensation and the median annual total compensation of all other employees of the Company reported below is a reasonable estimate calculated in a manner consistent with SEC rules based on the Company’s compensation records and the methodology described below. Because SEC rules for identifying the median compensated employee for purposes of this disclosure allow companies to adopt various methodologies and utilize various assumptions, the ratio reported by other companies may not be comparable to the ratio reported by the Company.
For 2020, our last completed fiscal year, the median of the annual total compensation of all employees of the Company (other than the CEO) was $126,470 and the annual total compensation of our CEO, as reported in the “2020 Summary Compensation Table,” was $29,558,524. Based on this information, for 2020, the ratio of the annual total compensation of the CEO to the median of the annual total compensation of all other employees of the Company was 234 to 1.
To identify the median of the annual total compensation of all employees of the Company, we took the following steps:
1.
We measured the employee population of the Company as of December 31, 2020 and included all employees of Morgan Stanley and its consolidated subsidiaries globally. We did not include independent contractors and leased employees.

2.
We selected annual total reward awarded in respect of 2020 as the consistently applied compensation measure used to identify the employee with the median of the annual total compensation of all employees (the “median employee”). Annual total reward consists of fixed compensation (e.g., base salary and allowances) and annual incentive compensation delivered in cash or equity and other variable compensation analogous to annual incentive compensation (e.g., commissions). We annualized the compensation of all permanent employees who were employed for less than the full fiscal year. We did not make any cost-of-living adjustments in identifying the median employee.

3.	Once we identified our median employee, we calculated the median employee’s annual total compensation for 2020 in accordance with the Summary Compensation Table requirements.
Commitment to Equitable Compensation Practices
Attracting, retaining and advancing under-represented talent is a priority for the Company, and a key aspect to this is ensuring that women and all other under-represented groups are rewarded equitably. Morgan Stanley has robust compensation practices that help ensure that compensation and reward decisions are made fairly and consistently and are based on an individual’s role, performance and experience. The Company reviews compensation decisions for employees on an ongoing basis, including at the point of hire as well as during our annual compensation process, to help ensure that individual compensation decisions are in line with this philosophy. A diverse workforce is key to our success, and consistent with that, we are committed to continually assessing our rewards structure and decisions to help ensure equity in pay for all employees.
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OWNERSHIP OF OUR STOCK
EXECUTIVE EQUITY OWNERSHIP COMMITMENT
Members of the Company’s Operating Committee are subject to an Equity Ownership Commitment. The Equity Ownership Commitment requires each of our CEO, CFO and President (Covered Officers) to achieve ownership of a number of shares of common stock and equity awards with a value equal to a specified multiple of his base salary within five years. Our CEO is required to achieve ownership of shares of common stock and equity awards with a value equal to 10 times his base salary and each other Covered Officer is required to achieve ownership of shares of common stock and equity awards with a value equal to six times his base salary. In addition, Operating Committee members (including all executive officers) are required to hold common stock and equity awards equal to a percentage of common stock received from equity awards (less allowances for the payment of any option exercise price and taxes) granted to them for service on the Operating Committee (Equity Award Shares) as follows:
•	Our CEO is required to retain 75% of Equity Award Shares.
•
Each of our other Operating Committee members is required to retain 50% of Equity Award Shares acquired from equity awards granted beginning in January 2016 and thereafter, and 75% of Equity Award Shares acquired from equity awards granted prior to January 2016; provided that Operating Committee members who are Covered Officers must retain 75% of all Equity Award Shares until the applicable ownership requirement is met.

This commitment ties a portion of our Operating Committee members’ net worth to the Company’s stock price and provides a continuing incentive for them to work toward superior long-term stock price performance. Exceptions to the Equity Ownership Commitment are subject to the approval of the CMDS Committee. None of our executive officers currently have prearranged trading plans under SEC Rule 10b5-1.
DIRECTOR EQUITY OWNERSHIP REQUIREMENT
Our Corporate Governance Policies require each independent director to retain ownership of a number of shares of Morgan Stanley common stock and equity awards with a value equal to five times the annual cash Board retainer, and to retain 100% of his or her Morgan Stanley stock unit awards (on an after-tax basis) until such ownership requirement is met. In addition, as discussed under “Director Compensation,” our independent directors generally receive an equity award upon initial election to the Board and receive an annual equity award thereafter with a grant date fair value of $250,000 (prorated in the case of the initial award) as part of their director compensation. Fifty percent of each equity award granted to our independent directors does not become payable until the director retires from the Board (and may be deferred beyond retirement at the director’s election). We believe these equity ownership opportunities and requirements enhance the alignment of independent directors’ interests with the long-term interests of our shareholders.
COMPANY HEDGING POLICIES
Company policy prohibits directors, officers as defined by Section 16 of the Securities Exchange Act of 1934, including the Company’s executive officers, and other members of the Company’s Operating Committee from pledging, selling short, engaging in hedging strategies or trading derivatives involving Morgan Stanley securities, including securities granted in connection with compensation or otherwise held. Company policy permits other employees to transact in covered calls and protective puts with respect to currently owned and saleable Morgan Stanley shares, subject to varying holding and window period requirements. No employee may hedge the value of outstanding restricted stock units, performance stock units or other equity-based compensation awards.
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STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND DIRECTORS
The following table sets forth the beneficial ownership of common stock as of February 26, 2021 by our CEO and the other executive officers named in the “2020 Summary Compensation Table” (our NEOs), directors, the director nominee and by all of our directors and executive officers as a group. As of February 26, 2021, none of the common stock beneficially owned by our directors and current executive officers was pledged.
Name	Common Stock(1)	Underlying(2) Stock Units	Subject to Stock Options Exercisable Within 60 Days	Total(3)
NAMED EXECUTIVE OFFICERS
James P. Gorman	927,381	305,755	—	1,233,136
Jonathan M. Pruzan	138,856	147,758	—	286,614
Edward N. Pick	392,616	199,223	—	591,839
Andrew M. Saperstein(4)	28,070	156,971	—	185,041
Daniel A. Simkowitz	183,292	159,333	—	342,625
DIRECTORS AND DIRECTOR NOMINEE
Elizabeth Corley	—	24,328	—	24,328
Alistair Darling	8,851	21,885	—	30,736
Thomas H. Glocer	4,535	83,847	—	88,382
Robert H. Herz	23,274	55,333	—	78,607
Nobuyuki Hirano(5)	—	—	—	—
Hironori Kamezawa(5)	—	—	—
Shelley B. Leibowitz(6)	30,954	3,072	—	34,026
Stephen J. Luczo	191,595	7,289	—	198,884
Jami Miscik	18,575	27,750	—	46,325
Dennis M. Nally	10,815	17,145	—	27,960
Takeshi Ogasawara(5)	—	—	—	—
Hutham S. Olayan	36,129	185,091	—	221,220
Mary L. Schapiro	3,152	17,293	—	20,445
Perry M. Traquina(4)	—	57,132	—	57,132
Rayford Wilkins, Jr.	24,527	32,714	—	57,241
ALL DIRECTORS AND EXECUTIVE OFFICERS AS OF FEBRUARY 26, 2021 AS A GROUP (24 PERSONS)	2,385,509	1,974,910	—	4,360,419
(1)
Each director, NEO and executive officer has sole voting and investment power with respect to his or her shares, except with respect to 28,129 shares owned indirectly by Ms. Olayan through a family trust.

(2)
Shares of common stock held in a trust (Trust) corresponding to outstanding RSUs. Directors and executive officers may direct the voting of the shares corresponding to such RSUs. Voting by executive officers is subject to the provisions of the Trust, as described in “Information about the Annual Meeting — How Do I Submit Voting Instructions for Shares Held in Employee Plans?” Excludes LTIP awards because executive officers may not direct the voting of any shares corresponding to such awards prior to settlement of the award.

(3)
Each NEO and director beneficially owned less than 1% of the shares of common stock outstanding. All executive officers and directors as a group as of February 26, 2021 beneficially owned less than 1% of the common stock outstanding.

(4)
Messrs. Saperstein and Traquina also hold depositary shares each representing 1/100th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series N: Mr. Saperstein − 100 depositary shares and Mr. Traquina − 400 depositary shares held in a trust for which he is co-trustee. Messrs. Saperstein and Traquina beneficially own less than 1% of such depositary shares, individually and together.

(5)
Messrs. Hirano and Ogasawara were designated by MUFG and elected to the Board pursuant to the Investor Agreement. Mr. Hirano is not compensated by Morgan Stanley for his Board service, and Mr. Ogasawara receives cash Board and Board committee retainers only. Mr. Ogasawara will not stand for re-election at the annual meeting of shareholders, and MUFG has designated Mr. Kamezawa for nomination to

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OWNERSHIP OF OUR STOCK

the Board in accordance with the Investor Agreement. Should he be elected to the Board, Mr. Kamezawa will not be compensated by Morgan Stanley for his Board service. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock. See “Principal Shareholders” regarding MUFG’s beneficial ownership of Company common stock.
(6)
Ms. Leibowitz also holds shares of the following series of Floating Rate Non-Cumulative Preferred Stock: Series A – 31 shares; Series E – 90 shares; Series F – 57 shares; Series I – 37 shares; and Series K – 67 shares; and 20 shares of 4.875% Non-Cumulative Preferred Stock, Series L. Ms. Leibowitz beneficially owns less than 1% of the preferred shares of each series.

PRINCIPAL SHAREHOLDERS
The following table contains information regarding the only persons we know of that beneficially own more than 5% of our common stock.
	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent(1)
MUFG(2) 7-1, Marunouchi 2-chome Chiyoda-ku, Tokyo 100-8330, Japan	377,085,167	20.2%
State Street(3) One Lincoln Street Boston, MA 02111	120,588,921	6.5%
Vanguard(4) 100 Vanguard Boulevard Malvern, PA 19355	115,568,054	6.2%
BlackRock(5) 55 East 52nd Street New York, NY 10055	110,581,155	5.9%
T. Rowe Price(6) 100 E. Pratt Street Baltimore, MD 21202	98,407,816	5.3%
(1)
Percentages based upon the number of shares of common stock outstanding as of the record date, March 22, 2021, and the beneficial ownership of the principal shareholders as reported in SEC filings in notes 2 through 5 below.

(2)
Based on the Form 5, Statement of Changes in Beneficial Ownership, dated February 12, 2021, filed by MUFG (as of December 31, 2020). The Schedule 13D/A filed by MUFG, dated December 11, 2020, discloses that MUFG beneficially owned 378,289,711 shares and had sole voting power and sole dispositive power with respect to such shares as of December 8, 2020. The Schedule 13D/A also disclosed that of the 378,289,711 shares, 1,204,544 shares were held solely in a fiduciary capacity by certain affiliates of MUFG as the trustee of trust accounts or the manager of investment funds, other investment vehicles and managed accounts as of December 8, 2020, and that MUFG disclaims beneficial ownership of such shares.

(3)
Based on the Schedule 13G filed February 11, 2021 by State Street and State Street Global Advisors Trust Company, each acting in various fiduciary and other capacities (as of December 31, 2020). The Schedule 13G discloses that State Street had shared dispositive power as to 120,549,956 shares and shared voting power as to 113,160,694 shares and that State Street Global Advisors Trust Company beneficially owned 94,728,035 shares and had shared dispositive power as to 94,723,690 shares and shared voting power as to 90,065,997 shares.

(4)
Based on the Schedule 13G dated February 8, 2021 filed by Vanguard (as of December 31, 2020). The Schedule 13G discloses that Vanguard had sole voting power as to zero shares and sole dispositive power as to 109,404,597 shares and shared voting power as to 2,245,335 shares and shared dispositive power as to 6,163,457 shares.

(5)
Based on the Schedule 13G dated February 4, 2021 filed by BlackRock (as of December 31, 2020). The Schedule 13G discloses that BlackRock had sole voting power as to 97,819,596 shares and sole dispositive power as to 110,581,155 shares.

(6)
Based on the Schedule 13G dated February 16, 2021 filed by T. Rowe Price (as of December 31, 2020). The Schedule 13G discloses that T. Rowe Price had sole dispositive power as to 98,407,816 shares and sole voting power as to 47,760,393 shares. The Schedule 13G states that T. Rowe Price affirms that the Schedule 13G shall not be construed as an admission that T. Rowe Price is the beneficial owner of the securities referred to, which beneficial ownership is expressly denied.

84 Morgan Stanley 2021 Proxy Statement

OWNERSHIP OF OUR STOCK

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file reports with the SEC indicating their holdings of, and transactions in, our equity securities. Based on a review of these reports, and upon written representations from our executive officers and directors, we believe that all of our executive officers, directors, and 10% owners complied with all Section 16(a) filing requirements for fiscal year 2020, except that, due to an administrative error on the part of the Company, a late Form 4 was filed on August 20, 2020 on behalf of Robert P. Rooney, Head of Technology, Operations and Firm Resilience, to report the withholding of 3,680 shares of common stock to satisfy taxes due upon the August 1, 2020 conversion of restricted stock units; and MUFG, an owner of more than 10% of the Company’s common stock and director of the Company by deputization, filed four Forms 4 on October 21, 2020 to report the following delinquent transactions in equity securities of the Company, effected by its wholly owned subsidiaries indirectly through certain investment funds, from October 28, 2013 through June 24, 2020: 92 sales and purchases of common stock.
MUFG has disgorged the profits realized by these transactions to the Company, including all transactions as to which MUFG has disclaimed beneficial ownership and all transactions and securities which MUFG has disclaimed being subject to Section 16. MUFG is continuing to review its past trading activity in Morgan Stanley equity securities and has informed the Company that it will make further disclosures should it determine that it is necessary to do so.
Morgan Stanley 2021 Proxy Statement 85

OTHER COMPANY PROPOSAL

  Item 4

Company Proposal to Approve the Amended and Restated Equity Incentive Compensation Plan

Our Board unanimously recommends that you vote “FOR” this proposal.
On the recommendation of the CMDS Committee, on March 26, 2021, the Board adopted amendments to our Equity Incentive Compensation Plan (EICP) to increase the number of shares of common stock available to be granted under the EICP by 60 million shares, to extend the term of the EICP for an additional five years, and to remove references to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act, subject to shareholder approval at the annual meeting of shareholders.
The EICP was originally approved by shareholders on April 10, 2007 and was last amended in 2017, with approval of a significant majority of shareholders, to increase the number of shares of common stock available for grant by 50 million shares. The proposed 60 million additional shares, which represents approximately 3.3% of the common shares of the Company outstanding as of January 29, 2021, is expected to allow us to make grants under the EICP for approximately three years.
Morgan Stanley delivers a significant portion of incentive compensation for eligible employees in deferred equity awards (RSUs) that are impacted by future stock price performance over a multi-year period and, for senior executives, performance-vested stock units that only deliver value if the Company meets specific performance targets after three years (LTIP awards). We believe this approach to executive compensation aligns the interests of the Company’s employees with those of its shareholders and is consistent with executive motivation, best practices, and regulatory principles.
The Board believes that the EICP amendments are in the best interest of shareholders and supports this proposal for the following reasons:
•
Beginning with the 2020 year-end incentive compensation award grants, the Company reduced the group of eligible employees receiving deferred cash-based awards and instead granted more deferred incentive compensation awards solely in the form of RSUs. This adjustment to our pay mix increased the use of equity awards, which further aligns the interests of the Company’s employees with those of its shareholders.

•
In January 2021, approximately 21.8 million shares underlying equity awards were granted as part of the 2020 year-end compensation process and 835,359 shares (representing the target number of performance stock units) were granted as LTIP awards. After these grants, as of January 29, 2021, approximately 52 million shares were available for future equity awards under the EICP and the Company’s legacy equity plans, with only 36.6 million of such shares available under the EICP.

•
The Company strives to maximize employee and shareholder alignment through the use of deferred equity awards, while minimizing dilution. The Company has evaluated whether to return to shareholders to request approval of additional shares at the 2021 annual meeting of shareholders and has determined to request an additional 60 million shares, which we expect would allow us to make grants under the EICP for approximately three years. The share repurchase program offsets the dilutive impact of these additional shares. The Company repurchased approximately $15.3 billion of shares from 2017 through 2020, and the Company’s Board of Directors authorized the repurchase of up to $10 billion of outstanding common stock for 2021.

•
If the proposed amendments are not approved, the Company will not have sufficient shares for grant needs and will be compelled to increase the cash-based component of employee compensation, which is contrary to regulatory guidance and could reduce the alignment of employee and shareholder interests.

•
If the proposed amendments are not approved, the Company will lose a critical tool for recruiting, retaining and motivating employees. The Company would thus be at a competitive disadvantage in attracting and retaining talent.

•
The terms of our equity and other annual and long-term incentive compensation awards and our employee policies are all designed to protect shareholder interests and encourage employees to focus on the long-term success of the Company.

°	Employees typically cannot fully monetize equity awards until three years after grant. For example, RSUs granted for 2020 generally vest and convert to shares after three years.
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OTHER COMPANY PROPOSAL

°
The Company’s equity awards generally are subject to cancellation for, among other things, engaging in competitive activity, cause (i.e., any act or omission that constitutes a breach of obligation to the Company, including failure to comply with internal policies, or compliance, ethics or risk management standards and failure or refusal to perform duties satisfactorily, including supervisory and management duties), soliciting clients or employees, and misuse of proprietary information.

°
Equity awards are subject to clawback if an employee’s act or omission (including with respect to direct supervisory responsibilities) causes a restatement of the Company’s consolidated financial results, constitutes a violation of the Company’s global risk management principles, policies and standards, or causes a loss of revenue associated with a position on which the employee was paid and the employee operated outside of internal control policies. Equity awards to senior executives are also subject to clawback if the CMDS Committee determines that the individual had significant responsibility for a material adverse outcome for the Company or any of its businesses or functions, even absent misconduct.

°
The EICP expressly prohibits the grant of stock option restoration rights and the repricing of stock options and stock appreciation rights (including any amendment to such awards that has the effect of reducing the exercise price and any cancellation of such awards in exchange for cash or another award) other than an equitable adjustment in connection with a corporate transaction.

Our Board unanimously recommends that you vote “FOR” this proposal. Proxies solicited by the Board will be voted “FOR” this proposal unless otherwise instructed.
SUMMARY OF THE EICP AS PROPOSED TO BE AMENDED AND RESTATED
A copy of the EICP as proposed to be amended is attached to this proxy statement as Annex A and the following summary is qualified in its entirety by reference thereto. Other than the amendments to increase the number of shares available under the EICP extend the term of the EICP by five years, and remove references to Section 162(m) of the Internal Revenue Code that have become obsolete as a result of the Tax Cuts and Jobs Act, for which we are seeking approval under this Item 4, the EICP terms remain unchanged. The capitalized terms not otherwise defined in this summary shall have the meaning assigned to them in the EICP.
Purposes and Eligibility
The primary purposes of the EICP are to attract, retain and motivate employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock to align their interests with those of shareholders. The EICP authorizes the issuance of awards (Awards) to all officers, other employees (including newly hired employees) and consultants of the Company, non-employee directors of our subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which we or one of our subsidiaries has an equity or similar interest (Eligible Individuals). As of March 2021, there were approximately 70,700 Eligible Individuals who were employees of the Company and its subsidiaries.
The basis for participation in the EICP is the CMDS’s determination, in its sole discretion, that an award to an eligible participant will further the EICP’s purposes of attracting, retaining and motivating employees, to compensate them for their contributions to our growth and profits and to encourage them to own shares of our common stock to align their interests with those of shareholders. In exercising its discretion, the CMDS will consider the recommendations of management and the purposes of the EICP.
Administration
The CMDS Committee will administer the EICP, select the Eligible Individuals who receive Awards (Participants) and determine the form and terms of the Awards, including any vesting, exercisability, payment or other restrictions. Subject to certain limitations, the CMDS Committee may delegate some or all of its authority to one or more administrators (e.g., one or more CMDS Committee members or one or more of our officers).
Morgan Stanley 2021 Proxy Statement 87

OTHER COMPANY PROPOSAL

Shares Available Under the EICP
Since initial shareholder approval of the EICP in 2007, the total number of shares of common stock that may be delivered pursuant to Awards will be 433 million (which takes into account the proposed 60 million share increase), of which approximately 336.4 million were already granted as of January 29, 2021, subject to adjustment pursuant to the EICP’s share counting rules as described below and to reflect certain transactions. Shares delivered under the EICP may be either treasury shares or newly issued shares. In addition to the overall limit, the EICP limits the number of shares of common stock that may be subject to stock option and stock appreciation right (SAR) awards in any single year.
Share Counting Rules
When the CMDS Committee grants an Award, the full number of shares subject to the Award is charged against the number of shares that remain available for delivery pursuant to Awards. After grant, the number of shares subject to any portion of an Award that is canceled or that expires without having been settled in shares, or that is settled through the delivery of consideration other than shares, will be available for new Awards. If shares are tendered or withheld to pay the exercise price of an Award or to satisfy a tax withholding obligation, those tendered or withheld shares will be available for new Awards. Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by the Company or with which the Company combines are not counted against the number of shares of common stock available for delivery pursuant to Awards and are not subject to the individual limit on stock options and SARs.
Awards Generally
•
Form of Awards. The EICP authorizes the following Awards: (i) restricted stock Awards consisting of one or more shares of common stock granted or sold to a Participant; (ii) stock unit Awards settled in one or more shares of common stock or, as authorized by the CMDS Committee, an amount in cash based on the fair market value of shares of common stock; (iii) stock option Awards consisting of the right to purchase at a specified exercise price a number of shares of common stock determined by the CMDS Committee; (iv) SARs consisting of the grant of a right to receive upon exercise of such right, in cash or common stock (or a combination thereof) as determined by the CMDS Committee, an amount equal to the increase in the fair market value of a share of common stock over the specified exercise price; and (vi) other forms of equity-based or equity-related Awards that the CMDS Committee determines to be consistent with the purposes of the EICP (Other Awards). Awards under the EICP may, at the discretion of the CMDS Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual.

•
Dividends and Distributions. If we pay any dividend or make any distribution to holders of our common stock, the CMDS Committee may in its discretion authorize payments (which may be in cash, common stock (including restricted stock) or stock units or a combination thereof) with respect to the shares of common stock corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect the dividend or distribution. The CMDS Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Dividends are not paid on stock options or SARs.

Restricted Stock and Stock Units
Restricted shares awarded or sold to a Participant are outstanding shares of common stock that the CMDS Committee may subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances. Each stock unit awarded to a Participant corresponds to one share of common stock and the CMDS Committee may subject the award to vesting requirements or cancellation under specified circumstances. Upon satisfaction of the terms and conditions of a stock unit Award, applicable stock units will be payable, at the discretion of the CMDS Committee, in common stock or in cash equal to the fair market value on the payment date of one share of common stock. As a holder of stock units, a Participant will have only the rights of a general unsecured creditor of the Company. A Participant will not be a shareholder with respect to the shares underlying stock units unless and until the stock units convert to shares of common stock.
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OTHER COMPANY PROPOSAL

Stock Options and SARs
•
General. Stock options may be either nonqualified stock options or incentive stock options (ISOs). Upon satisfaction of the conditions for exercisability, a Participant may exercise a stock option and receive the number of shares of common stock in respect of which the stock option is exercised. Upon satisfaction of the conditions for payment, each SAR will entitle a Participant to an amount, if any, equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the SAR exercise price. At the discretion of the CMDS Committee, SARs may be payable in common stock, cash or a combination thereof.

•
Exercise Price. The exercise price of stock options and SARs awarded under the EICP may not be less than 100% of the fair market value of one share of common stock on the award date; however, the exercise price per share of a stock option or SAR that is granted in substitution for an award previously granted by an entity acquired by the Company or with which the Company combines may be less than the fair market value per share on the award date if such substitution complies with applicable laws and regulations.

•
Prohibition on Repricing of Stock Options and SARs. The CMDS Committee may not “reprice” any stock option or SAR or make any other amendment to a stock option or SAR that has the effect of reducing its exercise price or cancel a stock option or SAR in exchange for cash or another Award, unless the repricing occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. An equitable adjustment to reflect a corporate transaction is not a prohibited repricing.

•
Prohibition on Restoration Option and SAR Grants. The terms of a stock option or SAR may not provide for a new stock option or SAR to be granted, automatically and without payment of additional consideration in excess of the exercise price of the underlying stock option or SAR, to a Participant upon exercise of the stock option or SAR.

•
Individual Limit on Stock Options and SARs. The maximum number of shares of common stock that may be subject to stock options or SARs granted to or elected by a Participant in any fiscal year will be 2,000,000 shares.

•	Maximum Term on Stock Options and SARs. No stock option or SAR may have an expiration date that is later than the tenth anniversary of the Award date.
•
Incentive Stock Option (ISO) Limit. The full number of shares of common stock available for delivery under the EICP may be delivered pursuant to ISOs, except that in calculating the number of shares that remain available for ISOs, certain share counting provisions will not apply.

Other Awards
The CMDS Committee may establish the terms and provisions of other forms of Awards not described above that the CMDS Committee determines to be consistent with the purpose of the EICP and the interests of the Company.
Transferability
Unless otherwise permitted by the CMDS Committee, no Award will be transferable other than by will or by the laws of descent and distribution. During the lifetime of a Participant, an ISO will be exercisable only by the Participant.
Amendment and Termination
The Board or the CMDS Committee may modify, amend, suspend or terminate the EICP in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award. However, no modification, amendment, suspension or termination may materially adversely affect a Participant’s rights with respect to any Award previously made without that Participant’s consent, except that the CMDS Committee may at any time, without a Participant’s consent, amend or modify the EICP or any Award under the EICP to comply with law, accounting standards, regulatory guidance or other legal requirements. The CMDS Committee may create subplans as may be necessary or advisable to comply with non-U.S. legal or regulatory provisions. Notwithstanding the foregoing, neither the Board nor the CMDS Committee may accelerate the payment or settlement of any Award that constitutes a deferral of compensation for purposes of Section 409A of the Internal Revenue Code except to the extent the acceleration would not result in a Participant incurring interest or additional tax under Section 409A.
Term
No Awards may be made after May 15, 2027.
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OTHER COMPANY PROPOSAL

EICP Benefits
Awards under the EICP will be authorized by the CMDS Committee in its sole discretion. Therefore, it is not possible to determine the benefits or amounts that will be received by any particular employees or group of employees in the future or that would have been received in 2020 had the proposed amendments to the EICP then been in effect.
U.S. Federal Income Tax Consequences
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences associated with the EICP. The federal tax laws are complex and subject to change and the tax consequences for any Participant will depend on his or her individual circumstances.
•
Stock Units. A Participant who receives stock units will be taxed at ordinary income tax rates on the then fair market value of the shares of common stock distributed at the time of settlement of the stock units and a corresponding deduction will be allowable to the Company at that time (subject to Section 162(m) of the Internal Revenue Code). The Participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition the Participant will realize long-term or short-term capital gain or loss.

•
Restricted Stock. A Participant who is awarded restricted stock will not be taxed at the time an Award is granted unless the Participant makes the special election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code as discussed below. Upon lapse of the risk of forfeiture or restrictions on transferability applicable to the shares comprising the Award, the Participant will be taxed at ordinary income tax rates on the then fair market value of the shares. The Company is required to withhold tax on the amount of income so recognized, and a deduction corresponding to the amount of income recognized will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code). The Participant’s tax basis in the shares will be equal to the ordinary income so recognized. Upon subsequent disposition of the shares, the Participant will realize long-term or short-term capital gain or loss.

•
Pursuant to Section 83(b) of the Internal Revenue Code, the Participant may elect within 30 days of receipt of the Award to be taxed at ordinary income tax rates on the fair market value of the shares comprising such Award at the time of Award (determined without regard to any restrictions which may lapse) less any amount paid for the shares. In that case, the Participant will acquire a tax basis in the shares equal to the ordinary income recognized by the Participant at the time of Award. No tax will be payable upon the lapse or release of the restrictions or at the time the shares first become transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of shares of common stock with respect to which a Participant previously made a Section 83(b) election, the Participant will generally not be entitled to a loss deduction.

•
Nonqualified Stock Options. The grant of a nonqualified stock option will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price, and a tax deduction is allowable to the Company equal to the amount of such income (subject to Section 162(m) of the Internal Revenue Code). Gain or loss upon a subsequent sale of any shares received upon the exercise of a nonqualified stock option generally would be taxed as either long-term or short-term capital gain or loss, depending upon the holding period of the shares sold. Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the Participant.

•
ISOs. Upon the grant or exercise of an ISO within the meaning of Section 422 of the Internal Revenue Code, no income will be realized by the Participant for federal income tax purposes and the Company will not be entitled to any deduction. However, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price will constitute an adjustment to taxable income for purposes of the alternative minimum tax. If the shares are not disposed of within the one-year period beginning on the date of the transfer of such shares to the Participant or within the two-year period beginning on the date of grant of the stock option, any profit realized by the Participant upon the disposition of such shares will be taxed as long-term capital gain and no deduction will be allowed to the Company. If the shares are disposed of within the one-year period from the date of transfer of such shares to the Participant or within the two-year period from the date of grant of the stock option, the excess of the fair market value of the shares on the date of exercise or, if less, the fair market value on the date

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OTHER COMPANY PROPOSAL

of disposition, over the exercise price will be taxable as ordinary income to the Participant at the time of disposition, and a corresponding deduction will be allowable to the Company (subject to Section 162(m) of the Internal Revenue Code). Certain additional rules apply if the exercise price for a stock option is paid in shares previously owned by the Participant.
•
SARs. The grant of SARs will not result in the recognition of taxable income by the Participant or in a deduction to the Company. Upon exercise, a Participant will recognize ordinary income in an amount equal to the then fair market value of the shares of common stock or cash distributed to the Participant. The Company is entitled to a tax deduction equal to the amount of such income (subject to Section 162(m) of the Internal Revenue Code). Gain or loss upon a subsequent sale of any shares received upon the exercise of SARs generally would be taxed as long-term or short-term capital gain or loss, depending upon the holding period of the shares sold.

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OTHER COMPANY PROPOSAL

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information about outstanding awards and shares of common stock available for future awards under all of Morgan Stanley’s equity compensation plans as of December 31, 2020. Morgan Stanley has not made any grants of common stock outside of its equity compensation plans.
The following information is intended to update and supplement the table and, we believe, is useful for a better understanding of “Item 4 – Company Proposal to Approve the Amended and Restated Equity Incentive Compensation Plan.”
•
As of January 29, 2021, (i) the number of shares available for grant under the Company’s plans that can be used for the purpose of granting employee equity awards was approximately 52 million, with only 36.6 million of such shares available under the EICP and (ii) the number of outstanding full value awards (including restricted stock units and performance stock units at target) was approximately 73 million.

Plan Category	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(1)	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	65,711,202	—	110,018,061(3)
Equity compensation plans not approved by security holders	—	—	—
Total	65,711,202	—	110,018,061(4)
(1)
Includes outstanding equity awards consisting of restricted stock unit and performance stock unit awards. The number of outstanding performance stock unit awards is based on the target number of units granted to senior executives. There are no outstanding stock options.

(2)	There are no outstanding stock options. Column does not take into account outstanding restricted stock units and performance stock units, which do not provide for an exercise price.
(3)	Includes the following:
(a)
39,182,870 shares available under the Morgan Stanley Employee Stock Purchase Plan (ESPP). Pursuant to this plan, which is qualified under Section 423 of the Internal Revenue Code, eligible employees were permitted to purchase shares of common stock at a discount to market price through regular payroll deduction. The CMDS Committee approved the discontinuation of the ESPP, effective June 1, 2009, such that no further contributions to the plan will be permitted following such date, until such time as the CMDS Committee determines to recommence contributions under the plan.

(b)
54,709,265 shares available under the EICP (without taking into account the proposed amendment to the EICP). Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), performance-based units, other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(c)
14,869,925 shares available under the Employee Equity Accumulation Plan (EEAP), which includes 733,757 shares available for awards of restricted stock and restricted stock units. Awards may consist of stock options, stock appreciation rights, restricted stock, restricted stock units to be settled by the delivery of shares of common stock (or the value thereof), other awards that are valued by reference to or otherwise based on the fair market value of common stock, and other equity-based or equity-related awards approved by the CMDS Committee.

(d)	355,243 shares available under the Tax Deferred Equity Participation Plan (TDEPP). Awards consist of restricted stock units, which are settled by the delivery of shares of common stock.
(e)
900,758 shares available under DECAP. This plan provides for periodic awards of shares of common stock and stock units to non-employee directors and also allows non-employee directors to defer the cash fees they earn for services as a director in the form of stock units.

(4)
As of December 31, 2020, 69,934,433 shares were available under the Company’s plans that could be used for the purpose of granting employee equity awards (EICP, EEAP and TDEPP). In January 2021, approximately 21.8 million stock units were granted as part of 2020 employee incentive compensation and 835,359 performance stock units (representing the target number of units) were granted as 2021 LTIP awards.

92 Morgan Stanley 2021 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING
QUESTIONS AND ANSWERS
Where is the Annual Meeting?
In light of the continuing COVID-19 pandemic, we will hold our annual meeting virtually this year via the Internet, with no physical in-person meeting. We are focused on the safety and well-being of our shareholders, directors and employees as well as the protocols of local, state and federal governments. Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to vote and submit your proxy in advance of the meeting.
How Do I Attend the Annual Meeting?
You are entitled to attend and participate in the annual meeting only if you were a shareholder of record as of the close on the record date, March 22, 2021, or hold a valid proxy for the meeting. To attend the annual meeting, log into www.virtualshareholdermeeting.com/MS2021, and enter the 16-digit control number found on your Notice or proxy card or the voting instructions you received within the body of the email you received containing the proxy statement. We encourage you to access the webcast prior to the scheduled start time of the annual meeting. If you encounter any difficulties accessing the virtual annual meeting, please call the technical support number that will be posted on the virtual annual meeting log-in page. By your attendance, you acknowledge that you have received and agreed to abide by the rules of conduct for our annual meeting that will be made available at the virtual meeting site at www.virtualshareholdermeeting.com/MS2021. If you are not a shareholder or do not have a control number, you may still access the meeting as a guest but you will not be able to participate.
How Can I Ask Questions at the Annual Meeting?
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate in our virtual annual meeting as they would at an in-person meeting. Shareholders as of our record date who attend and participate in our virtual annual meeting will have an opportunity to submit questions live via the Internet through the virtual meeting platform at www.virtualshareholdermeeting.com/MS2021. We will respond to questions during a designated portion of the meeting. In accordance with the rules of conduct for our annual meeting available at the virtual meeting site at www.virtualshareholdermeeting.com/MS2021, shareholders should include their name in the field provided and limit themselves to two questions in order to give as many shareholders as possible the opportunity to ask questions. If we receive substantially similar questions from multiple shareholders, we may group such questions together and provide a single response to avoid repetition. Only questions that comply with the rules of conduct for our annual meeting will be answered.
Who Can Vote at the Annual Meeting?
You may vote all shares of Morgan Stanley’s common stock that you owned as of the close of business on March 22, 2021, the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Each share of common stock entitles you to one vote on each matter voted on at the annual meeting. On the record date, 1,870,538,439 shares of common stock were outstanding.
What Is the Quorum to Hold the Meeting?
The holders of a majority of the voting power of the outstanding shares of common stock, represented in person or by proxy, constitute a quorum for the annual meeting of shareholders. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Virtual attendance at our annual meeting constitutes presence in person for purposes of a quorum at the meeting.
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INFORMATION ABOUT THE ANNUAL MEETING

What Vote Is Required and How Will My Votes Be Counted?
The following table sets forth the vote standard applicable to each proposal, as determined by the Company’s bylaws and applicable regulatory guidance, at a meeting at which a quorum is present.
Proposal	Board’s Recommendation	Vote Required to Adopt Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”
Election of Directors	FOR	Majority of votes cast (for and against) with respect to such director*	No Effect	No Effect
Ratification of Appointment of Auditor	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	Not Applicable
Non-Binding Advisory Vote to Approve Executive Compensation	FOR	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon (for, against and abstain)	Vote Against	No Effect
Approval of Amended and Restated Equity Incentive Compensation Plan	FOR	Majority of votes cast (for, against and abstain)	Vote Against	No Effect
*
Under Delaware law, if a director does not receive a majority of votes cast in an uncontested election, the director will continue to serve on the Board. Pursuant to the bylaws, each director has submitted an irrevocable letter of resignation that becomes effective, contingent on the Board’s acceptance, if the director does not receive a majority of votes cast in an uncontested director election. In such case, if a director does not receive a majority of votes cast, the Board will make a determination to accept or reject the resignation and publicly disclose its decision within 90 days after the certification of the election results.

Is My Vote Confidential?
Our bylaws provide that your vote is confidential and will not be disclosed to any officer, director or employee, except in certain limited circumstances such as when you request or consent to disclosure. Voting of the shares held in the 401(k) Plan also is confidential.
How Do I Submit Voting Instructions for Shares Held Through a Broker?
If you hold shares through a broker, follow the voting instructions you receive from your broker. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares in certain cases. NYSE member brokers may vote your shares as described below:
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Non-discretionary Items. All items, other than the ratification of the appointment of Morgan Stanley’s independent auditor, are “non-discretionary” items. It is critically important that you submit your voting instructions if you want your shares to count for non-discretionary items. Your shares will remain unvoted for such items if your NYSE member broker does not receive voting instructions from you.

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Discretionary Item. The ratification of the appointment of Morgan Stanley’s independent auditor is a “discretionary” item. NYSE member brokers that do not receive instructions from beneficial owners may vote on this proposal in their discretion.

If you do not submit voting instructions, the broker will submit a proxy for your shares voting discretionary items, but will not vote non-discretionary items. This results in a “broker non-vote” for non-discretionary items.
How Do I Submit Voting Instructions for Shares Held in My Name?
If you hold shares as a record shareholder, you may have your shares voted by submitting a proxy for your shares by mail, telephone or the Internet as described on the proxy card. If you submit your proxy via the Internet, you may incur Internet access charges. Submitting your proxy will not limit your right to vote at the annual meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your proxy in accordance with the procedures described below (see “How Can I Revoke My Proxy?”).
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INFORMATION ABOUT THE ANNUAL MEETING

If you submit a signed proxy card without indicating your voting instructions, the person voting the proxy will vote your shares according to the Board’s recommendations.
How Do I Submit Voting Instructions for Shares Held in Employee Plans?
If you hold shares in, or have been awarded stock units under, certain employee plans, you will separately receive directions on how to submit your voting instructions. Shares held in the following employee plans also are subject to the following rules:
401(k) Plan. The Northern Trust Company (Northern Trust), the 401(k) Plan’s trustee, must receive your voting instructions for the common stock held on your behalf in the 401(k) Plan on or before May 17, 2021. If Northern Trust does not receive your voting instructions by that date, it will vote such shares together with other unvoted, forfeited and unallocated shares in the 401(k) Plan in the same proportion as the voting instructions that it receives from other participants in the 401(k) Plan. On March 22, 2021, there were 30,040,205 shares in the 401(k) Plan.
Other Equity-Based Plans. State Street Global Advisors Trust Company acts as trustee for the Trust that holds shares of common stock underlying stock units awarded to employees under several of Morgan Stanley’s equity-based plans. Employees allocated shares held in the Trust must submit their voting instructions for receipt by the trustee on or before May 17, 2021. If the trustee does not receive your instructions by that date, it will vote such shares, together with shares held in the Trust that are unallocated or held on behalf of former Morgan Stanley employees and employees in certain jurisdictions outside the U.S., in the same proportion as the voting instructions that it receives for shares held in the Trust in connection with such plans. On March 22, 2021, 66,916,770 shares were held in the Trust in connection with such plans.
How Can I Revoke My Proxy?
You can revoke your proxy at any time before your shares are voted by (1) delivering a written revocation notice prior to the annual meeting to Martin M. Cohen, Corporate Secretary, Morgan Stanley, 1585 Broadway, Suite C, New York, New York 10036; (2) submitting a later dated proxy that we receive no later than when the polls close during the annual meeting; or (3) voting at the annual meeting. Attending the annual meeting does not revoke your proxy unless you vote at the meeting.
Why Did I Receive a One-Page Notice Regarding the Internet Availability of Proxy Materials?
Pursuant to SEC rules, we are mailing to certain of our shareholders a Notice about the availability of proxy materials on the Internet instead of paper copies of the proxy materials. This process allows us to expedite our shareholders’ receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our annual meeting. All shareholders receiving the Notice will have the ability to access the proxy materials and submit a proxy over the Internet. It is important that you submit your proxy to have your shares voted. Instructions on how to access the proxy materials over the Internet or to request a paper copy of the proxy materials may be found in the Notice. The Notice is not a proxy card and cannot be returned to submit your vote. You must follow the instructions on the Notice to submit your proxy to have your shares voted.
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INFORMATION ABOUT THE ANNUAL MEETING

OTHER BUSINESS
We do not know of any other matters that may be presented for action at the meeting other than those described in this proxy statement. If any other matter is properly brought before the meeting, the proxy holders will vote on such matter in their discretion as permitted under SEC rules.
How Can I Submit a Shareholder Proposal or Nominate a Director for the 2022 Annual Meeting?
Shareholders intending to present a proposal at the 2022 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing to Martin M. Cohen, Corporate Secretary, 1585 Broadway, Suite C, New York, New York 10036 or by email to shareholderproposals@morganstanley.com. We must receive the proposal no later than December 2, 2021.
Shareholders intending to present a proposal at the 2022 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director (but not to include such nominee in our proxy materials) must comply with the requirements set forth in our bylaws. The bylaws require, among other things, that our Corporate Secretary receive written notice from the record shareholder of intent to present such proposal or nomination no earlier than the close of business on the 120th day and no later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2022 annual meeting no earlier than the close of business on January 20, 2022 and no later than the close of business on February 19, 2022. The notice must contain the information required by the bylaws.
As described under “Corporate Governance Matters — Corporate Governance Practices — Shareholder Rights and Accountability,” we have adopted proxy access. Under our bylaws, shareholders who meet the requirements set forth in our bylaws may nominate a person for election as a director and include such nominee in our proxy materials. The bylaws require, among other things, that our Corporate Secretary receive written notice of the nomination no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the anniversary of the mailing date of the proxy statement for the preceding year’s annual meeting. Therefore, the Company must receive notice of such a nomination for the 2022 annual meeting no earlier than the close of business on November 2, 2021 and no later than the close of business on December 2, 2021.
Our bylaws are available at www.morganstanley.com/about-us-governance or upon request to our Corporate Secretary.
What Are the Costs of Soliciting Proxies for the Annual Meeting?
We will pay the expenses for the preparation of the proxy materials and the solicitation by the Board of your proxy. Our directors, officers and employees, who will receive no additional compensation for soliciting, and D.F. King & Co., Inc. (D.F. King) may solicit your proxy, in person or by telephone, mail, or other means of communication. We will pay D.F. King fees not exceeding $25,000 plus expenses. We will also reimburse brokers, including our subsidiary broker-dealers and other nominees, for costs they incur mailing proxy materials.
What if I Share an Address with Another Shareholder?
“Householding” reduces our printing and postage costs by permitting us to send one annual report and proxy statement to shareholders sharing an address (unless we have received contrary instructions from one or more of the shareholders sharing that address). Shareholders may request to discontinue or begin householding by contacting Broadridge Financial Services at (866) 540-7095 or by sending a written request to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Any householded shareholder may request prompt delivery of a copy of the annual report or proxy statement by contacting us at (212) 762-8131 or may write to us at Investor Relations, 1585 Broadway, New York, NY 10036.
How Can I Consent to Electronic Delivery of Annual Meeting Materials?
This proxy statement and the annual report are available on our website at www.morganstanley.com/2021ams. You can save the Company postage and printing expense by consenting to access these documents over the Internet. If you consent, you will receive notification next year when these documents are available with instructions on how to view them and submit voting instructions. You may sign up for this service through enroll.icsdelivery.com/ms. If you hold your shares through a bank, broker or other holder of record, contact the record holder for information regarding electronic delivery of materials. Your consent to electronic delivery will remain in effect until you revoke it. If you choose electronic delivery, you may incur costs, such as cable, telephone and Internet access charges, for which you will be responsible.
96 Morgan Stanley 2021 Proxy Statement

ANNEX A
MORGAN STANLEY
EQUITY INCENTIVE COMPENSATION PLAN
(As Proposed to Be Amended and Restated)
1.   Purpose. The primary purposes of the Morgan Stanley Equity Incentive Compensation Plan are to attract, retain and motivate employees, to compensate them for their contributions to the growth and profits of the Company and to encourage them to own Morgan Stanley Stock.
2.   Definitions. Except as otherwise provided in an applicable Award Document, the following capitalized terms shall have the meanings indicated below for purposes of the Plan and any Award:
“Administrator” means the individual or individuals to whom the Committee delegates authority under the Plan in accordance with Section 5(b).
“Award” means any award of Restricted Stock, Stock Units, Options, SARs or Other Awards (or any combination thereof) made under and pursuant to the terms of the Plan.
“Award Date” means the date specified in a Participant’s Award Document as the grant date of the Award.
“Award Document” means a written document (including in electronic form) that sets forth the terms and conditions of an Award. Award Documents shall be authorized in accordance with Section 12(e).
“Board” means the Board of Directors of Morgan Stanley.
“Code” means the Internal Revenue Code of 1986, as amended, and the applicable rulings, regulations and guidance thereunder.
“Committee” means the Compensation, Management Development and Succession Committee of the Board, any successor committee thereto or any other committee of the Board appointed by the Board to administer the Plan or to have authority with respect to the Plan, or any subcommittee appointed by such Committee.
“Company” means Morgan Stanley and all of its Subsidiaries.
“Eligible Individuals” means the individuals described in Section 6 who are eligible for Awards.
“Employee Trust” means any trust established or maintained by the Company in connection with an employee benefit plan (including the Plan) under which current and former employees of the Company constitute the principal beneficiaries.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the applicable rulings and regulations thereunder.
“Fair Market Value” means, with respect to a Share, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee.
“Incentive Stock Option” means an Option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Document.
“Morgan Stanley” means Morgan Stanley, a Delaware corporation.
“Option” or “Stock Option” means a right, granted to a Participant pursuant to Section 9, to purchase one Share.
“Other Award” means any other form of award authorized under Section 11, including any such Other Award the receipt of which was elected pursuant to Section 12(a).
“Participant” means an individual to whom an Award has been made.
“Plan” means the Morgan Stanley Equity Incentive Compensation Plan, as amended from time to time in accordance with Section 15(f).
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“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 7.
“SAR” means a right, granted to a Participant pursuant to Section 10, to receive upon exercise of such right, in cash or Shares (or a combination thereof) as authorized by the Committee, an amount equal to the increase in the Fair Market Value of one Share over a specified exercise price.
“Section 409A” means Section 409A of the Code.
“Shares” means shares of Stock.
“Stock” means the common stock, par value $0.01 per share, of Morgan Stanley.
“Stock Unit” means a right, granted to a Participant pursuant to Section 8, to receive one Share or an amount in cash equal to the Fair Market Value of one Share, as authorized by the Committee.
“Subsidiary” means (i) a corporation or other entity with respect to which Morgan Stanley, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which Morgan Stanley, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.
“Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by, or held by employees of, a company or other entity or business acquired (directly or indirectly) by Morgan Stanley or with which Morgan Stanley combines.
3.   Effective Date and Term of Plan.
(a)     Effective Date. The Plan shall become effective upon its adoption by the Board, subject to its approval by Morgan Stanley’s stockholders. Prior to such stockholder approval, the Committee may grant Awards conditioned on stockholder approval, but no Shares may be issued or delivered pursuant to any such Award until Morgan Stanley’s stockholders have approved the Plan. If such stockholder approval is not obtained at or before the first annual meeting of stockholders to occur after the adoption of the Plan by the Board, the Plan and any Awards made thereunder shall terminate ab initio and be of no further force and effect.
(b)     Term of Plan. No Awards may be made under the Plan after May 15, 2027.
4.   Stock Subject to Plan.
(a)     Overall Plan Limit. The total number of Shares that may be delivered pursuant to Awards shall be 433,000,000 as calculated pursuant to Section 4(c). The number of Shares available for delivery under the Plan shall be adjusted as provided in Section 4(b). Shares delivered under the Plan may be authorized but unissued shares or treasury shares that Morgan Stanley acquires in the open market, in private transactions or otherwise.
(b)     Adjustments for Certain Transactions. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend or distribution, split-up, spin-off, combination, reclassification or exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value or other change in corporate structure or any other event that affects Morgan Stanley’s capitalization, the Committee shall equitably adjust (i) the number and kind of shares authorized for delivery under the Plan, including the maximum number of Shares available for Awards of Options or SARs as provided in Section 4(d) and the maximum number of Incentive Stock Options as provided in Section 4(e), and (ii) the number and kind of shares subject to any outstanding Award and the exercise or purchase price per share, if any, under any outstanding Award. In the discretion of the Committee, such an adjustment may take the form of a cash payment to a Participant. The Committee shall make all such adjustments, and its determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless the Committee determines otherwise, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject.
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(c)     Calculation of Shares Available for Delivery. In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply (subject to the limitation in Section 4(e)):
     1.   The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.
     2.   The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.
     3.   The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Company shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).
     4.   If an Award is settled or paid by the Company in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1), there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.
     5.   Any Shares underlying Substitute Awards shall not be counted against the number of Shares available for delivery pursuant to Awards and shall not be subject to Section 4(d).
(d)     Individual Limit on Options and SARs. The maximum number of Shares that may be subject to Options or SARs granted to or elected by a Participant in any fiscal year shall be 2,000,000 Shares.
(e)     ISO Limit. The full number of Shares available for delivery under the Plan may be delivered pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options the rules set forth in Section 4(c) shall not apply to the extent not permitted by Section 422 of the Code.
5.   Administration.
(a)     Committee Authority Generally. The Committee shall administer the Plan and shall have full power and authority to make all determinations under the Plan, subject to the express provisions hereof, including without limitation: (i) to select Participants from among the Eligible Individuals; (ii) to make Awards; (iii) to determine the number of Shares subject to each Award or the cash amount payable in connection with an Award; (iv) to establish the terms and conditions of each Award, including, without limitation, those related to vesting, cancellation, payment, exercisability, and the effect, if any, of certain events on a Participant’s Awards, such as the Participant’s termination of employment with the Company; (v) to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards; (vi) to construe and interpret any Award Document delivered under the Plan; (vii) to prescribe, amend and rescind rules and procedures relating to the Plan; (viii) to make all determinations necessary or advisable in administering the Plan and Awards, including, without limitation, determinations as to whether (and if so as of what date) a Participant has commenced, or has experienced a termination of, employment; provided, however, that to the extent full or partial payment of any Award that constitutes a deferral of compensation subject to Section 409A is made upon or as a result of a Participant’s termination of employment, the Participant will be considered to have experienced a termination of employment if, and only if, the Participant has experienced a separation from service with the Participant’s employer for purposes of Section 409A; (ix) to vary the terms of Awards to take account of securities law and other legal or regulatory requirements of jurisdictions in which Participants work or reside or to procure favorable tax treatment for Participants; and (x) to formulate such procedures as it considers to be necessary or advisable for the administration of the Plan.
(b)     Delegation. To the extent not prohibited by applicable laws or rules of the New York Stock Exchange, the Committee may, from time to time, delegate some or all of its authority under the Plan to one or more Administrators consisting of one or more members of the Committee as a subcommittee or subcommittees thereof or of one or more members of the Board who are not members of the Committee or one or more officers of the Company (or of any combination of such persons). Any such delegation shall be subject to the restrictions
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ANNEX A

and limits that the Committee specifies at the time of such delegation or thereafter. The Committee may at any time rescind all or part of the authority delegated to an Administrator or appoint a new Administrator. At all times, an Administrator appointed under this Section 5(b) shall serve in such capacity at the pleasure of the Committee. Any action undertaken by an Administrator in accordance with the Committee’s delegation of authority shall have the same force and effect as if undertaken directly by the Committee, and any reference in the Plan to the Committee shall, to the extent consistent with the terms and limitations of such delegation, be deemed to include a reference to an Administrator.
(c)     Authority to Construe and Interpret. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.
(d)     Committee Discretion. All of the Committee’s determinations in carrying out, administering, construing and interpreting the Plan shall be made or taken in its sole discretion and shall be final, binding and conclusive for all purposes and upon all persons. In the event of any disagreement between the Committee and an Administrator, the Committee’s determination on such matter shall be final and binding on all interested persons, including any Administrator. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the persons receiving Awards under the Plan, and the terms and provisions of Awards under the Plan.
(e)     No Liability. Subject to applicable law: (i) no member of the Committee or any Administrator shall be liable for anything whatsoever in connection with the exercise of authority under the Plan or the administration of the Plan except such person’s own willful misconduct; (ii) under no circumstances shall any member of the Committee or any Administrator be liable for any act or omission of any other member of the Committee or an Administrator; and (iii) in the performance of its functions with respect to the Plan, the Committee and an Administrator shall be entitled to rely upon information and advice furnished by the Company’s officers, the Company’s accountants, the Company’s counsel and any other party the Committee or the Administrator deems necessary, and no member of the Committee or any Administrator shall be liable for any action taken or not taken in good faith reliance upon any such advice.
6.   Eligibility. Eligible Individuals shall include all officers, other employees (including prospective employees) and consultants of, and other persons who perform services for, the Company, non-employee directors of Subsidiaries and employees and consultants of joint ventures, partnerships or similar business organizations in which Morgan Stanley or a Subsidiary has an equity or similar interest. Any Award made to a prospective employee shall be conditioned upon, and effective not earlier than, such person’s becoming an employee. Members of the Board who are not Company employees will not be eligible to receive Awards under the Plan. An individual’s status as an Administrator will not affect his or her eligibility to receive Awards under the Plan.
7.   Restricted Stock. An Award of Restricted Stock shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
8.   Stock Units. An Award of Stock Units shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Each Stock Unit awarded to a Participant shall correspond to one Share. Upon satisfaction of the terms and conditions of the Award, a Stock Unit will be payable, at the discretion of the Committee, in Stock or in cash equal to the Fair Market Value on the payment date of one Share. As a holder of Stock Units, a Participant shall have only the rights of a general unsecured creditor of Morgan Stanley. A Participant shall not be a stockholder with respect to the Shares underlying Stock Units unless and until the Stock Units convert to Shares. Stock Units may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
9.   Options.
(a)     Options Generally. An Award of Options shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all Options awarded under the Plan, except that the exercise price of an Option shall not be less than 100% of the Fair Market Value of
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ANNEX A

one Share on the Award Date. Notwithstanding the foregoing, the exercise price of an Option that is a Substitute Award may be less than the Fair Market Value per Share on the Award Date, provided that such substitution complies with applicable laws and regulations, including the listing requirements of the New York Stock Exchange and Section 409A or Section 424, as applicable, of the Code. Upon satisfaction of the conditions to exercisability of the Award, a Participant shall be entitled to exercise the Options included in the Award and to have delivered, upon Morgan Stanley’s receipt of payment of the exercise price and completion of any other conditions or procedures specified by Morgan Stanley, the number of Shares in respect of which the Options shall have been exercised. Options may be either nonqualified stock options or Incentive Stock Options. Options and the Shares acquired upon exercise of Options may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
(b)     Prohibition on Restoration Option and SAR Grants. Anything in the Plan to the contrary notwithstanding, the terms of an Option or SAR shall not provide that a new Option or SAR will be granted, automatically and without additional consideration in excess of the exercise price of the underlying Option or SAR, to a Participant upon exercise of the Option or SAR.
(c)     Prohibition on Repricing of Options and SARs. Anything in the Plan to the contrary notwithstanding, the Committee may not reprice any Option or SAR. “Reprice” means any action that constitutes a “repricing” under the rules of the New York Stock Exchange or, except as otherwise expressly provided in Section 4(b), any other amendment to an outstanding Option or SAR that has the effect of reducing its exercise price or any cancellation of an outstanding Option or SAR in exchange for cash or another Award.
(d)     Payment of Exercise Price. Subject to the provisions of the applicable Award Document and to the extent authorized by rules and procedures of Morgan Stanley from time to time, the exercise price of the Option may be paid in cash, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, or by such other means as Morgan Stanley may authorize.
(e)     Maximum Term on Stock Options and SARs. No Option or SAR shall have an expiration date that is later than the tenth anniversary of the Award Date thereof.
10.   SARs. An Award of SARs shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. The Committee shall establish (or shall authorize the method for establishing) the exercise price of all SARs awarded under the Plan, except that the exercise price of a SAR shall not be less than 100% of the Fair Market Value of one Share on the Award Date. Notwithstanding the foregoing, the exercise price of any SAR that is a Substitute Award may be less than the Fair Market Value of one Share on the Award Date, subject to the same conditions set forth in Section 9(a) for Options that are Substitute Awards. Upon satisfaction of the conditions to the payment of the Award, each SAR shall entitle a Participant to an amount, if any, equal to the Fair Market Value of one Share on the date of exercise over the SAR exercise price specified in the applicable Award Document. At the discretion of the Committee, payments to a Participant upon exercise of an SAR may be made in Shares, cash or a combination thereof. SARs and the Shares that may be acquired upon exercise of SARs may, among other things, be subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
11.   Other Awards. The Committee shall have the authority to establish the terms and provisions of other forms of Awards (such terms and provisions to be specified in the applicable Award Document) not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for (i) payments in the form of cash, Stock, notes or other property as the Committee may determine based in whole or in part on the value or future value of Stock or on any amount that Morgan Stanley pays as dividends or otherwise distributes with respect to Stock, (ii) the acquisition or future acquisition of Stock, (iii) cash, Stock, notes or other property as the Committee may determine (including payment of dividend equivalents in cash or Stock) based on one or more criteria determined by the Committee unrelated to the value of Stock, including the attainment of performance objectives or (iv) any combination of the foregoing. Awards pursuant to this Section 11 may, among other things, be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.
12.   General Terms and Provisions.
(a)     Awards in General. Awards may, in the discretion of the Committee, be made in substitution in whole or in part for cash or other compensation payable to an Eligible Individual. In accordance with rules and procedures authorized by the Committee, an Eligible Individual may elect one form of Award in lieu of any other
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ANNEX A

form of Award, or may elect to receive an Award in lieu of all or part of any compensation that otherwise might have been paid to such Eligible Individual; provided, however, that any such election shall not require the Committee to make any Award to such Eligible Individual. Any such substitute or elective Awards shall have terms and conditions consistent with the provisions of the Plan applicable to such Award. Awards may be granted in tandem with, or independent of, other Awards. The grant, vesting or payment of an Award may, among other things, be conditioned on the attainment of performance objectives, including without limitation objectives based in whole or in part on net income, pre-tax income, return on equity, earnings per share, total shareholder return or book value per share.
(b)     Discretionary Awards. All grants of Awards and deliveries of Shares, cash or other property under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary, wages or other compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or other benefits from the Company or under any agreement with the Participant, unless Morgan Stanley specifically provides otherwise.
(c)     Dividends and Distributions. If Morgan Stanley pays any dividend or makes any distribution to holders of Stock, the Committee may in its discretion authorize payments (which may be in cash, Stock (including Restricted Stock) or Stock Units or a combination thereof) with respect to the Shares corresponding to an Award, or may authorize appropriate adjustments to outstanding Awards, to reflect such dividend or distribution. The Committee may make any such payments subject to vesting, deferral, restrictions on transfer or other conditions. Any determination by the Committee with respect to a Participant’s entitlement to receive any amounts related to dividends or distributions to holders of Stock, as well as the terms and conditions of such entitlement, if any, will be part of the terms and conditions of the Award, and will be included in the Award Document for such Award.
(d)     Deferrals. In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Committee shall set forth in writing (which may be in electronic form), on or before the date the applicable deferral election is required to be irrevocable in order to meet the requirements of Section 409A, the conditions under which such election may be made.
(e)     Award Documentation and Award Terms. The terms and conditions of an Award shall be set forth in an Award Document authorized by the Committee. The Award Document shall include any vesting, exercisability, payment and other restrictions applicable to an Award (which may include, without limitation, the effects of termination of employment, cancellation of the Award under specified circumstances, restrictions on transfer or provision for mandatory resale to the Company).
13.   Certain Restrictions.
(a)     Stockholder Rights. No Participant (or other persons having rights pursuant to an Award) shall have any of the rights of a stockholder of Morgan Stanley with respect to Shares subject to an Award until the delivery of the Shares, which shall be effected by entry of the Participant’s (or other person’s) name in the share register of Morgan Stanley or by such other procedure as may be authorized by Morgan Stanley. Except as otherwise provided in Section 4(b) or 12(c), no adjustments shall be made for dividends or distributions on, or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered. Notwithstanding the foregoing, the terms of an Employee Trust may authorize some or all Participants to give voting or tendering instructions to the trustee thereof in respect of Shares that are held in such Employee Trust and are subject to Awards. Except for the risk of cancellation and the restrictions on transfer that may apply to certain Shares (including restrictions relating to any dividends or other rights) or as otherwise set forth in the applicable Award Document, the Participant shall be the beneficial owner of any Shares delivered to the Participant in connection with an Award and, upon such delivery shall be entitled to all rights of ownership, including, without limitation, the right to vote the Shares and to receive cash dividends or other dividends (whether in Shares, other securities or other property) thereon.
A-6 Morgan Stanley 2021 Proxy Statement

ANNEX A

(b)     Transferability. No Award granted under the Plan shall be transferable, whether voluntarily or involuntarily, other than by will or by the laws of descent and distribution; provided that, except with respect to Incentive Stock Options, the Committee may permit transfers on such terms and conditions as it shall determine. During the lifetime of a Participant to whom Incentive Stock Options were awarded, such Incentive Stock Options shall be exercisable only by the Participant.
14.   Representation; Compliance with Law. The Committee may condition the grant, exercise, settlement or retention of any Award on the Participant making any representations required in the applicable Award Document. Each Award shall also be conditioned upon the making of any filings and the receipt of any consents or authorizations required to comply with, or required to be obtained under, applicable law.
15.   Miscellaneous Provisions.
(a)     Satisfaction of Obligations. As a condition to the making or retention of any Award, the vesting, exercise or payment of any Award or the lapse of any restrictions pertaining thereto, Morgan Stanley may require a Participant to pay such sum to the Company as may be necessary to discharge the Company’s obligations with respect to any taxes, assessments or other governmental charges (including FICA and other social security or similar tax) imposed on property or income received by a Participant pursuant to the Award or to satisfy any obligation that the Participant owes to the Company. In accordance with rules and procedures authorized by Morgan Stanley, (i) such payment may be in the form of cash or other property, including the tender of previously owned Shares, and (ii) in satisfaction of such taxes, assessments or other governmental charges or, exclusively in the case of an Award that does not constitute a deferral of compensation subject to Section 409A, of other obligations that a Participant owes to the Company, Morgan Stanley may make available for delivery a lesser number of Shares in payment or settlement of an Award, may withhold from any payment or distribution of an Award or may enter into any other suitable arrangements to satisfy such withholding or other obligation. To the extent an Award constitutes a deferral of compensation subject to Section 409A, the Company may not offset from the payment of such Award amounts that a Participant owes to the Company with respect to any such other obligation except to the extent such offset is not prohibited by Section 409A and would not cause a Participant to recognize income for United States federal income tax purposes prior to the time of payment of the Award or to incur interest or additional tax under Section 409A.
(b)     No Right to Continued Employment. Neither the Plan nor any Award shall give rise to any right on the part of any Participant to continue in the employ of the Company.
(c)     Headings. The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.
(d)     Governing Law and Exclusive Jurisdiction. The Plan and all rights hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any conflicts or choice of law, rule or principle that might otherwise refer the interpretation of the award to the substantive or procedural law of another jurisdiction. Unless the Participant is bound by an arbitration agreement with Morgan Stanley (or its parents, subsidiaries, affiliates, predecessors, successors or assigns) covering any dispute arising out of or in any way connected with the Plan, a Participant’s participation in the Plan or rights under the Plan, the United States District Court for the Southern District of New York shall have exclusive jurisdiction over any such dispute or, if the United States District Court for the Southern District of New York does not have subject matter jurisdiction, the Supreme Court for the State of New York, New York County shall have exclusive jurisdiction.
(e)     Severability. The provisions set forth herein shall be severable and, if any provision of this Plan shall be determined to be legally unenforceable or void, such unenforceable or void provision shall not affect the legality, validity or enforceability of the remaining provisions hereof and may be severed from the remaining provisions as appropriate, to the extent permitted by law. If a tribunal of competent jurisdiction determines that a particular provision set forth herein is invalid, unenforceable, or void under the applicable law in a particular jurisdiction, such provision will not be enforced in that jurisdiction, but shall remain effective and enforceable in all other jurisdictions.
(f)     Amendments and Termination. The Board or Committee may modify, amend, suspend or terminate the Plan in whole or in part at any time and may modify or amend the terms and conditions of any outstanding Award (including by amending or supplementing the relevant Award Document at any time); provided, however, that no such modification, amendment, suspension or termination shall, without a Participant’s consent,
Morgan Stanley 2021 Proxy Statement A-7

ANNEX A

materially adversely affect that Participant’s rights with respect to any Award previously made; and provided, further, that the Committee shall have the right at any time, without a Participant’s consent and whether or not the Participant’s rights are materially adversely affected thereby, to amend or modify the Plan or any Award under the Plan in any manner that the Committee considers necessary or advisable to comply with any law, regulation, ruling, judicial decision, accounting standards, regulatory guidance or other legal requirement. Notwithstanding the preceding sentence, neither the Board nor the Committee may accelerate the payment or settlement of any Award, including, without limitation, any Award subject to a prior deferral election, that constitutes a deferral of compensation for purposes of Section 409A except to the extent such acceleration would not result in the Participant incurring interest or additional tax under Section 409A. No amendment to the Plan may render any Board member who is not a Company employee eligible to receive an Award at any time while such member is serving on the Board. To the extent required by applicable law or the rules of the New York Stock Exchange, amendments to the Plan shall not be effective unless they are approved by Morgan Stanley’s stockholders.
A-8 Morgan Stanley 2021 Proxy Statement

Our Core Values
Since our founding in 1935, Morgan Stanley has consistently delivered first-class business in a first-class way. Underpinning all that we do are five core values.
DO THE RIGHT THING	COMMIT TO DIVERSITY & INCLUSION
• Act with integrity • Think like an owner to create long-term shareholder value • Value and reward honesty, character and diversity
• Value individual and cultural differences as a
defining strength

• Champion an environment where all employees
feel a sense of belonging—are heard, seen and    respected

• Expect everyone to challenge behavior counter to
our culture of inclusion

• Attract, develop and retain talent reflecting the full
diversity of society

PUT CLIENTS FIRST	GIVE BACK
• Keep the client's interests first • Work with colleagues to deliver the best of the Firm to every client • Listen to what the client is saying and needs	• Serve our communities generously with our expertise, time and money • Build a better firm for the future by contributing to our culture • Develop our talent through mentoring and sponsorship
LEAD WITH EXCEPTIONAL IDEAS
• Win by breaking new ground • Leverage different perspectives to gain new insight • Drive innovation • Be vigilant about what we can do better
“Our DNA, our culture and our history
are rooted in serving our clients.”
– James P. Gorman
Chairman and Chief Executive Officer

Morgan Stanley

MORGAN STANLEY
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 19, 2021. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MS2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 19, 2021. If you participate in any of the Morgan Stanley Benefit Plans, you must vote your shares no later than 11:59 p.m. EDT on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D41587-P47539-Z78694

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MORGAN STANLEY

Morgan Stanley's Board recommends a vote "FOR" the nominees listed below:

1. Election of Directors

	For	Against	Abstain
1a. Elizabeth Corley	☐	☐	☐
1b. Alistair Darling	☐	☐	☐
1c. Thomas H. Glocer	☐	☐	☐
1d. James P. Gorman	☐	☐	☐
1e. Robert H. Herz	☐	☐	☐
1f. Nobuyuki Hirano	☐	☐	☐
1g. Hironori Kamezawa	☐	☐	☐
1h. Shelley B. Leibowitz	☐	☐	☐
1i. Stephen J. Luczo	☐	☐	☐
1j. Jami Miscik	☐	☐	☐
1k. Dennis M. Nally	☐	☐	☐
1l. Mary L. Schapiro	☐	☐	☐
1m. Perry M. Traquina	☐	☐	☐
1n. Rayford Wilkins, Jr.	☐	☐	☐

Morgan Stanley's Board recommends a vote "FOR" Proposals 2-4:

	For	Against	Abstain
2. To ratify the appointment of Deloitte & Touche LLP as independent auditor	☐	☐	☐
3. To approve the compensation of executives as disclosed in the proxy statement (non-binding advisory vote)	☐	☐	☐
4. To approve the amended and restated Equity Incentive Compensation Plan	☐	☐	☐

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Sign exactly as imprinted (do not print). If shares are held jointly, EACH holder should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should indicate the capacity in which they sign. An authorized officer signing on behalf of a corporation should indicate the name of the corporation and the officer's title.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Notice of 2021 Morgan Stanley Annual Meeting of Shareholders
May 20, 2021, 10:00 a.m., local time
www.virtualshareholdermeeting.com/MS2021

At the meeting, we plan to:

To view or print a copy of our Proxy Statement, Annual Report on Form 10-K or Letter to Shareholders, go to *www.morganstanley.com/2021ams*. You may request a copy of any of these documents by calling 1-212-762-8131.

Please vote any other cards or voting instruction forms that you may receive.

PLEASE SUBMIT YOUR PROXY BY PHONE OR BY INTERNET, OR RETURN THIS PROXY CARD AFTER SIGNING AND DATING IT ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED AS DIRECTED. IF THIS PROXY IS SIGNED, BUT NO DIRECTION IS MADE, IT WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF MORGAN STANLEY'S BOARD OF DIRECTORS.

D41588-P47539-Z78694

MORGAN STANLEY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS, MAY 20, 2021

The undersigned hereby appoints Eric F. Grossman and Martin M. Cohen, and each of them, attorneys and proxies, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Morgan Stanley that the undersigned is entitled in any capacity to vote if personally present at the 2021 Annual Meeting of Shareholders to be held on May 20, 2021, and at any adjournments or postponements thereof, in accordance with the instructions set forth on the reverse side of this proxy card and with the same effect as though the undersigned were present in person and voting such shares. Each of the proxies is authorized in his discretion to vote for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

BENEFIT PLAN PARTICIPANTS

I hereby direct the following to vote, in person or by proxy, all of the shares of Morgan Stanley common stock held for my benefit in Morgan Stanley benefit plans at the 2021 Annual Meeting of Shareholders to be held on May 20, 2021, and at any and all adjournments or postponements thereof, as indicated on the reverse side of this voting instruction form, and, in its (or the proxies') discretion, for the election of another person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting.

- The Northern Trust Company, as trustee under the Morgan Stanley 401(k) Plan (Plan). **As a participant in and a named fiduciary under the Plan, I understand that (A) if I sign, date, and return this form, Northern Trust will vote or grant proxies in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions, (B) Northern Trust will vote or grant proxies for all undirected (other than pursuant to clause (A)) and/or forfeited shares, as applicable, in the same respective proportion as the shares of all participants who have timely delivered properly executed voting instructions, unless to do so would be inconsistent with Northern Trust's duties, and (C) Northern Trust will hold my voting instructions in confidence to the extent required by applicable law or regulations or the governing instrument.**
- State Street Global Advisors Trust Company, as trustee under a trust agreement (Trust), in connection with the Equity Incentive Compensation Plan, the Employees' Equity Accumulation Plan and the Tax Deferred Equity Participation Plan. **I understand that, subject to the Trust's terms, (A) if I sign, date and return this form, State Street will vote in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions, (B) State Street will vote with respect to all shares held in the Trust in connection with these plans for which no proper instructions are received (other than pursuant to clause (A)) in the same proportion as the shares held in connection with these plans for which it has received proper instructions, and (C) State Street will vote in its discretion, after due consideration, on all other matters that may properly come before the meeting.**
- State Street Global Advisors Trust Company, as trustee under the Trust, in connection with the Directors' Equity Capital Accumulation Plan. **I understand that, subject to the Trust's terms, (A) if I do not sign, date and return this form, State Street will not vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, State Street will vote (i) in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions and (ii) in its discretion, after due consideration, on all other matters that may properly come before the meeting.**
- Equiniti Share Plan Trustees Limited, as trustee under a trust deed (UK SOP Trust), in connection with the Morgan Stanley UK Share Ownership Plan. **I understand that, subject to the UK SOP Trust's terms, (A) I must sign, date and return this form in order for Equiniti to vote or grant proxies with respect to these shares, and (B) if I sign, date and return this form, Equiniti will vote or grant proxies in accordance with the Board of Directors' recommendation as to each proposal for which I do not give voting instructions and in its discretion on all other matters that may properly come before the meeting.**
- **Voting instructions for benefit plan shares must be received by 11:59 P.M. (EDT) on May 17, 2021 for shares to be voted in accordance with your instructions.**

Please help the Company reduce costs—submit your voting instructions by Internet or telephone.